As filed with the Securities and Exchange Commission on August 25, 2000

                                                      Registration No. 333-40620

================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                         AMENDMENT NO. 1 TO FORM S-4 ON
                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                              ENB BANKSHARES, INC.

             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

             Texas                            6712                   75-2885916
-------------------------------    ----------------------------    -------------------
(State or other jurisdiction of    (Primary Standard Industrial    I.R.S. Employer
incorporation or organization      Classification Code Number)     Identification No.)



                                                          Harold Campbell
  ENB Bankshares, Inc.                                    ENB Bankshares, Inc.
  5006 Verde Valley                                       5006 Verde Valley
  Dallas, Texas 75240                                     Dallas, Texas 75240
  (972) 980-4443                                          (972) 980-4443
---------------------------------------------   --------------------------------
(Address, including ZIP Code, and telephone     Name, address, including ZIP
Code,number, including area code, of            and telephone number, including
registrant's area principal executive offices)  code, of agent for service)



                                With a Copy to:
                              Mark Haynie, Esquire
                           Haynie Rake & Repass, P.C.
                        14651 Dallas Parkway, Suite 136
                              Dallas, Texas 75240
                                 (972) 716-1855

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of the Registration Statement. [_]

If the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
Title of Each of                                         Proposed Maximum       Propose Maximum       Amount of
Securities to be                  Amount to be           Offering Price Per    Aggregate Offering   Registration
 Registered                        Registered            Share/Debenture(1)         Price (1)          Fee (2)

----------------------------------------------------------------------------------------------------------------------
Common Stock, $5.00 par            505,750 shares            $  10.13             $5,123,247.50       $1,352.54(3)
 value
----------------------------------------------------------------------------------------------------------------------
9.5% Convertible                $2,500,000                   $  1,000             $   2,500,000       $     660(3)
 Subordinated Debentures(2)
----------------------------------------------------------------------------------------------------------------------
Common Stock                            (2)                        (2)                       (2)             --
 Underlying
 Debentures(2)
----------------------------------------------------------------------------------------------------------------------
Total                                   --                         --                        --       $2,012.54(3)
                                                                                                      ===========
----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(f)(2), the offering price and registration fee with respect to the common stock are computed on the book value of $10.13 per share of the shares of common stock of Eagle National Bank as of March 31, 2000, the latest practicable date prior to the date of the initial filing of this Registration Statement, and estimated based upon the issuance of a maximum of 505,750 shares of Registrant's common stock in the reorganization of Eagle National Bank as a subsidiary of the Registrant. Registrant will issue one share of its common stock in exchange for each share of bank stock.

(2) Includes such indeterminate number of shares of the Registrant's common stock as shall be issuable from time to time on conversion of the 9.5% Convertible Subordinated Debentures being registered hereunder. No additional consideration will be received by the holding company for the common stock and therefore no registration fee is required pursuant to Rule 457(i).

(3)  Filing fee previously paid.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended ("Securities Act"), or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

PROXY STATEMENT/PROSPECTUS                                       August __, 2000
                             ENB BANKSHARES, INC.
              Prospectus for up to 505,750 Shares of Common Stock
            and $2,500,000 9.5% Convertible Subordinated Debentures
                        due beginning December 31, 2006
                      Issue Price:  $1,000 per Debenture

                              EAGLE NATIONAL BANK
                                Proxy Statement

     This document is a prospectus of ENB Bankshares, Inc., a Texas business corporation and the proposed holding company for Eagle National Bank. The holding company proposes to issue up to 505,750 shares of its common stock to the shareholders of the bank as part of a reorganization of the bank as the wholly owned subsidiary of the holding company. The holding company does not have an operating history. After the reorganization, its common stock will not be listed on any securities exchange or quoted on NASDAQ or any over the counter market and will trade, if at all, on a very limited basis.

     This document is also a prospectus for the offering of up to $2,500,000 aggregate principal amount of the holding company's 9.5% convertible subordinated debentures. The debentures are being offered only to those shareholders who elect to receive all holding company common stock pursuant to the reorganization. The debentures will mature and their principal will be payable in five equal installments, each being 20% of the original principal amount of the debentures. The principal payments will begin on December 31, 2006 and will continue on December 31 of each following year until December 31, 2010. The debentures will bear interest at a rate of 9.5% per year, and we will make the first interest payment on March 15, 2001. After that, we will pay interest on the debentures each year on the 15th day of June, September, December and March. The debentures are convertible into shares of holding company common stock at the price of $15.00 per share, which price is subject to adjustment in certain events. The debentures are unsecured obligations of the holding company and your right to payment is subordinated in right of payment to all of our senior indebtedness. We have the right to redeem the debentures after December 31, 2002. We plan to use the proceeds from the offering of debentures to finance the purchase of shares of the stock of the bank pursuant to a stock transfer agreement and pursuant to the reorganization discussed in this document. The debentures will not be listed on any securities exchange or quoted on NASDAQ or any over-the-counter market and will trade, if at all, on a very limited basis.

                                                   Per Debenture       Total
                                                   -------------    ----------
Public offering price.............................     $1,000       $2,500,000
Underwriting discounts and commissions............     $    0       $        0
Proceeds, before expenses to us...................     $1,000       $2,500,000

     This document is also a proxy statement of the bank for its Annual Meeting of Shareholders to be held on Thursday, September 28, 2000, at 10:00 a.m., local time. At the meeting, shareholders will vote on a proposal to approve and adopt the reorganization agreement, providing for the reorganization of the bank as the wholly owned subsidiary of the holding company and the automatic exchange of each share of bank stock for, at the election of each shareholder, one share of common stock of the holding company, $15.00 cash, or a combination of both. At this meeting, shareholders will also vote on a proposal to fix the number of directors at eleven and to elect eleven directors of the bank to hold office until the next annual meeting of shareholders or until respective successors are duly elected and qualified. The proposed reorganization and other matters that shareholders will vote on at the meeting are described in this document.

     An investment in the debentures and the proposed reorganization involves elements of risk, some of which are described under the caption "Risk Factors" beginning on page 16.

     Neither the securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Federal Reserve Bank of Dallas, the Office of the Comptroller of the Currency ("OCC"), the Texas Securities Commission nor any other state securities commission has approved or disapproved these securities or determined if this document is truthful or complete. Any representation to the contrary is a criminal offense.

     The debentures and the shares of holding company common stock offered by this proxy statement/prospectus are not savings accounts, deposits, or other obligations of a bank or savings association and are not insured by the Federal Deposit Insurance Corporation ("FDIC") or any other governmental agency. There can be no assurance that the trading price of the holding company common stock or value of the debentures being offered will not decrease at any time.

                 SUBJECT TO COMPLETION, DATED August 25, 2000

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission ("Commission"). These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                              EAGLE NATIONAL BANK
                               5006 Verde Valley
                              Dallas, Texas 75240

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To be Held September 28, 2000

     Eagle National Bank, Dallas, Texas will hold its annual meeting of the shareholders at the offices of the bank, 5006 Verde Valley, Dallas, Texas 75240, on September 28, 2000, at 10:00 a.m., local time.

     We are holding this meeting:

     . To consider and act upon a proposal to form a bank holding company to own the bank. Specifically, you are being asked to approve and adopt the Agreement and Plan of Reorganization, a copy of which is attached to the proxy statement/prospectus as Annex A. This agreement provides for the
                                      -------
        consolidation of New Eagle Bank, Dallas, Texas, a proposed Texas interim banking association (the "new bank"), with and into the bank in a transaction having the effect of a merger. Upon consummation of the reorganization, the bank will become a wholly owned subsidiary of ENB Bankshares, Inc., a Texas corporation (the "holding company"), and will continue its banking business at the same head office with the same management serving the bank as immediately prior to the reorganization. Pursuant to the reorganization, shareholders of the bank will have the opportunity to elect to receive either shares of voting common stock of the holding company, or $15.00 per share in cash or a combination of the two choices for each share of bank stock. The shareholders who receive stock of the holding company pursuant to the reorganization will be the sole shareholders of the holding company;

     . To fix the number of directors to be elected at eleven and to elect eleven directors of the bank to hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified; and

     . To transact any other business that may properly come before the annual meeting.

     The Board of Directors of the bank has selected the close of business on August 22, 2000, as the record date for the determination of shareholders entitled to receive notice of and to vote at the annual meeting. Only shareholders of the bank of record at the close of business on the record date are entitled to receive notice of and to vote at the annual meeting.

     You are cordially invited to attend the annual meeting. Whether or not you expect to attend the annual meeting in person, however, you are urged to mark, sign, date and mail promptly the enclosed form of proxy so that your shares of bank stock may be represented and voted in accordance with your wishes and in order that the presence of a quorum may be assured at the annual meeting. Your Proxy will be returned to you if you should request return of it in the manner provided in the attached proxy statement/prospectus.

                                    By Order of the Board of Directors
August __, 2000

                                    Harold L. Campbell
                                    Chairman of the Board

                               TABLE OF CONTENTS

Questions and Answers...........................................................................................    3
Summary.........................................................................................................    7
Use of this Proxy Statement/Prospectus..........................................................................   12
Forward-Looking Statements - Cautionary Statement...............................................................   13
Risk Factors....................................................................................................   14
Selected Financial Information..................................................................................   18
Pro Forma Consolidated Financial Statements.....................................................................   20
Summary of Historical and Pro Forma Per Share Selected Financial Data...........................................   27
Price Range of Bank Stock.......................................................................................   30
Management's Discussion and Analysis of Financial Conditions and Results of Operations of the Bank..............   31
Dividend Policy.................................................................................................   53
Capitalization..................................................................................................   54
Beneficial Ownership of the Bank Stock by Significant Shareholders, Directors and Executive Officers............   55
Information about the Annual Meeting............................................................................   56
Proposal 1: The Proposed Reorganization.........................................................................   59
Rights of Dissenting Shareholders...............................................................................   73
Proposal 2: Election of Directors...............................................................................   74
Proposal 3: Other Matters that May Come before the Annual Meeting...............................................   76
Description of the Holding Company..............................................................................   76
Description of the Bank.........................................................................................   83
Management......................................................................................................   88
Description of the Bank's Capital Securities....................................................................   92
Description of the Holding Company's Capital Securities.........................................................   94
Comparison of Shareholder Rights................................................................................   95
Offering of Debentures..........................................................................................  102
Description of Convertible Debentures...........................................................................  102
Independent Auditors............................................................................................  108
Shareholder Proposal............................................................................................  108
Plan of Distribution............................................................................................  108
Legal Matters...................................................................................................  108
Experts.........................................................................................................  108
Where You Can Find More Information.............................................................................  108

Index to Financial Statements...................................................................................  F-1

Annex A-Agreement and Plan of Reorganization....................................................................  A-1
Annex B-Statutes Relating to Dissenters' Rights.................................................................  B-1
Annex C-Fairness Opinion of Hoefer & Arnett, Incorporated.......................................................  C-1
Annex D-Debenture Agreement and Form of Debenture...............................................................  D-1

                             Available Information

     This proxy statement/prospectus incorporates important business and financial information that is not included in or delivered with this proxy statement/prospectus. This information is available without charge to security holders upon written request or oral request. To obtain timely delivery, security holders must request the information no later than September 24, 2000, which is five days prior to the date that security holders must make their investment decision. Requests should be directed to Patrick G. Adams, ENB Bancshares, Inc., 5006 Verde Valley, Dallas, Texas 75240, telephone
(972) 980-4443.

                             QUESTIONS AND ANSWERS

     The following questions and answers and the rest of the summary only highlight information in this document. The remainder of this document and attached annexes contain more detailed information. We urge you to read the entire document and annexes to fully understand the reorganization.

                    Questions Regarding the Annual Meeting

Q.   What am I being ask to vote upon?

A.   The board of directors of the bank is asking you to vote:

     . to approve or disapprove the reorganization agreement, which provides for the reorganization of the bank as a wholly owned subsidiary of the holding company (Proposal 1);

     .  to elect eleven directors of the bank (Proposal 2); and

     . upon any other matter that may be properly be submitted to bank shareholders at the annual meeting (Proposal 3).

     The Agreement and Plan of Reorganization is attached to this document as Annex A. We encourage you to read this agreement as it is the legal document that governs the reorganization.

Q.   Why are you reorganizing and forming a bank holding company?

A. The holding company formation is part of the transaction provided for in the transfer agreement.

     The transfer agreement effectively completes a break up of the bank between three groups of shareholders and provides for the following two transactions:

     . the sale of the bank stock owned by the selling directors and other shareholders who so elect to the holding company for $15.00 per share cash; and

     . the sale by the bank of its Park Cities branch to the Park Cities bank established by the selling directors in a purchase and assumption transaction in which the new bank will pay a purchase premium of $500,000 plus the organization expenses and operating losses associated with the Park Cities branch.

     The board of directors of the bank recognizes that you may have a personal preference regarding whether you would like to keep your investment in the bank or join the selling directors in starting the Park Cities bank and, thus, is providing you a choice. The formation of the holding company facilitates the financing and consummation of the foregoing transactions.

Q.   How do I vote?

A. After carefully reading and considering the information contained in this document, please fill out and sign the enclosed proxy form. Then mail the proxy to the bank in the enclosed prepaid return envelope as soon as possible so that your shares will be represented at the annual meeting. Your proxy will instruct the persons named on the form as proxy holders to vote your shares at the meeting as you direct on the proxy form. The bank's board of directors recommends that you vote FOR the election of individuals nominated by the board of directors as the directors of the bank and FOR the reorganization proposal.

Q.   What will happen to my bank stock if the reorganization is consummated?

A. The reorganization agreement provides that shareholders of the bank, other than the selling directors who have agreed to sell their bank stock and those shareholders who exercise dissenters' rights, will be entitled to receive one, or a combination of, the following forms of consideration for each share of their bank stock

     .  one share of ENB Bankshares common stock; or

     .  $15.00 cash.

     Shareholders who elect to receive cash in the reorganization have been given the right by the selling directors under the transfer agreement to subscribe for shares of stock in the Park Cities bank at the initial offering price.

Q.   How do I indicate what form of consideration I wish to receive?

A. You must make your election to receive holding company common stock, cash, or a combination thereof by completing the enclosed Form of Shareholder Election. You must return the completed and signed Form of Shareholder Election to the bank at or prior to the annual shareholders' meeting. If you do not return a completed and signed form by such date, you will be deemed to have elected to receive all holding company common stock pursuant to the reorganization.

Q.   Will I have to turn in my bank stock certificates?

A. You must surrender your bank stock certificates at the effective time of the reorganization. At that time, you will receive, depending on the election you make, holding company stock certificates, a check for $15.00 per share for the bank stock surrendered, or a combination of the foregoing. If you select the cash option for any portion of your bank stock, you will receive instructions relating to an investment in the new bank that will own the Park Cities branch. You will not receive these items until you surrender your bank stock certificates and a properly completed letter of transmittal. The holding company will not pay interest on the cash consideration to be paid pursuant to the reorganization.

Q:   How will I make my election to purchase stock in the Park Cities bank?

A: If the reorganization is consummated, we will furnish a list of eligible shareholders to the Park Cities bank, and the Park Cities bank will furnish offering and subscription materials to the eligible shareholders.

Q:   Will the sale of the Park Cities branch effect the bank?

A: The bank will receive a purchase premium of $500,000 from the sale of the Park Cities branch. In addition, the bank will recoup its organization costs and operating losses of approximately $197,000 in the sale. This will increase the bank's 2000 net income and its capital levels. The bank believes that these benefits outweigh the potential negative effects of giving up a location in a separate geographical market area to a new competitor.

Q.   How will the proposed transactions affect the value of my investment?

A. If you elect to receive holding company common stock, the book value of your investment will initially decrease because the holding company is purchasing shares of bank stock for cash at more than the bank stock's book value. We estimate that if the reorganization had been completed at June 30, 2000, the amount of this dilution would have been approximately $0.80 per share assuming that the holding company purchases 166,666 shares of bank stock for cash. However, your percentage ownership of the holding company, and indirectly the bank, will increase as a result of the transaction. If the holding company is profitable, the value of your investment would increase more quickly because of your increased percentage interest.

Q. How will the holding company finance the acquisition of bank stock from the selling directors and other selling shareholders?

A. To provide the funds for the cash portion of the transaction, the holding company is offering for sale $2,500,000 of its 9.5% debentures. In the event that the holding company is unable to sell enough debentures to provide the entire cash requirements of the transaction, the holding company will rely on commercial borrowings. The holding company has obtained a loan commitment letter from Wells Fargo Bank providing for a loan of up to $1,650,000.

Q. What if holders of more than 166,666 shares elect to receive cash in the reorganization?

A. The holding company has committed to the Federal Reserve Bank of Dallas (its primary regulatory authority) that it will not incur indebtedness (either in the form of the debentures or the loan) greater than $2,500,000. If the cash requirements of the transaction are greater than $2,500,000, the holding company will

     . first, request permission from the Federal Reserve Bank of Dallas to increase the maximum amount of indebtedness,

     . second, request that all debenture holders convert debentures into holding company stock in an amount sufficient to enable the holding company to satisfy its debt commitment, and

     .  third, seek additional equity from investors in a private offering.

     If none of these alternatives are successful, the holding company will not be able to satisfy its regulatory commitment and will not be able to proceed with the transaction.

Q. Will there be any change in the directors once the share transfer and reorganization is complete?

A. Yes. The transfer agreement provides that the four directors who are selling their shares, Randy Pack, Jon Roy Reid, John Yeaman and Tom Youngblood, will remain as directors of the bank until the sale of the Park Cities branch is completed. Pursuant to the agreement between the bank and the selling directors, the selling directors will resign as directors of the bank when the sale of the Park Cities branch is completed. The bank's board of directors does not anticipate filling the vacancies created by these resignations.

Q. Will the operations and management of the bank change after the reorganization?

A. The bank will continue to operate from its current main location. However, pursuant to the transfer agreement, the bank will longer own the Park Cities branch.

     On April 1, 2000, Tom Youngblood resigned as President of the bank to join the group of directors seeking to form the new bank to own the Park Cities branch. Upon consummation of the reorganization, Mr. Youngblood will no longer be an employee of the bank. Mr. Youngblood will remain an employee of the bank until the bank sells the Park Cities branch to the new bank. Patrick Adams was appointed as the new President of the bank in April 2000.

Q.   If the shareholders approve the reorganization, when will it occur?

A. We would like to complete the reorganization as soon as possible after the annual meeting. To complete the reorganization, the bank, the interim bank, the Park Cities bank, and the holding company must obtain certain regulatory approvals. If the necessary approvals are issued in time, the bank and holding company anticipate completing the reorganization in the fall of 2000. The transfer agreement provides that the agreement may be terminated if the transactions are not completed by December 31, 2000.

Q.   Will all of the transactions occur simultaneously?

A. The transfer agreement provides that the stock transfer and reorganization can be completed separately from the branch sale. If the branch sale occurs prior to the stock transfer and reorganization, the holding company will pay to the shareholders who signed the transfer agreement interest at the Wall Street Journal prime rate from the date of the branch sale until the closing date of the stock transfer.

                       Question Regarding the Debentures

Q.   Who can buy the Debentures?

A. The debentures are being offered only to bank shareholders who elect to receive all holding company common stock for their bank stock in the reorganization. Bank shareholders who elect to receive cash for all or a portion of their bank stock or who dissent from the reorganization will not be entitled to buy debentures.

Q:   How can I subscribe for debentures?

A: If you elect to receive all holding company common stock pursuant to the reorganization and if the reorganization agreement is approved by shareholders at the annual shareholders' meeting, we will send you a debenture agreement together with instructions for subscribing for debentures. We anticipate that subscriptions for debentures together with the full amount of the purchase price, will be due by October 16, 2000.

Q.   Who can help answer my questions?

A. If you have questions about the merger after reading this document, you should contact Patrick G. Adams, the bank's President, at 972-980-4443.

                                    SUMMARY

     The following is a brief summary of the material information relating to the reorganization, the sale of the bank's Park Cities branch and the preemptive rights offering of the debentures contained elsewhere in this document. This summary is qualified in its entirety by the more detailed information contained elsewhere in this document and the annexes to this document. We urge you to read this document and its annexes carefully and in their entirety.

                         Parties to the Reorganization

ENB Bankshares, Inc.                    The holding company was organized as a
5006 Verde Valley, Dallas, Texas        Texas business corporation on May 18,
75240, telephone: (972) 980-4443        2000 for the purpose of becoming a bank
(page 76)                               holding company subject to supervision
                                        by the Board of Governors of the Federal
                                        Reserve System ("Federal Reserve"). If
                                        the reorganization is consummated, the
                                        holding company will own all of the
                                        shares of stock of the bank. The holding company has no operating history.

Eagle National Bank                     The bank is a national banking
5006 Verde Valley, Dallas, Texas        association and currently operates
75240, telephone: (972) 980-4443        banking locations in Dallas and Highland
(page 83)                               Park, Texas. The bank engages in a full
                                        service commercial and consumer banking
                                        business. The bank's primary service
                                        area is located in Dallas and Collin
                                        Counties, Texas.

New Eagle Bank                          The interim bank is a proposed interim
5006 Verde Valley, Dallas, Texas        Texas chartered banking institution and
75240, telephone (972) 980-4443         subsidiary of the holding company. It is
                                        being organized as an interim bank
                                        solely to facilitate the proposed
                                        reorganization.

Park Cities Branch (pages 61 and 83)    The full service branch of the bank,
                                        located at 6829 Hillcrest, Dallas,
                                        Texas, is being sold to the Park Cities
                                        bank, which is being organized by the
                                        selling directors.

Selling Directors (page 60)             Randy L. Pack, Jon Roy Reid, John M.
                                        Yeaman and Thomas R. Youngblood, the
                                        directors of the bank that are selling
                                        their 69,000 shares of bank stock to the holding company and who are organizing the Park Cities bank.

Park Cities Bank (in organization)      A new Texas banking corporation being
6829 Hillcrest,  Dallas, Texas          established by the selling directors as
75205, telephone (214) 203-0200         a commercial bank. The selling directors
(page 61)                               have agreed to cause the Park Cities
                                        bank to purchase the Park Cities branch
                                        of the bank. After the transaction, the
                                        bank will no longer run the Park Cities
                                        branch and will have no affiliation with the Park Cities bank.

                              The Annual Meeting

Time, Place and Date of the Annual      The annual meeting will be held at 10:00
Meeting (page 56)                       a.m., local time, on September 28, 2000
                                        at the main office of the bank, 5006
                                        Verde Valley, Dallas, Texas 75240.


Purposes of the Meeting (page 56)       At the Annual Meeting, you will be asked
                                        to consider and vote upon

                                        .  a proposal to approve the
                                           reorganization agreement and

                                        .  a proposal to elect directors of the
                                           bank.

Record Date and Shareholders            You are entitled to vote at the annual
Entitled to Vote (page 57)              meeting if you owned shares of bank
                                        stock at the close of business on August
                                        22, 2000, the record date for the annual meeting. As of the record date, there were 574,750 shares of bank stock entitled to be voted held by approximately 124 shareholders of record.

Vote Required (page 57)                 Reorganization Proposal. Approval of the
                                        reorganization requires the affirmative
                                        vote of the holders of 66-2/3% of the
                                        outstanding shares of bank stock.
                                        Failure to vote FOR the reorganization,
                                        either by not returning the enclosed
                                        proxy or by checking the ABSTAIN box on
                                        the proxy, will have the same effect as
                                        a vote AGAINST the reorganization.

                                        Election of Directors. Directors need
                                        the affirmative vote of holders of a
                                        plurality of the voting power present at the annual meeting to be elected.

Management Ownership (page 55)          As of August 22, 2000, the bank's
                                        directors and executive officers owned,
                                        in the aggregate, 191,900 shares of the
                                        outstanding bank stock, representing an
                                        aggregate of approximately 33% of the
                                        outstanding shares.

Voting (page 57)                        You will have one vote for each share
                                        of our bank stock you owned on the
                                        record date, but you are entitled to
                                        cumulative voting in the election of
                                        directors.

Solicitation of Proxies (page 58)       The proxies are being solicited by the
                                        bank's board of directors. The bank will pay all of the costs of soliciting proxies from our shareholders.

Revocation of Proxies (page 58)         You may change your vote at any time
                                        before your shares are voted at the
                                        annual meeting by:

                                        .  giving notice of revocation to Sue
                                           Higgs, Secretary of the bank, 5006
                                           Verde Valley, Dallas, Texas 75240;

                                        .  delivering a properly executed proxy
                                           form bearing a later date to Sue
                                           Higgs; or

                                        .  voting in person after giving notice
                                           to Sue Higgs.

                                        Your attendance at the annual meeting
                                        will not by itself revoke your proxy.

                    Stock Transfer and Bank Sale Agreement

Stock Transfer and Bank Sale          The transfer agreement is between the
Agreement (page 60)                   holding  company, the bank and the selling
                                      directors. It provides for

                                      .  the selling directors to sell their
                                         69,000 shares of bank stock to the
                                         holding company for $15.00 per share
                                         cash; and

                                      .  the sale of the Park Cities branch by
                                         the bank to the Park Cities bank.

                                      The holding company and the selling
                                      directors made this contractual
                                      arrangement to ensure that the bank stock owned by the selling directors would be transferred for cash. Accordingly, the selling directors are obligated to sell their bank stock for cash and have no right to elect to receive holding company stock pursuant to the reorganization

                     Agreement and Plan of Reorganization

Purpose and Effect of the             Upon completion of the reorganization:
Reorganization (page 62)

                                      .  Through a consolidation with an interim
                                         bank subsidiary of the holding company,
                                         the bank will become a wholly owned
                                         subsidiary of the holding company.

                                      .  For each share of bank stock that you
                                         own on the effective date of the
                                         reorganization (other than shares
                                         purchased from the selling directors
                                         and other than shares as to which
                                         dissenters' rights are perfected), you
                                         will be able to elect to receive either

                                         .  one share of holding company common
                                            stock;

                                         .  $15.00 in cash; or

                                         .  a combination of the foregoing.

                                      .  Shareholders who elect to receive cash
                                         in the reorganization will be given a
                                         right by the Park Cities bank to make
                                         an investment in the Park Cities bank.

                                      .  Shareholders who elect to receive all
                                         holding company common stock in the
                                         reorganization will have the right to
                                         subscribe for the debentures.

Reasons for the Reorganization        The following are the reasons for the
(page 62)                             reorganization:

                                      .  The holding company provides a vehicle
                                         to complete the transactions
                                         contemplated by the transfer agreement.

                                      .  The holding company can be an effective
                                         vehicle in financing acquisitions and
                                         in maintaining the independent
                                         franchise value of an acquired
                                         institution.

                                      .  The formation of the holding company
                                         provides an immediate source of
                                         liquidity to those shareholders who
                                         want or need to liquidate their
                                         investment in the bank at this time.

                                      .  The formation of the holding company
                                         should provide a continuing, though
                                         limited, source of liquidity for
                                         shareholders.

                                      .  Subject to the holding company's
                                         financial condition, purchases of newly
                                         issued bank stock or direct capital
                                         contributions by the holding company
                                         can be used to provide future
                                         injections of capital into the bank
                                         when and if needed.

Recommendations of the Board of       The bank's board of directors has
Directors (page 73)                   unanimously approved the reorganization,
                                      and has determined that the terms of the reorganization are fair to, and in the best interests of, the bank's shareholders. The bank's board of directors unanimously recommends that you approve the reorganization agreement and the reorganization.

Fairness Opinion (page 65)            Hoefer & Arnett, our financial advisor,
                                      has delivered their opinion to the bank's board of directors that, as of the date of such opinion, the terms of the stock transfer and branch sale contemplated by the reorganization agreement and the transfer agreement are fair from a financial point of view. The full text of the Hoefer & Arnett opinion, which has been updated through the date of this document, is attached to this proxy statement as Annex C. You should read this opinion carefully and in its entirety.

Interests of officers and directors   Our officers and directors have interests
(page 60)                             in the reorganization as employees and
                                      directors that are different from, or in addition to, your interests as shareholders. The selling directors have agreed to sell their shares of bank stock at $15.00 per share in connection with the purchase of the Park Cities branch. The holding company, the bank and the selling directors would not have agreed to the $15.00 per share sale price without the corresponding sale of the Park Cities branch. Because of this additional feature, the $15.00 per share cash purchase price may not be solely reflective of the fair value of the bank stock.

Conditions to Consummation of the     The completion of the reorganization
Reorganization (page 69)              depends upon satisfaction of a number of
                                      conditions, including, among other things:

                                      .  approval of the reorganization
                                         agreement by the shareholders of the
                                         bank holding not less than 66-2/3% of
                                         the outstanding shares of bank stock;

                                  .  receipt of all applicable regulatory
                                     approvals; and

                                  .  the purchase by the holding company of
                                     shares of bank stock owned by the
                                     selling directors pursuant to the
                                     transfer agreement.

Termination of Reorganization     The reorganization agreement provides that
Agreement                         it and the reorganization may be
                                  terminated by the mutual consent of the
                                  parties, or by either party upon the
                                  occurrence or nonoccurrence of certain
                                  events including the inability to obtain regulatory approval.

Material Federal Income Tax       The bank and the holding company will not
Consequences (page 71)            recognize any gain or loss because of the
                                  reorganization. Each shareholder who receives only holding company common stock will not recognize any gain or loss because of the reorganization. Each shareholder who receives only cash will recognize gain or loss equal to the amount of cash received less his basis in bank stock exchanged. Such gain will be capital gain to the extent the bank stock is held as a capital asset.

Accounting Treatment (page 72)    The reorganization will be accounted for as a
                                  consolidation in accordance with generally accepted accounting principles.

Rights of Dissenting              Under the National Bank Act, if holders of the
Shareholders (page 73)            shares of the bank stock dissent from adoption
                                  of the reorganization agreement and the
                                  reorganization, they are entitled to appraisal rights, provided that they strictly comply with certain statutory procedures further explained in detail in this document. A copy of Section 215 of the United States Code, which sets forth the rights of dissenting shareholders under the National Bank Act, is attached as Annex B to this document.

Price Range of Bank Stock         There has never been an organized or regular
(page 30)                         public trading market for the bank stock. The
                                  bank stock is traded in private transactions.

Selected and Pro Forma Financial  Certain selected historical and pro forma
Information (pages 18 and 20)     financial information of the bank is set forth
                                  under the "Selected Financial Information," and "Pro Forma Consolidated Financial
                                  Statements."

                   The Offering of the Debentures (Page 102)

Issuer ..........................    ENB Bankshares, Inc.

Offerees.........................    Only those shareholders who elect to
                                     receive all holding company common stock in the reorganization may elect to purchase debentures.

Debentures Offered...............    Up to $2,500,000 principal amount of 9.5%
                                     convertible subordinated debentures

Price per Debenture..............    $1,000

Principal Due....................    We will pay the principal in five annual
                                     installments, each equal to 20% of the
                                     original principal amount of the
                                     debentures, beginning on December 31, 2006 and continuing on December 31 of each following year until December 31, 2010

Interest.........................    Annual fixed rate - 9.5%

                                     Interest payment frequency:

                                     .   First payment:  March 31, 2001

                                     .   Remaining payments on the 15/th/ day of
                                         each following June, September,
                                         December and March.

Ranking..........................    The debentures are unsecured, and are
                                     subordinate in right of payment to all of our senior indebtedness, as more fully described in "Description of Convertible
                                     Debentures."

Conversion Rights................    You may convert the debentures into the
                                     holding company's common stock at any time, generally until December 31, 2006, at a conversion price of $15.00, which price is subject to adjustment in certain events.
                                     This means that for each $1,000 debenture you convert you will receive 66.67 shares of holding company common stock.

Optional Redemption by Us........    After December 31, 2002, we may redeem the
                                     Debentures at $1,000 per debenture plus
                                     accrued interest. See "Description of
                                     Convertible Debentures."

Use of Proceeds..................    We will use the proceeds from the sale of
                                     the debentures and bank borrowings, if
                                     necessary, to provide the cash needed to complete the stock purchase transaction provided for in the transfer agreement and the reorganization provided for in the reorganization agreement.

USE OF THIS PROXY STATEMENT/PROSPECTUS

     You should rely only on the information contained or referred to in this document or any supplement. Neither the holding company nor the bank has authorized anyone else to provide you with different or additional information.

     This document does not constitute an offer of securities in any jurisdiction in which, or to any person to whom, it is not permitted. You should not assume that the information in this document or any supplement is accurate as of any date other than the date indicated on those documents.

     This proxy statement/prospectus does not cover resales of shares of the holding company common stock or debentures after completion of the proposed reorganization, and no person is authorized to make use of this document in connection with any resale.

              FORWARD-LOOKING STATEMENTS - CAUTIONARY STATEMENTS

     This document contains certain forward-looking statements and information relating to the bank that are based on the beliefs of the bank's management as well as assumptions made by and information currently available to the bank's management. When used in this report, the words "anticipate," "believe," "estimate," "expect" and "intend" and words or phrases of similar import, as they relate to the bank or bank management, are intended to identify forward-looking statements. Such statements reflect the current view of the bank with respect to future events and are subject to certain risks, uncertainties and assumptions related to certain factors including, without limitation, competitive factors, general economic conditions, customer relations, the interest rate environment, governmental regulation and supervision, nonperforming asset levels, loan concentrations, changes in industry practices, one time events and other factors described herein. Based upon changing conditions, should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The bank does not intend to update these forward-looking statements.

                                 RISK FACTORS

     You should carefully consider all information in this document, especially the risk factors below, in determining how to vote on the reorganization, whether to elect to receive holding company common stock or cash pursuant to the reorganization, or a combination thereof, and whether to subscribe for the debentures. We have divided the risk factors into four groups:

     .    risks relating to the reorganization;

     .    risks relating to ownership of holding company common stock;

     .    risks relating to ownership of debentures; and

     . risks that apply to the bank and will apply substantially equally to the holding company because the holding company's primary asset will be its ownership of the equity of the bank.

Risks relating to the Reorganization

The $15.00 per share cash consideration may not reflect fair value of your bank stock.

     The transfer agreement provides for the purchase of bank stock for $15.00 per share and provides for the sale of the Park Cities branch. The holding company and the selling directors would not have agreed to the $15.00 per share sale price without the corresponding sale of this Park Cities branch. Because of this additional feature, the $15.00 per share purchase price may not be solely reflective of the fair value of the shares of bank stock.

The new Park Cities bank that will own the Park Cities branch will be a separate bank with no operating history.

     If you elect to receive cash in the reorganization, you may subscribe for shares of the Park Cities bank pursuant to its offering at the initial offering price. The Park Cities bank is completely independent of and will have no affiliation with, the holding company and the bank. The Park Cities bank is being established as a new bank and has no operating history. You must base your decision whether to invest in Park Cities bank solely upon that bank's offering materials.

The sale of the Park Cities branch may have a harmful competitive effect on the bank.

     The selling directors, particularly Tom Youngblood, have relationships with the bank's customers. As such, even though the Park Cities bank will operate in a different market than the bank, the bank expects that the Park Cities bank will compete with the bank for the deposit and loan business of some of the bank's customers. If the bank loses a material amount of business to the Park Cities bank, the bank's overall financial condition would suffer.

The transaction may need to be restructured.

     If the cash requirements of the transaction are greater than $2,500,000, the holding company will attempt to restructure the transaction. If we are unable to restructure the transaction, the necessary regulatory approvals will not be obtained and we will be unable to proceed with the reorganization.

Risks Relating to the Ownership of Holding Company Stock

You will lose your entire investment if we cannot repay the loan to Wells Fargo Bank.

     The loan from Wells Fargo Bank, if necessary, will be secured by the pledge of 100% of the bank stock. Unless you have pledged your bank stock to secure your personal debt, the bank stock is currently free of liens and not subject to foreclosure. However, upon completion of the reorganization, all of the bank stock will be subject to a lien securing the holding company's debt. If the holding company does not or cannot repay the loan, then Wells Fargo Bank could foreclose on the bank stock. Because the holding company will not have any other material tangible asset other than the bank stock, the foreclosure of the bank stock by Wells Fargo Bank would result in a complete loss to the shareholders of the holding company.

We do not expect to pay dividends for many years.

     We do not intend to pay dividends on the holding company stock until the debt is paid in full or significantly reduced. The ability of the holding company and the bank to pay dividends is restricted by federal regulations. You should refer to page 53 for more information regarding our dividend policy and the restrictions applicable to the payment of dividends.

As a result of the reorganization and the sale of the Park Cities branch, the book value of your investment will be diluted.

     The transaction will result in dilution in the tangible book value of your investment. Book value is sometimes used by investors in banks as a benchmark from which to determine the market value of bank stocks. Book value is not market value. However, it provides a reference point as to the amount of equity in the organization. Book value per share is determined by dividing the stockholders' equity by the number of shares outstanding.

     The holding company will pay cash for shares of bank stock in the transaction. As a result, there will be a fewer number of shares of holding company common stock outstanding after the reorganization than the number of shares of bank stock currently outstanding. This increases the percentage ownership of the holding company by each shareholder who elects to receive holding company common stock in the reorganization. However, because the amount of cash to be paid ($15.00 per share) is greater than the book value per share of the bank stock ($10.29 per share at June 30, 2000), the book value per share of the holding company common stock will initially be less than the book value per share of the bank stock.

There is no active trading market for the holding company stock.

     Like the bank stock, there will be no active public market for the holding company stock. The lack of an active public market reduces the liquidity of your investment. This means that you may not be able to sell your shares of holding company stock when you want. You may also not be able to sell your shares for the price you wish to obtain.

Risks involved with Ownership of the Debentures.

The debentures are unsecured and subordinate to our other indebtedness.

     The debentures will be unsecured and subordinate in right of payment to senior debt. We may borrow up to $1,650,000 from Wells Fargo Bank in connection with the transaction. We may also incur other debt in the future that will be senior to the debentures. If we have senior debt, if we file for bankruptcy or liquidate our business, we will be able to pay the debentures, if at all, only after any senior lender is paid in full and then only to the extent other unsecured creditors are paid. In addition, if the bank stock is used as collateral for a loan (as will be the case with the loan from Wells Fargo Bank), then upon the foreclosure of the bank stock, we will not be able to pay the indebtedness evidenced by the debentures.

We will not set aside funds for the repayment of debentures

     We will not begin paying principal on the debentures until December 31, 2006. Because there will be no funds set aside, the repayment of the debentures will be dependent upon the ability of the holding company and its primary asset, the bank, to sustain profitable operations over a long period of time.

The interest rate payable on the debentures is fixed.

     We will pay a fixed rate of interest on the debentures equal to 9.5% per year. If interest rates increase, the amount of interest on the debentures would be less than prevailing rates. In that event, holders of debentures would receive a lesser rate of interest than they could have received in an investment with an interest rate that would change with market interest rates. You will not be able to increase the interest rate on the debentures even if market interest rates increase.

There is no active trading market for the debentures.

     Like the bank stock and the holding company common stock, there will be no active public market for the debentures. As such, you may not be able to sell the debentures in a reasonable period of time, or at all, if you have a personal financial need for liquidity in your investment in the debentures.

Risks Shared by the Bank and the Holding Company

Funds invested in the holding company stock and the debentures

     Like your current investment in the bank stock, your investment in the holding company stock and the debentures are not deposits insured by the FDIC. In the event of the bank's failure, you would lose your entire investment in the holding company stock and the debentures.

Our future success is dependent on our ability to compete effectively in the highly competitive banking industry.

     We face substantial competition in all phases of our operations from a variety of different competitors. Our future growth and success will depend on our ability to compete effectively in this highly competitive environment. We compete for loans, deposits and other financial services in our geographic market with other commercial banks, savings and loan associations, credit unions, finance companies, mutual funds, insurance companies, brokerage and investment banking firms and various other nonbank competitors. Many of our competitors offer services that we do not, and many have substantially greater resources, name recognition and market presence that benefit them in attracting business. In addition, larger competitors may be able to price loans and deposits more aggressively than we do. Within Dallas County, Texas, as of June 30, 1999, the bank was 1 of 69 commercial banks and 13 savings institutions competing for customers. At June 30, 1999, the bank held less than 1% of FDIC-insured deposits in Dallas County and approximately 1.5% of FDIC-insured deposits in Collin County, Texas. The nonbank financial institutions and financial services organizations with which we compete are not subject to the same degree of regulation as is imposed on banks. As a result, these nonbank competitors have an advantage over us in providing certain services.

The bank is susceptible to an economic downturn in Northern Texas.

     The bank is affected by economic and governmental monetary and fiscal policies beyond its control. In particular, a downturn in the economic conditions in northern Texas, where the bank's lending and deposit-gathering are concentrated, could reduce our growth rate, impair our ability to collect loans. This would have a negative effect upon the bank's financial condition and results of operations.

Increases in interest rates could make us less profitable.

     Our profitability is dependent to a large extent on our net interest income. Net interest income is the difference between interest income on interest-earning assets and interest expense on interest-bearing liabilities. Like most financial institutions, we are affected by changes in general interest rate levels, which are currently at relatively low levels, and by other economic factors beyond our control. In addition, interest rate risks can result from mismatches between the dollar amount of repricing or maturing assets and liabilities and is measured in terms of the ratio of the interest rate sensitivity gap to total assets. Although our management believes it has implemented strategies to reduce the potential effects of changes in interest rates on our results of operations, any substantial and prolonged increase in market interest rates could adversely affect our operating results.

Our allowance for loan losses may prove to be insufficient.

     Lending money is a substantial part of our business. However, every loan we make carries a certain risk of nonpayment. The bank maintains an allowance for loan losses that is our best estimate of the probable losses inherent in the portfolio as of the balance sheet date. We cannot assure you that our allowance for loan losses will be sufficient to absorb actual loan losses. We also cannot assure you that we will not experience significant losses in our loan portfolios that may require significant increases to the allowance for loan losses in the future. Although we evaluate every loan that we make against our underwriting criteria, we may experience losses by reasons of factors beyond our control. Some of these factors include changes in market conditions affecting the value of real estate and unexpected problems affecting the creditworthiness of our borrowers.

Federal and state governmental entities extensively regulate and supervise the banking industry.

     The bank is subject to, and will continue to be subject to, extensive governmental supervision, regulation and control. The regulatory burden on banks is costly and makes competition with other types of financial institutions, such as insurance companies and brokerage houses, that are not subject to the same regulatory burden. See "Description of the Bank--Supervision and Regulation of the Bank" below.

Changes in the law and regulations may affect our ability to do business, our costs, and our profits.

     We are subject to extensive state and federal supervision and regulation. These laws and regulations are intended to protect depositors, not shareholders. Any change in applicable laws or regulations may have a material effect on our business and prospects. We cannot predict the nature or the extent of the effect on our business or earnings that monetary policies, economic control, or new federal or state regulations may have in the future. For example, we cannot predict the full impact of the new financial services reform law, the Gramm-Leach-Bliley Financial Services Modernization Act, signed into law on November 12, 1999, which will allow bank holding company subsidiaries and national bank operating subsidiaries to offer a wide range of new financial services, including securities underwriting. The new law also permits bank holding company subsidiaries to engage in real estate development and insurance underwriting.

The charter documents of the holding company make it difficult for shareholders to sue the holding company's directors, officers and employees on behalf of the holding company.

     You may not be able to sue the holding company's directors, officers and employees because of limitations included in the holding company's charter documents. The holding company's articles of incorporation and bylaws provide for indemnification of its directors, officers, employees and agents to the fullest extent permitted under federal and state corporate law. Indemnification will only apply to persons who act in good faith, in a manner he reasonably believed to be in the best interest of the company, without willful misconduct or recklessness. The bank's bylaws provide similar indemnification provisions, but for directors only. The holding company's articles of incorporation and bylaws also limit the liability of directors for monetary damages to acts of self-dealing, willful misconduct or recklessness, unless the act constitutes a crime or involves liability for the payment of taxes. The bank's bylaws provide similar limits on directors' liability.

                        SELECTED FINANCIAL INFORMATION

     Prior to the closing of the reorganization, the holding company will not have commenced operations and will have no material assets or liabilities. Presented below is selected financial information for the bank.

                                                                                               At and for the Ten
                                        At and for the Six                                          Months from
                                       Months Ended June 30,        At and for the Years            Inception at
                                          (unaudited)                Ended  December 31,         February 28, 1997
                                      -----------------------      -----------------------
                                         2000          1999          1999           1998       to December 31, 1997
                                      ---------     ---------      ---------      --------    ----------------------
                                                   (dollars in thousands, except for share amounts)
Selected Balance Sheet Data:
   Total Assets                       $  60,339     $  46,059      $  45,315      $ 44,666       $  27,772
   Securities                               868           353            851           256             673
   Net Loans                             40,276        34,218         37,260        33,718          18,666
   Deposits                              54,054        40,390         39,503        39,315          22,976
   Shareholders' equity                   5,912         5,440          5,715         5,186           4,709

Selected Operating Data:
   Interest income                    $   2,551     $   1,876      $   3,895      $  3,164       $   1,086
   Interest expense                       1,035           774          1,523         1,280             417
   Net interest income                    1,516         1,102          2,372         1,884             669
   Provision for loan losses                 90            48             98           180             225
   Net interest income after
    provision for loan losses             1,426         1,054          2,274         1,704             444
   Noninterest income                       134            88            228           121              37
   Noninterest expense                    1,249           849          1,809         1,512           1,049
   Income before provision for
    income taxes                            311           293            693           313            (568)
   Net income                               197           254            529           477            (568)

Per Share Data:
   Basic earnings per share           $    0.34     $    0.44      $    0.92      $   0.83       $   (0.99)
   Diluted earnings per share              0.34          0.44           0.92          0.83           (0.99)
   Cash dividends per share                 N/A           N/A            N/A           N/A             N/A
   Book value per share                   10.29          9.46           9.94          9.02            8.19

   Weighted average number of
    shares outstanding - basic          574,750       574,750        574,750       574,750         574,750

   Weighted average number of
    shares outstanding - diluted        578,050       574,750        576,730       574,750         574,750

   Actual shares outstanding            574,750       574,750        574,750       574,750         574,750

                                                                                                   At and for the Ten
                                         At and for the Six           At or for the Years           Month Period from
                                        Months Ended June 30,          Ended December 31,              Inception at
                                        ---------------------         -------------------           February 28, 1997
                                          2000          1999          1999           1998         to December 31, 1997
                                          ----          ----          ----           ----         --------------------
                                                    (dollars in thousands, except per share data)
Selected Financial Ratios and
  Other Data(7):
Performance Ratios:
   Return on average assets               0.70%          1.15%        1.16%          1.38%              (4.02)%
   Return on average stockholders'
    equity                                6.73           9.67         9.74           9.82              (13.58)
   Average stockholders' equity to
    average assets                       10.38          11.91        11.95          14.08               29.62
   Efficiency ratio (1)                  75.70          71.34        69.58          75.41              148.58
   Interest rate spread (2)               4.81           4.41         4.64           4.73                3.61
   Net Interest margin (3)                5.96           5.45         5.75           5.94                5.37
   Dividend payout ratio                    --             --           --             --                  --

Regulatory Capital Ratios:
   Tier 1 capital (4)                    12.60%         16.05%       17.06%         17.17%              24.36%
   Total capital (5)                     13.70          17.30        18.31          18.42               25.53
   Leverage (6)                           9.90          11.76        12.05          12.28               18.66

------------------
(1) The efficiency ratio is computed by dividing noninterest expense by the sum of net interest income before provision for loan losses plus noninterest income, excluding securities gains and losses.
(2) Interest rate spread represents the difference between average yield on interest-earning assets and the average costs of interest-bearing liabilities.
(3) Net interest margin represents net interest income divided by average interest-earning assets.
(4)  Tier 1 capital to risk weighted assets.
(5)  Total capital to risk-weighted assets.
(6)  Tier 1 capital to adjusted quarterly average assets.

(7) Ratios for the six months ended June 30, 2000 and 1999 are presented on an annualized basis.

                  PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     The following unaudited pro forma consolidated financial statements are presented for illustrative purposes only. You should not rely on the pro forma information as being indicative of the consolidated financial position or results of future operations of ENB Bankshares, Inc. and Subsidiaries or of the actual results that would have been achieved had the following transactions been consummated as of the dates indicated.

     The following Pro Forma Consolidated Balance Sheet as of June 30, 2000 and Pro Forma Consolidated Statements of Operations for the six months ended June 30, 2000 and the year ended December 31, 1999 are based upon the historical consolidated financial statements of the bank and are intended to give you a better picture of what the consolidated holding company might have looked like had the reorganization, issuance of debt and the stock buy-out been effective on January 1, 1999. Additional pro forma adjustments are presented to remove the effect of the organization and operation of the Park Cities branch on the Consolidated Statements of Operations for year ended December 31, 1999 and the six months ended June 30, 2000 and the Consolidated Balance Sheet as of June 30, 2000.

     The following unaudited pro forma consolidated financial statements were prepared giving effect for the following assumptions:

     . Upon consummation of the reorganization, shareholders of the bank are given one share of holding company common stock for each share of bank stock owned. The pro forma consolidated balance sheet of the holding company as of June 30, 2000 reflects the stockholders equity of the holding company which included common stock of $2,874,000 and paid-in capital of $2,312,000 and retained earnings from the assumed inception date on January 1, 1999 of $726,000. The amounts applied to common stock and paid-in capital reflect a redistribution of bank equity on January 1, 1999 from common stock of $2,874,000, paid-in capital of $2,871,000 and retained earnings of $(559,000).

     . The holding company incurs an aggregate of $2,500,000 in indebtedness as a result of the sale and issuance of the debentures offered hereby and borrowings from Wells Fargo Bank.

     . The holding company accrues interest on the debt at a rate of 9.50% with the first interest payment to be made on March 15, 2001. No principal payments will be made until December 31, 2006.

     . The holding company pays an aggregate of $2,500,000 in cash to acquire an aggregate of 166,666 shares of bank stock in connection with the purchase of shares from the selling directors and shareholders and from shareholders who elect to receive cash pursuant to the reorganization. The $2,500,000 aggregate indebtedness evidenced by the debentures and the Wells Fargo Bank borrowings is the maximum amount that the holding company believes that banking regulatory authorities will permit the holding company to borrow.

     . None of the debentures have been converted into shares of holding company common stock.

     . Where applicable, all transactions are tax effected using an effective tax rate of 34.0%.

                     ENB BANKSHARES, INC. AND SUBSIDIARIES
                     PRO FORMA CONSOLIDATED BALANCE SHEET

                               At June 30, 2000
                                  (Unaudited)

                                                                                                            Pro Forma
                                                                                           Pro Forma      Consolidated
                                                                                          Adjustments    After Removal
                                                           Pro Forma       Pro Forma       to Remove     of the Effect
                                              ENB         Adjustments    Consolidated    Effect of the       of the
                                           Bankshares      for Debt       After Debt      Operation of   Operation of
                                           Pro Forma     Issuance and    Issuance and       the Park       the Park
                                          Consolidated   Share Buy-out  Share Buy-out    Cities Branch   Cities Branch
                                         -------------------------------------------------------------------------------
Assets:
   Cash and cash equivalents:
     Cash and due from banks                $    4,346       $     --      $    4,346        $     130      $    4,476
     Federal funds sold                         11,200             --          11,200               --          11,200

                                         -------------------------------------------------------------------------------
       Total cash and cash
           equivalents                          15,546             --          15,546              130          15,676
   Securities available for sale
                                                   369             --             369               --             369
   Securities held to maturity
                                                   499             --             499               --             499
   Loans, net                                   40,276             --          40,276               --          40,276
   Premises and equipment, net                   2,756             --           2,756               --           2,756
   Other assets                                    893             --             893               --             893
                                         -------------------------------------------------------------------------------

     Total assets                           $   60,339       $     --      $   60,339        $     130      $   60,469
                                         ===============================================================================

Liabilities:
   Deposits:
     Noninterest-bearing                    $    9,154       $     --      $    9,154        $      --      $    9,154
     Interest-bearing                           44,900             --          44,900               --          44,900
                                         -------------------------------------------------------------------------------
       Total deposits                           54,054             --          54,054               --          54,054

   Borrowed funds                                   --          2,500           2,500               --           2,500
   Other liabilities                               373            235             608               --             608
                                         -------------------------------------------------------------------------------
     Total liabilities                          54,427          2,735          57,162               --          57,162

Stockholders' equity:
   Common stock                                  2,874           (834)          2,040               --           2,040
   Paid-in capital                               2,312         (1,666)            646               --             646
   Retained earnings                               726           (235)            491              130             621
                                         -------------------------------------------------------------------------------
     Total equity                                5,912         (2,735)          3,177              130           3,307
                                         -------------------------------------------------------------------------------

Total liabilities and equity                $   60,339       $     --      $   60,339        $     130      $   60,469
                                         ===============================================================================

                     ENB BANKSHARES, INC. AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    For the six months ended June 30, 2000
                                  (Unaudited)

                                                                                                            Pro Forma
                                                                                           Pro Forma       Consolidated
                                                                                          Adjustments to   After Removal
                                                           Pro Forma      Pro Forma       Remove Effect    of the Effect
                                              ENB         Adjustments    Consolidated         of the           of the
                                          Bankshares       for Debt       After Debt       Operation of     Operation of
                                           Pro Forma     Issuance and    Issuance and        the Park         the Park
                                         Consolidated    Share Buy-Out   Share Buy-Out     Cities Branch    Cities Branch
                                       -----------------------------------------------------------------------------------
Interest income:
  Loans, including fees                  $      2,274          $    --        $  2,274            $  (11)        $  2,263
  Securities                                       29               --              29                --               29
  Federal funds sold                              248               --             248               (33)             215
                                       -----------------------------------------------------------------------------------
      Total interest income                     2,551               --           2,551               (44)           2,507

Interest expense:
  Deposits                                      1,035               --           1,035               (29)           1,006
  Borrowed funds                                   --              119             119                --              119
                                       -----------------------------------------------------------------------------------
      Total interest expense                    1,035              119           1,154               (29)           1,125
                                       -----------------------------------------------------------------------------------
Net interest income                             1,516             (119)          1,397               (15)           1,382

Provision for loan losses                          90               --              90                --               90
                                       -----------------------------------------------------------------------------------
Net interest income after provision
   for loan losses                              1,426             (119)          1,307               (15)           1,292

Noninterest income:
Service charges on deposit accounts               109               --             109                (1)             108
  Other income                                     25               --              25                --               25
                                       -----------------------------------------------------------------------------------
    Total noninterest income                      134               --             134                (1)             133

Noninterest expense:
   Salaries and employee benefits
                                                  640               --             640               (93)             547
  Occupancy expense                               171               --             171               (66)             105
  Professional services                            58               --              58                (8)              50
  Other expenses                                  380               --             380               (25)             355
                                       -----------------------------------------------------------------------------------
    Total noninterest expense                   1,249               --           1,249              (192)           1,057
                                       -----------------------------------------------------------------------------------

Income before income taxes                        311             (119)            192               176              368
Income tax expense/(benefit)                      114              (40)             74                60              134
                                       -----------------------------------------------------------------------------------
Net income                               $        197          $   (79)       $    118            $  116         $    234
                                       ===================================================================================

Earnings per share:
  Basic                                  $       0.34                         $   0.29                           $   0.57
  Diluted                                        0.34                             0.29                               0.57

Weighted-average shares outstanding:
     Basic                                    574,750                          408,084                            408,084
     Diluted                                  578,050                          411,384                            411,384

                      ENB BANKSHARES, INC. AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For the year ended December 31, 2000
                                   (Unaudited)

                                                                                                               Pro Forma
                                                                                              Pro Forma      Consolidated
                                                                                           Adjustments to    After Removal
                                                           Pro Forma        Pro Forma       Remove Effect    of the Effect
                                              ENB         Adjustments      Consolidated        of the           of the
                                          Bankshares        for Debt        After Debt      Operation of     Operation of
                                           Pro Forma      Issuance and     Issuance and       the Park         the Park
                                         Consolidated    Share Buy-Out    Share Buy-Out     Cities Branch    Cities Branch
                                         ----------------------------------------------------------------------------------
Interest income:
  Loans, including fees                       $  3,576            $  --         $  3,576             $  --           $3,576
  Securities                                        28               --               28                --               28
  Federal funds sold                               291               --              291                --              291
                                         ----------------------------------------------------------------------------------
     Total interest income                       3,895               --            3,895                --            3,895

Interest expense:
  Deposits                                       1,523               --            1,523                --            1,523
  Borrowed funds                                    --              238              238                --              238
                                         ----------------------------------------------------------------------------------
      Total interest expense                     1,523              238            1,761                --            1,761
                                         ----------------------------------------------------------------------------------
Net interest income                              2,372             (238)           2,134                --            2,134

Provision for loan losses                           98               --               98                --               98
                                         ----------------------------------------------------------------------------------
Net interest income after provision
   for loan losses                               2,274             (238)            2,036               --         $  2,036

Noninterest income:
   Service charges on deposit accounts
                                                   190               --              190                --              190
   Premium on sale of Park Cities branch            --               --               --                --               --
   Other income                                     38               --               38                --               38
                                         ----------------------------------------------------------------------------------
     Total noninterest income                      228               --              228                --              228

Noninterest expense:
   Salaries and employee benefits                  988               --              988               (17)             971
  Occupancy expense                                212               --              212                (1)             211
  Professional services                             48               --               48                (3)              45
  Other expenses                                   561               --              561                --              561
                                         ----------------------------------------------------------------------------------
    Total noninterest expense                    1,809               --            1,809               (21)           1,788
                                         ----------------------------------------------------------------------------------

Income before income taxes                         693             (238)             455                21              476
Income tax expense/(benefit)                       164              (81)              83                 7               90
                                         ----------------------------------------------------------------------------------
Net income                                    $    529            $(157)        $    372             $  14         $    386
                                         ==================================================================================

Earnings per share:
  Basic                                       $   0.92                          $   0.91                           $   0.95
  Diluted                                         0.92                              0.91                               0.94
Weighted-average shares outstanding:
     Basic                                     574,750                           408,084                            408,084
     Diluted                                   576,730                           410,064                            410,064

     The following Pro Forma Consolidated Balance Sheet as of June 30, 2000 and Pro Forma Consolidated Statement of Operations for the six months ended June 30, 2000 are based upon the historical consolidated financial statements of the bank and are intended to give you a better picture of what the consolidated company might have looked like had the reorganization, issuance of debt and the stock buy-out been effective on January 1, 1999 and as if the sale of the Park Cities branch had occurred on June 30, 2000.

     The unaudited pro forma consolidated financial statements were prepared giving effect for the following assumptions:


     . The holding company incurs an aggregate of $2,500,000 in indebtedness as a result of the sale and issuance of the debentures offered hereby and borrowings from Wells Fargo Bank.

     . The holding company accrues interest on the debt at a rate of 9.50% with the first interest payment to be made on March 15, 2001. No principal payments will be made until December 31, 2006.

     . The holding company pays an aggregate of $2,500,000 in cash to acquire an aggregate of 166,666 shares of bank stock in connection with the purchase of shares from the selling directors and from shareholders who elect to receive cash pursuant to the reorganization. The $2,500,000 aggregate indebtedness evidenced by the debentures and the Wells Fargo Bank borrowings is the maximum amount that the holding company believes that banking regulatory authorities will permit the holding company to borrow.

     . None of the debentures have been converted into shares of holding company common stock.

     . The assets and liabilities of the Park Cities branch as of June 30, 2000 were as follows:

                      Assets:
                        Cash                              $     182,000
                        Loans, net                            1,090,000
                        Premises and equipment                  366,000
                        Other assets                             59,000
                                                          -------------

                          Total Assets                    $   1,697,000
                                                          =============

                      Liabilities:
                        Noninterest-bearing deposits      $     979,000
                        Interest-bearing deposits             4,074,000
                        Other liabilities                        33,000
                                                          -------------

                          Total liabilities               $   5,086,000
                                                          =============

     . The Park Cities bank established by the selling directors pays a purchase premium of $697,000, which includes a $500,000 premium plus the organization expenses and the operating losses associated with the Park Cities branch since its inception. The organization expenses related to the branch totaled $89,000, of which $21,000 was incurred in 1999 and $68,000 was incurred in 2000. The operating losses related to the Park Cities branch since operations began on March 27, 2000 totaled $108,000.

     . After giving effect for the $697,000 premium on the sale, the net cash paid by the bank to the Park Cities bank in connection with the Park Cities bank's assumption of the net liabilities of the Park Cities branch totaled $2,874,000, which includes the $182,000 in cash already maintained at the Park Cities branch.

     . Where applicable, all transactions are tax effected using an effective tax rate of 34.0%.

                     ENB BANKSHARES, INC. AND SUBSIDIARIES
                     PRO FORMA CONSOLIDATED BALANCE SHEET
                               At June 30, 2000
                                   (Unaudited)

                                                         Pro Forma
                                                        Adjustments      Pro Forma         Pro Forma       Pro Forma
                                             ENB         for Debt       Consolidated      Adjustments    Consolidated
                                          Bankshares     Issuance        After Debt       for the Sale    After Sale
                                          Pro Forma      and Share      Issuance and      of the Park     of the Park
                                         Consolidated     Buy-out      Share Buy-out     Cities Branch   Cities Branch
                                        ---------------------------------------------------------------------------------
 Assets:
   Cash and cash equivalents:
     Cash and due from banks                   $ 4,346       $    --         $   4,346          $ (2,874)       $ 1,472

     Federal funds sold                         11,200            --            11,200                --         11,200
                                         ------------------------------------------------------------------------------
         Total cash and cash
           equivalents                          15,546            --            15,546            (2,874)        12,672

   Securities available for sale                   369            --               369                --            369
   Securities held to maturity                     499            --               499                --            499
   Loans, net                                   40,276            --            40,276            (1,090)        39,186
   Premises and equipment, net                   2,756            --             2,756              (366)         2,390
   Other assets                                    893            --               893               (59)           834
                                         ------------------------------------------------------------------------------

     Total assets                              $60,339       $    --         $  60,339          $ (4,389)       $55,950
                                         ==============================================================================

 Liabilities:
   Deposits:
     Noninterest-bearing                       $ 9,154       $    --         $   9,154          $   (979)       $ 8,175
     Interest-bearing                           44,900            --            44,900            (4,074)        40,826
                                         ------------------------------------------------------------------------------
       Total deposits                           54,054            --            54,054            (5,053)        49,001

   Borrowed funds                                   --         2,500             2,500                --          2,500
   Other liabilities                               373           235               608               204            812
                                         ------------------------------------------------------------------------------
     Total liabilities                          54,427         2,735            57,162            (4,849)        52,313

 Stockholders' equity:                           2,874          (834)            2,040                --          2,040
   Common stock
   Paid-in capital                               2,312        (1,666)              646                --            646
   Retained earnings                               726          (235)              491               460            951
                                         ------------------------------------------------------------------------------
     Total equity                                5,912        (2,735)            3,177               460          3,637
                                         ------------------------------------------------------------------------------
   Total liabilities and equity
                                               $60,339       $    --         $  60,339          $ (4,389)       $55,950
                                         ==============================================================================

                     ENB BANKSHARES, INC. AND SUBSIDIARIES
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    For the six months ended June 30, 2000
                                  (Unaudited)

                                                                            Pro Forma                      Pro Forma
                                                             Pro Forma     Consolidated     Pro Forma     Consolidated
                                                            Adjustments     After Debt     Adjustments     After the
                                         ENB Bankshares       for Debt       Issuance      for the Sale   Sale of the
                                            Pro Forma       Issuance and    and Share      of the Park    Park Cities
                                          Consolidated     Share Buy-Out     Buy-Out      Cities Branch      Branch
                                         --------------------------------------------------------------------------------
  Interest income:
    Loans, including fees                      $   2,274       $       --      $  2,274          $    --      $  2,274
    Securities                                        29               --            29               --            29
    Federal funds sold                               248               --           248               --           248
                                         -----------------------------------------------------------------------------
        Total interest income                      2,551               --         2,551               --         2,551

  Interest expense:
    Deposits                                       1,035               --         1,035               --         1,035
    Borrowed funds                                    --              119           119               --           119
                                         -----------------------------------------------------------------------------
        Total interest expense                     1,035              119         1,154               --         1,154
                                         -----------------------------------------------------------------------------
  Net interest income                              1,516             (119)        1,397               --         1,397
  Provision for loan losses                           90               --            90               --            90
                                         -----------------------------------------------------------------------------
  Net interest income after provision
  for loan losses                                  1,426             (119)        1,307               --         1,307

  Noninterest income:
    Service charges on deposit                       109               --           109               --           109
  accounts

    Gain on sale of the Park Cities                   --               --            --              697           697
      branch
    Other income                                      25               --            25               --            25
                                         -----------------------------------------------------------------------------
         Total noninterest income

                                                     134               --           134              697           831

  Noninterest expense:
    Salaries and employee benefits                   640               --           640               --           640
    Occupancy expense                                171               --           171               --           171
    Professional services                             58               --            58               --            58
    Other expenses                                   380               --           380               --           380
                                         -----------------------------------------------------------------------------
         Total noninterest expense                 1,249               --         1,249               --         1,249
                                         -----------------------------------------------------------------------------
  Income before income taxes                         311             (119)          192              697           889
  Income tax expense/(benefit)                       114              (40)           74              237           311
                                         -----------------------------------------------------------------------------
  Net income                                   $     197       $      (79)     $    118          $   460      $    578
                                         =============================================================================

  Earnings per share:
    Basic                                      $    0.34                       $   0.29                       $   1.42
    Diluted                                         0.34                           0.29                           1.41

  Weighted-average shares outstanding:
      Basic                                      574,750                        408,084                        408,084
      Diluted                                    578,050                        411,384                        411,384

     SUMMARY OF HISTORICAL AND PRO FORMA PER SHARE SELECTED FINANCIAL DATA

     Set forth below are the basic earnings, diluted earnings, cash dividends and book value per common share data for the bank on a historical basis and for the holding company on a pro forma combined basis. Also included are weighted average shares outstanding and shares outstanding at period end for the bank and for the holding company on a pro forma basis. You should read the information below together with historical financial statements and related notes and other information included in this document. The unaudited pro forma combined data below is for illustrative purposes only. You should not rely on this information as being indicative of future results that the holding company will experience after the reorganization.

The pro forma information was prepared giving effect for the following assumptions:

     Pro Forma Consolidated Holding Company
     --------------------------------------

     . Upon consummation of the reorganization, shareholders of the bank are given one share of the holding company common stock for each share of bank stock owned. The pro forma consolidated balance sheet of the holding company as of June 30, 2000 reflects the stockholders equity of the holding company, which included common stock of $2,874,000 and paid-in capital of $2,312,000 and retained earnings from the assumed inception date on January 1, 1999 of $726,000. The amounts applied to common stock and paid-in capital reflect a redistribution of bank equity on January 1, 1999 from common stock of $2,874,000, paid-in capital of $2,871,000 and retained earnings of $(559,000).

     Pro Forma Consolidated Holding Company After Debt Issuance and Stock Buy-
     -------------------------------------------------------------------------
     Out
     ---

     .    Includes the above assumption.

     . The holding company incurs an aggregate of $2,500,000 in indebtedness as a result of the sale and issuance of the debentures offered hereby and borrowings from Wells Fargo Bank;

     . The holding company accrues interest on the debt at a rate of 9.50% with the first interest payment to be made on March 15, 2001. No principal payments will be made until December 31, 2006.

     . The holding company pays an aggregate of $2,500,000 in cash to acquire an aggregate of 166,666 shares of bank stock in connection with the purchase of shares from the selling directors and from shareholders who elect to receive cash pursuant to the reorganization. The $2,500,000 aggregate indebtedness evidenced by the debentures and the Wells Fargo Bank borrowings is the maximum amount that the holding company believes that banking regulatory authorities will permit the holding company to borrow.

     . None of the debentures have been converted into shares of the holding company common stock.

     . Where applicable, all transactions are tax effected using an effective tax rate of 34.0%.

     Pro Forma Consolidated the Holding Company After Debt Issuance, Stock Buy-
     -------------------------------------------------------------------------
Out and Sale of Park Cities Branch
----------------------------------

     .    Includes the above assumptions.

     . The Park Cities bank established by the selling directors pays a purchase premium of $697,000, which includes a $500,000 premium plus the organization expenses and the operating losses associated with the Park Cities branch since its inception. The organization expenses related to the branch totaled $89,000, of which $21,000 was incurred in 1999 and $68,000 was incurred in 2000. The operating losses related to the Park Cities branch since operations began on March 27, 2000 totaled $108,000.

                                                                          At or for the     At or for the
                                                                        Six Months Ended      Year Ended
                                                                          June 30, 2000   December 31, 1999
                                                                        -------------------------------------
      Basic earnings per share:
          Bank                                                              $   0.34           $   0.92
          Pro forma consolidated holding company                                0.34               0.92
          Pro forma consolidated holding company
             after debt issuance and stock buy-out                              0.29               0.91
          Pro forma consolidated holding company
             after debt issuance, stock buy-out and
             sale of Park Cities branch                                         1.42                N/A

      Weighted-average shares outstanding - Basic:
          Bank                                                               574,750            574,750
          Pro forma consolidated holding company                             574,750            574,750
          Pro forma consolidated holding company
             after debt issuance and stock buy-out                           408,084            408,084
          Pro forma consolidated holding company
             after debt issuance, stock buy-out and
             sale of Park Cities branch                                      408,084            408,084

      Diluted earnings per share:
           Bank                                                             $   0.34           $   0.92
          Pro forma consolidated holding company                                0.34               0.92
          Pro forma consolidated holding company
             after debt issuance and stock buy-out                              0.29               0.91
          Pro forma consolidated holding company
             after debt issuance, stock buy-out and
             sale of Park Cities branch                                         1.41                N/A

      Weighted-average shares outstanding - Diluted:
          Bank                                                               578,050            576,730
          Pro forma consolidated holding company                             578,050            576,730
          Pro forma consolidated holding company
             after debt issuance and stock buy-out                           411,384            410,064
          Pro forma consolidated holding company
             after debt issuance, stock buy-out and
             sale of Park Cities branch                                      411,384                N/A

                                                                         At or for the     At or for the Year
                                                                       Six Months Ended    Ended December 31,
                                                                         June 30, 2000            1999
                                                                       --------------------------------------
      Cash dividends per share:
           Bank                                                             $     --           $       --
          Pro forma consolidated holding company                                  --                   --
          Pro forma consolidated holding company
             after debt issuance and stock buy-out                                --                   --
          Pro forma consolidated holding company
             after debt issuance, stock buy-out and
             sale of Park Cities branch                                           --                   --


      Book value per share:
          Bank                                                              $  10.29           $     9.94
          Pro forma consolidated holding company                               10.29                 9.94
          Pro forma consolidated holding company
             after debt issuance and stock buy-out                              7.79                 7.49
          Pro forma consolidated holding company
             after debt issuance, stock buy-out and
             sale of Park Cities branch                                         8.91                  N/A


      Shares outstanding at end of period:
          Bank                                                               574,750              574,750
          Pro forma consolidated holding company                             574,750              574,750
          Pro forma consolidated holding company
            after debt issuance and stock buy-out                            408,084              408,084
          Pro forma consolidated holding company
            after debt issuance, stock buy-out and
            sale of Park Cities branch                                       408,084              408,084

                           PRICE RANGE OF BANK STOCK

Comparative Market Prices

         There has never been an organized or regular public trading market for the outstanding bank stock. The bank stock is traded in private transactions. As of July 31, 2000, the highest trade price known to management for transactions of the bank stock was for a trade of 6,000 shares at $17.00 per share on April 21, 2000. The most recent sale price as of July 31, 2000, was $15.00 per share. The last reported sale of the bank stock prior to the public announcement of the proposed reorganization was a trade of 500 shares at $15.00 per share on August 15, 2000. Due to the infrequency of trading and the fact that these trades are generally private transactions, we are unable to determine actual trading prices on any given date.

         Because there is no organized or regular public trading market for the bank stock, bid price information for the bank stock is not available. However, the bank does have information on sale prices. The following table shows quarterly high and low sale prices for the bank stock:

                            Trade Prices: Bank Stock
                               (Price per share)

                                                                     High            Low
                                                                     -----           -----
            For Quarter Ended:
              March 31, 1998..............................             N/A             N/A
              June 30, 1998...............................          $10.00          $10.00
              September 30, 1998..........................           10.00           10.00
              December 31, 1998...........................           15.00           15.00

              March 31, 1999..............................             N/A             N/A
              June 30, 1999...............................             N/A             N/A
              September 30, 1999..........................             N/A             N/A
              December 31, 1999...........................             N/A             N/A

              March 31, 2000..............................          $17.00          $17.00
              June 30, 2000...............................           17.00           15.00
              September 30, 2000 (through August 22, 2000)           17.00           15.00

          No shares of the holding company common stock will be outstanding until consummation of the reorganization. Therefore, the holding company common stock has not been traded and no market for it exists. We do not anticipate that an active market for the holding company common stock will develop after the reorganization.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
           FINANCIAL CONDITION AND RESULTS OF OPERATION OF THE BANK'

General

     The following discussion and analysis presents the more significant factors affecting the bank's financial condition at June 30, 2000, December 31, 1999 and 1998, and results of operations for the three and six months ended June 30, 2000 and 1999 and each of the three years in the period ended December 31, 1999. This discussion and analysis should be read in conjunction with the bank's financial statements, notes thereto and other financial information appearing elsewhere in this document. All references to the year ended December 31, 1997 are for the period from February 28, 1997 (Inception) to December 31, 1997.

Analysis of Financial Condition

Assets

     Total assets increased $15,024,000, or 33.2%, from $45,315,000 at December 31, 1999, to $60,339,000 at June 30, 2000. The increase was primarily due to an increase in loans and federal funds sold funded by an overall increase in deposits. Total assets increased only $649,000, or 1.5%, from $44,666,000 at December 31, 1998, to $45,315,000 at December 31, 1999. Despite lack of significant growth in total assets, the mix of total assets changed as federal funds sold were reinvested in higher yielding loans and securities.

Cash and Cash Equivalents

     Cash and cash equivalents include cash and due from banks and federal funds sold. Federal funds sold increased $9,400,000 from $1,800,000 at December 31, 1999 to $11,200,000 at June 30, 2000. The bank experienced a significant increase in deposits during the first six months of 2000 as a result of special promotions for certificate of deposit accounts. The excess cash provided from these deposits was invested in federal funds sold to provide liquidity to fund loan growth as demand warrants. Federal funds sold decreased $4,740,000 from $6,540,000 at December 31, 1998 to $1,800,000 at December 31, 1999. The decrease resulted as management redirected such funds to invest in higher-yielding loans and securities.

Securities

     Securities remained fairly stable totaling $868,000 at June 30, 2000 compared to $851,000 at December 31, 1999. Securities increased $595,000, from $256,000 at December 31, 1998, to $851,000 at December 31, 1999. The increase in 1999 was primarily due to the purchase of an additional bond.

     The bank's investments include obligations of U.S. government agencies and stock holdings in the Federal Reserve Bank of Dallas and the Federal Home Loan Bank of Dallas. The bank's equity securities are classified as available for sale while the obligations of U.S. government agencies are classified as held to maturity. The bank held no derivative securities or structured notes during any period presented.

     The following tables summarize the amounts and the distribution of the bank's securities held at the dates indicated:


                                                       June 30, 2000         December 31, 1999
                                                     ----------------       --------------------
                                                       Amount    %            Amount       %
                                                     --------- ------       --------   ---------
                                                             (Dollars in thousands)
Carrying value:
  U.S. Government agency obligations
    held to maturity                                 $ 499      57.5%       $   498       58.5%
  Equity securities available for sale                 369      42.5            353       41.5
                                                     -----     -----        -------     ------

      Total securities                               $ 868     100.0%       $   851      100.0%
                                                     =====     =====        =======     ======

      Total estimated fair value                     $ 868                  $   849
                                                     =====                  =======


                                                                 December 31,
                                           -------------------------------------------------------
                                                1999               1998               1997
                                           ---------------  -----------------  -------------------
                                           Amount     %      Amount      %       Amount       %
                                           ------  -------  --------   ------  ----------  -------
                                                      (Dollars in thousands)
Carrying value:
  U.S. Government agency
    obligations held to
    maturity                               $  498    58.5%   $     -       -    $   500     74.3%
Equity securities available
  for sale                                    353    41.5        256   100.0        173     25.7
                                           ------  ------    -------   -----    -------    -----

     Total securities                      $  851   100.0%   $   256   100.0%   $   673    100.0%
                                           ======  ======    =======   =====    =======    =====

     Total estimated fair value            $  849            $   256            $   673
                                           ======            =======            =======

          The following tables provide the maturity distribution and weighted average interest rates of the bank's debt securities at June 30, 2000 and December 31, 1999. The yield has been computed by relating the forward income stream on the securities, plus or minus the anticipated amortization of premiums or accretion of discount, to the amortized cost of the securities. The amortized cost of securities is their cost, adjusted for previous amortization or accretion.

                                                                                  Estimated      Weighted
                                                             Par      Carrying      Fair          Average
                                                           Amount       Value      Value          Yield
                                                         ----------   --------    ---------    ---------
                                                                     (Dollars in thousands)
June 30, 2000
U.S. Government agency obligations held
 to maturity:
 Due within one year                                     $        -   $      -    $      -             -%
 Due after one but within five years                            500        499         499          6.13
                                                         ----------   --------    --------      --------
  Total                                                  $      500   $    499    $    499          6.13%
                                                         ==========   ========    ========      ========
                                                                                  Estimated      Weighted
                                                             Par      Carrying      Fair          Average
                                                           Amount       Value      Value          Yield
                                                         ----------   --------    ---------    ---------
                                                                     (Dollars in thousands)
December 31, 1999
U.S. Government agency obligations held
 to maturity:
 Due within one year                                     $        -   $      -    $      -             -%
 Due after one but within five years                            500        499         499          6.13
                                                         ----------   --------    --------      --------
  Total                                                  $      500   $    499    $    499          6.13%
                                                         ==========   ========    ========      ========

Loan Portfolio

     Total net loans increased $3,016,000, or 8.1%, from $37,260,000 at December 31, 1999 to $40,276,000 at June 30, 2000. The largest increase was in interim construction loans which increased $3,556,000, or 22.4%, from $15,896,000 at December 31, 1999 to $19,452,000 at June 30, 2000. The increase in interim construction loans was a result of management's effort to increase this type of lending due to the higher yields that can be achieved. Other less significant changes in the Bank's loan portfolio included a $1,529,000 increase in installment loans, a $939,000 decrease in commercial loans and a $1,000,000 decrease in real estate loans.

     Total net loans increased $3,542,000, or 10.5%, from $33,718,000 at December 31, 1998, to $37,260,000 at December 31, 1999. The increase was a result of increases in commercial loans, which increased $1,972,000, or 21.2%, and interim construction loans, which increased $1,428,000, or 9.9%. Management specifically targeted growth in these categories of loans due to the higher yields that can be achieved. Changes in other categories of loans were not significant.

     The bank provides general commercial lending services for corporate and other business clients as a part of the bank's efforts to serve the local communities in which it operates. Certain risks are involved in granting loans, primarily related to the borrowers' ability and willingness to repay the debt. Before the bank extends a new loan to a customer, these risks are assessed through a review of the borrower's past and current credit history, the collateral being used to secure the transaction in case the customer does not repay the debt, the borrower's character and other factors. Once the decision has been made to extend credit, the bank's independent loan review function, which is currently performed by an independent accounting and consulting firm, and responsible credit officer monitor these factors throughout the life of the loan. Any loan identified as a problem credit by management or during the loan review is assigned to the bank's "watch loan list," and is subject to ongoing monitoring to ensure appropriate action is taken when deterioration has occurred.

     Commercial and industrial loans include operating lines of credit and term loans made to small businesses primarily based on their ability to repay the loan from the business's cash flow. Business assets such as equipment and inventory typically secure these loans. When the borrower is not an individual, the bank generally obtains the personal guarantee of the business owner. As compared to consumer lending, which includes loans secured by a single-family residence, personal installment loans and automobile loans, commercial lending entails significant additional risks. These loans typically involve larger loan balances and are generally dependent on the business's cash flow and, thus, may be subject to adverse conditions in the general economy or in a specific industry. Management reviews the borrower's cash flows when deciding whether to grant the credit to evaluate whether estimated future cash flows will be adequate to service principal and interest of the new obligation in addition to existing obligations.

     Commercial real estate loans are primarily secured by borrower-occupied business real estate and are dependent on the ability of the related business to generate adequate cash flow to service the debt. Commercial real estate loans are generally originated with a loan-to-value ratio of 80% or less. Management performs much the same analysis when deciding whether to grant a commercial real estate loan as a commercial loan.

     Construction loans are secured by residential and business real estate, generally occupied by the borrower on completion. The bank's construction lending program is established in a manner to minimize risk of this type of lending by not making a significant amount of loans on speculative projects. The bank does not generally make the permanent loan at the end of the construction phase. Construction loans also are generally made in amounts of 80% or less of the value of collateral.

     Although not a significant portion of the bank's portfolio, on occasion, the bank originates short-term residential real estate loans and home equity lines of credit which are secured by the borrower's residence. Such loans are made based on the borrower's ability to make repayment from employment and other income. Management assesses the borrower's ability to repay the debt through review of credit history and ratings, verification of employment and other income, review of debt-to-income ratios and other measures of repayment ability. The bank generally makes these loans in amounts of 80% or less of the value of collateral. An appraisal is obtained from a qualified real estate appraiser for substantially all loans secured by real estate.

     Consumer installment loans to individuals include loans secured by automobiles and other consumer assets. Consumer loans for the purchase of new automobiles generally do not exceed 80% of the sticker price of the car. Loans for used cars generally do not exceed average loan value as stipulated in a recent auto industry used car price guide. Overdraft protection loans are unsecured personal lines of credit to individuals of demonstrated good credit character with reasonably assured sources of income and satisfactory credit histories. Consumer loans generally involve more risk than residential mortgage loans because of the type and nature of collateral and, in certain types of consumer loans, the absence of collateral. Because these loans are generally repaid from ordinary income of an individual or family unit, repayment may be adversely affected by job loss, divorce, ill health or by general decline in economic conditions. The bank assesses the borrower's ability to make repayment through a review of credit history, credit ratings, debt-to-income ratios and other measures of repayment ability.

   The following tables present the bank's loan balances at the dates indicated separated by loan type:

                                                    June 30,     December 31,
                                                      2000           1999
                                                    -------      -----------
                                                       (In thousands)
     Commercial loans                               $10,327        $11,266
     Installment loans                                4,239          2,740
     Real estate loans                                6,981          7,981
     Interim construction loans                      19,452         15,896
                                                    -------        -------
         Gross loans                                 40,999         37,883
     Less:
       Deferred loan fees                              (204)          (192)
       Allowance for loan losses                       (519)          (431)
                                                    -------        -------
         Net loans                                  $40,276        $37,260
                                                    =======        =======

                                              December 31,
                                    --------------------------------------
                                      1999            1998           1997
                                    -------         -------        -------
                                                   (In thousands)
     Commercial loans               $11,266         $ 9,294        $ 4,684
     Installment loans                2,740           1,929          1,600
     Real estate loans                7,981           8,536          7,189
     Interim construction loans      15,896          14,468          5,518
                                    -------         -------        -------
         Gross loans                 37,883          34,277         18,991
     Less:
       Deferred loan fees              (192)           (104)          (100)
       Allowance for loan losses       (431)           (405)          (225)
                                    -------         -------        -------
         Net loans                  $37,260         $33,718        $18,666
                                    =======         =======        =======

     Loan concentrations are considered to exist when there are amounts loaned to a multiple number of borrowers engaged in similar activities that would cause them to be similarly impacted by economic or other conditions. The bank had no concentrations of loans at June 30, 2000, or December 31, 1999, except for those categories of loans detailed in the above tables. The bank had no loans outstanding to foreign countries or borrowers headquartered in foreign countries at June 30, 2000 or December 31, 1999.

     Management of the bank may renew loans at maturity when requested by a customer whose financial strength appears to support such renewal or when such renewal appears to be in the bank's best interest. The bank requires payment of accrued interest in such instances and may adjust the rate of interest, require a principal reduction or modify other terms of the loan at the time of renewal.

     The following tables present the distribution of the maturity of the bank's loans and the interest rate sensitivity of those loans, excluding installment loans, at June 30, 2000 and December 31, 1999. The tables also present the portion of loans that have fixed interest rates or interest rates that fluctuate over the life of the loans in accordance with changes in the interest rate environment as represented by the prime rate.

                                               One to  Over    Total
                                     One Year   Five   Five   Carrying
                                     and Less  Years   Years   Value
                                     --------  ------  -----  --------
                                              (In thousands)
June 30, 2000
     Commercial loans                 $ 9,670  $  657   $  -   $10,327
     Real estate loans                  3,128   3,382    471     6,981
     Interim construction loans        19,452       -      -    19,452
                                      -------  ------   ----   -------
      Total loans                     $32,250  $4,039   $471   $36,760
                                      =======  ======   ====   =======

     With fixed interest rates        $23,620  $3,001   $471   $27,092
     With variable interest rates       8,630   1,038      -     9,668
                                      -------  ------   ----   -------
      Total loans                     $32,250  $4,039   $471   $36,760
                                      =======  ======   ====   =======


December 31, 1999
     Commercial loans                $ 8,652  $2,614  $    -  $11,266
     Real estate loans                 1,141   4,147   2,693    7,981
     Interim construction loans       15,896       -       -   15,896
                                     -------  ------  ------  -------
      Total loans                    $25,689  $6,761  $2,693  $35,143
                                     =======  ======  ======  =======

     With fixed interest rates       $15,661  $5,819  $2,693  $24,173
     With variable interest rates     10,028     942       -   10,970
                                     -------  ------  ------  -------
      Total loans                    $25,689  $6,761  $2,693  $35,143
                                     =======  ======  ======  =======

Nonperforming Assets

     Nonperforming loans consist of nonaccrual, past due and restructured loans. A past due loan is an accruing loan that is contractually past due 90 days or more as to principal or interest payments. Loans for which management does not expect to collect interest in the normal course of business are placed on nonaccrual or are restructured. When a loan is placed on nonaccrual, any interest previously accrued but not yet collected is reversed against current income unless, in the opinion of management, the outstanding interest remains collectible. Thereafter, interest is included in income only to the extent of cash received. A loan is restored to accrual status when all interest and principal payments are current and the borrower has demonstrated to management the ability to make payments of principal and interest as scheduled.

     A "troubled debt restructuring" is a restructured loan upon which interest accrues at a below market rate or upon which certain principal has been forgiven so as to aid the borrower in the final repayment of the loan, with any interest previously accrued, but not yet collected, being reversed against current income. Interest is accrued based upon the new loan terms.

     As of June 30, 2000 and December 31, 1999, 1998 and 1997, the bank had no nonaccrual or restructured loans. Additionally, at such dates, the bank had no investments in repossessed real estate or other assets. Accruing loans contractually past due over 90 days totaled $37,000 at June 30, 2000, while there were no such loans at December 31, 1999, 1998 or 1997. The balance of accruing loans contractually past due over 90 days at June 30, 2000 related to a single commercial loan that was fully secured by a certificate of deposit with the bank.

     A potential problem loan is defined as a loan where information about possible credit problems of the borrower is known, causing management to have serious doubts as to the ability of the borrower to comply with the present loan repayment terms and which may result in the inclusion of such loan in one of the nonperforming asset categories. At June 30, 2000 and December 31, 1999, the bank did not believe it had any potential problem loans. As a result of the a review by the bank's external loan review service provider in July 2000, three commercial loans totaling $1,885,000 were subsequently identified as potential problem loans due to concerns about each of the borrowers financial stability. As of July 31, 2000, such loans were included on management's loan classification list despite the fact that all of the loans were current.

     The bank maintains an internally classified loan list that helps management assess the overall quality of the loan portfolio and the adequacy of the allowance. Loans classified as "special mention" are those that contain a weakness that, if left unattended, could develop into a problem affecting the ultimate collectibility of the loan. Loans classified as "substandard" are those loans with clear and defined weaknesses such as highly leveraged positions, unfavorable financial ratios, uncertain repayment sources or poor financial condition, which may jeopardize recoverability of the loan. Loans classified as "doubtful" are those loans that have characteristics similar to substandard loans, but also have an increased risk that a loss may occur or at least a portion of the loan may require a charge-off if liquidated at present. Although loans classified as substandard do not duplicate loans classified as doubtful, both substandard and doubtful loans may include some loans that are past due at least 90 days, are on nonaccrual status or have been restructured. Loans classified as "loss" are those loans that are in the process of being charged off. There were no loans classified in these categories at June 30, 2000 or at December 31, 1999, 1998 and 1997.

Allowance for Loan Losses

     Implicit in the bank's lending activities is the fact that loan losses will be experienced and that the risk of loss will vary with the type of loan being made and the creditworthiness of the borrower over the term of the loan. To reflect the currently perceived risk of loss associated with the bank's loan portfolio, additions are made to the bank's allowance for loan losses (the "allowance"). The allowance is created by direct charges against income (the "provision" for loan losses), and the allowance is available to absorb possible loan losses. See "Results of Operations - Provision for Loan Losses" below.

     The amount of the allowance equals the cumulative total of the provisions made from time to time, reduced by loan charge-offs and increased by recoveries of loans previously charged off. The bank's allowance was $519,000, or 1.27%, of gross loans at June 30, 2000, compared to $431,000, or 1.14% of gross loans at December 31, 1999 and $405,000, or 1.18% of gross loans, at December 31, 1998.

     Credit and loan decisions are made by management and the board of directors of the bank in conformity with loan policies established by the board of directors of the bank. The bank's practice is to charge off any loan or portion of a loan when the loan is determined by management to be uncollectible due to the borrower's failure to meet repayment terms, the borrower's deteriorating or deteriorated financial condition, the depreciation of the underlying collateral, the loan's classification as a loss by regulatory examiners or for other reasons. The bank charged off $2,000 in installment loans during the first six months of 2000 and $72,000 in commercial loans, during calendar year 1999, respectively. No other charge-offs have been experienced by the bank since its inception in 1997.

     The following tables present the provisions for loan losses, loans charged off and recoveries on loans previously charged off, the amount of the allowance, the average loans outstanding and certain pertinent ratios for the six months ended June 30, 2000 and 1999, and for the last three years since inception.

                                                                June 30,
                                                        --------------------
                                                           2000        1999
                                                        ---------  ---------
                                                        (Dollars in thousands)
     Analysis of allowance for loan losses:
     Beginning balance, January 1                         $   431   $   405
       Provision for loan losses                               90        48
     Loans charged off:
       Commercial loans                                         -       (11)
       Installment loans                                        -         -
       Real estate loans                                        -         -
       Interim construction loans                              (2)        -
                                                          -------   -------
        Total charge-offs                                      (2)      (11)
                                                          -------   -------
     Recoveries of loans previously charged off:
       Commercial loans                                         -         -
       Installment loans                                        -         -
       Real estate loans                                        -         -
       Interim construction loans                               -         -
                                                          -------   -------
        Total recoveries                                        -         -
                                                          -------   -------

         Net loans charge-offs                                 (2)      (11)
                                                          -------   -------

     Ending balance, June 30                              $   519   $   442
                                                          =======   =======

     Average loans outstanding, net of deferred fees      $41,956   $34,361
                                                          =======   =======
     Ratio of net loan charge-offs to average loans
       outstanding, net of deferred fees  (annualized)       0.01%     0.06%
                                                          =======   =======
     Ratio of allowance for loan losses to
      gross loans at June 30                                 1.27%     1.27%
                                                          =======   =======

                                                         1999        1998         1997
                                                     -----------  -----------  ----------
Analysis of allowance for loan losses:                     (Dollars in thousands)
Beginning balance, January 1                            $   405      $   225    $      -
    Provision for loan losses                                98          180         225
Loans charged off:
    Commercial loans                                        (72)           -           -
    Real estate loans                                         -            -           -
    Installment loans                                         -            -           -
    Interim construction loans                                -            -           -
                                                        -------      -------    --------
      Total charge-offs                                     (72)           -           -
                                                        -------      -------    --------

Recoveries of loans previously charged off:
    Commercial loans                                          -            -           -
    Real estate loans                                         -            -           -
    Installment loans                                         -            -           -
    Interim construction loans                                -            -           -
                                                        -------      -------    --------
      Total recoveries                                        -            -           -
                                                        -------      -------    --------

        Net loans charged off                               (72)           -           -
                                                        -------      -------    --------

          Ending balance, December 31                   $   431      $   405    $    225
                                                        =======      =======    ========

Average loans outstanding, net of deferred fees         $34,971      $27,362    $  7,298
                                                        =======      =======    ========
Ratio of net loan charge-offs to average loans,
  net of deferred fees                                     0.21%         N/A         N/A
                                                        =======
Ratio of allowance for loan losses to gross loans
  at December 31                                           1.14%        1.18%       1.18%
                                                        =======      =======    ========

     Management estimates the allowance balance required, in part, by review of the loan portfolio to evaluate potential problem loans. As discussed above under the heading "Nonpeforming Assets," potential problem loans are classified as special mention, substandard, doubtful and loss and are separately monitored by management. Loan impairment is reported when full payment under the loan terms is not expected. Loans are evaluated for impairment when payments are delayed, typically 90 days or more, or when analysis of a borrower's operating results and financial condition indicates the borrower's underlying cash flows are not adequate to meet debt service requirements and it is probable that not all principal and interest amounts will be collected according to the original terms of the loan. Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage and consumer loans and on an individual loan basis for other loans. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Impaired loans, or portions thereof, are charged off when deemed uncollectible.

     In addition to allocations made for specific classified loans, general reserve allocations are made after consideration of such factors as past loan loss experience, general prevailing economic conditions, the nature, composition and volume of the loan portfolio, and other qualitative factors based on management's judgment. General reserves were allocated to the various categories of loans based on estimated percentage loss factors developed by management after analysis of the above factors. For each of the reported periods, the percentage loss factors were approximately 2.00% for commercial loans, 1.50% for installment loans, 1.00% for real estate loans and 0.50% for interim construction loans.

          The following tables show the allocations in the allowance and the respective percentages of each loan category to total loans at June 30, 2000 and December 31, 1999 and at year-end for each of the past three years since inception.


                                                          June 30, 2000                         December 31, 1999
                                                ----------------------------------     ---------------------------------
                                                   Amount of          Percent of          Amount of          Percent of
                                                   Allowance           Loans by           Allowance           Loans by
                                                 Allocated to         Category to       Allocated to        Category to
                                                   Category           Gross Loans         Category          Gross Loans
                                                --------------       -------------     --------------       ------------
                                                                          (Dollars in thousands)
Commercial loans                                    $    207               25.2%        $     225                29.7%
Installment loans                                         64               10.3                41                 7.2
Real estate loans                                         70               17.0                80                21.1
Interim construction loans                                98               47.5                79                42.0
                                                    --------             ------         ---------             -------
  Total allocated                                        439              100.0%              425               100.0%
                                                                         ======                               =======
Unallocated                                               80                                    6
                                                    --------                            ---------
Total allowance for loan losses                     $    519                            $     431
                                                    ========                            =========

                                                                       December 31,
                                   -------------------------------------------------------------------------------------
                                              1999                         1998                          1997
                                   -------------------------    --------------------------    --------------------------
                                    Amount of     Percent of     Amount of      Percent of     Amount of    Percent of
                                    Allowance      Loans by      Allowance       Loans by      Allowance     Loans by
                                   Allocated to  Category to    Allocated to   Category to    Allocated to  Category to
                                     Category    Gross Loans      Category     Gross Loans     Category     Gross Loans
                                   ------------  ------------   ------------   ------------   ------------  -----------
                                                                   (Dollars in thousands)
Commercial loans                        $ 225          29.7%        $  186           27.1%       $    94         24.7%
Installment loans                          41           7.2             29            5.6             24          8.4%
Real estate loans                          80          21.1             85           24.9             72         37.9
Interim construction loans                 79          42.0             72           42.4             28         29.0
                                        -----        ------         ------         ------        -------     --------
 Total allocated                          425         100.0%           372          100.0%           218        100.0%
                                                     ======                        ======                    ========
 Unallocated                                6                           33                             7
                                        -----                       ------                       -------
  Total allowance for
   possible loan losses                 $ 431                       $  405                       $   225
                                        =====                       ======                       =======

Premises and Equipment

     Premises and equipment increased $277,000, or 11.2%, during the first six months of 2000, from $2,479,000 at December 31, 1999 to $2,756,000 at June 30,
2000, and increased $695,000, or 39.0%, from $1,784,000 at December 31, 1998 to
$2,479,000 at December 31, 1999. The increase during the first six months of 2000 was related to leasehold improvements and additional furniture and equipment purchased in connection with the opening of the Park Cities branch. The increase in 1999 over 1998 was due to a $694,000 purchase of land for a potential future branch location in Allen, Texas.

Deposits

     Deposits are attracted principally from within the bank's primary market area through the offering of a broad selection of deposit instruments, including checking accounts, money market accounts, regular savings accounts, term certificate accounts and individual retirement accounts. Interest rates paid, maturity terms, service fees and withdrawal penalties for the various types of accounts are established periodically by management based on the bank's liquidity requirements, growth goals and interest rates paid by competitors. The bank does not use brokers to attract deposits.

     Total deposits increased $14,551,000, or 36.8%, from $39,503,000 at December 31, 1999, to $54,054,000 at June 30, 2000. The increase in deposits was primarily in certificates of deposit, which increased $10,739,000, or 51.8%, from $20,748,000 at December 31, 1999 to $31,487,000 at June 30, 2000. The
increase in certificates of deposit was the result of special interest rate promotions offered by the bank to attract such deposits. The bank also experienced a $4,387,000, or 58.9%, increase in limited access money market accounts as result of additional deposits received from new loan customers and normal bank growth. Total deposits increased $188,000, or 0.48%, from $39,315,000 at December 31, 1998, to $39,503,000 at December 31, 1999. Despite
little increase in total deposits in 1999, the bank experienced a slight shift in the mix of the portfolio as noninterest-bearing demand deposits increased from 18.4% of total deposits at December 31, 1998 to 25.0% of total deposits at December 31, 1999, while certificates of deposit decreased from 58.6% of total deposits at December 31, 1998 to 52.5% of total deposits at December 31, 1999. Fluctuations in other categories of deposits were not significant.

     The following tables present the average amounts of, and the average rates paid on, deposits of the bank for the six months ended June 30, 2000 and 1999 and for each of the last three years since inception:

                                                                  Six Months Ended June 30,
                                                      -----------------------------------------------
                                                               2000                      1999
                                                      ----------------------    ----------------------
                                                      Average       Average     Average       Average
                                                       Amount        Rate        Amount        Rate
                                                      -------       ------      -------       ------
                                                                   (Dollars in thousands)
Noninterest-bearing demand deposits                    $10,516        N/A       $ 6,911         N/A
Interest-bearing demand, savings and
   money market deposits                                 9,627       3.74%        9,066        3.84%
Time deposits of less than $100,000                     18,209       5.60        14,550        5.35
Time deposits of $100,000 or more                       11,925       5.77         8,148        5.16
                                                       -------                  -------
    Total deposits                                     $50,277       4.12%      $38,675        4.00%
                                                       =======                  =======


                                                       Year Ended December 31,
                                   -----------------------------------------------------------------
                                            1999                  1998                 1997
                                   -------------------     --------------------   ------------------
                                   Average     Average     Average      Average   Average    Average
                                   Amount       Rate       Amount        Rate     Amount      Rate
                                   -------     -------     -------      -------   -------    -------
                                                           (Dollars in thousands)
Noninterest-bearing
 demand deposits                   $ 8,007        N/A      $ 5,073        N/A     $ 1,745       N/A
Interest-bearing demand,
 savings and money
  market deposits                    9,623       3.84%       6,786       4.11%      3,257      4.24%
Time deposits of less
 than $100,000                      13,938       5.26       11,774       5.71       2,493      5.78
Time deposits of $100,000
 or more                             8,195       5.13        5,835       5.64       2,414      5.59
                                   -------     ------      -------     ------     -------    ------

   Total deposits                  $39,763       3.83%     $29,468       4.34%    $ 9,909      4.21%
                                   =======     ======      =======     ======     =======    ======

  The maturity distribution of time deposits of $100,000 or more at June 30, 2000 and December 31, 1999, is presented below.


                                                          At June 30, 2000      December 31, 1999
                                                          -----------------     ------------------
                                                           (In thousands)         (In thousands)
          3 months or less                                    $  2,481               $  1,448
          Over 3 through 6 months                                6,669                  4,324
          Over 6 through 12 months                               3,238                  1,942
          Over 12 months                                           768                    634
                                                              --------               --------

           Total time deposits of $100,000 or more            $ 13,156               $  8,348
                                                              ========               ========

     Time deposits of $100,000 or more are a more volatile and costly source of funds than other deposits and are most likely to affect the bank's future earnings because of interest rate sensitivity. At June 30, 2000 and December 31, 1999 and 1998, deposits of $100,000 or more totaled 24.3%, 21.1% and 21.1%, of the bank's total deposits.

Results of Operations

Net Income

     General economic conditions, the monetary and fiscal policies of federal agencies and the regulatory policies of agencies that regulate financial institutions affect the operating results of the bank. Interest rates on competing investments and general market rates of interest influence the bank's cost of funds. Lending activities are influenced by the demand for various types of loans, which in turn is affected by the interest rates at which such loans are made, general economic conditions and the availability of funds for lending activities.

     The bank's net income is primarily dependent upon its net interest income, which is the difference between interest income generated on interest-earning assets and interest expense incurred on interest-bearing liabilities. Provisions for loan losses, service charges, gains on the sale of assets and other income, noninterest expense and income taxes also affect net income.

     Net income for the three and six months ended June 30, 2000 amounted to $88,000 and $197,000 ($0.15 and $0.34 earnings per share) compared to net income of $126,000 and $254,000 ($0.22 and $.44 earnings per share) for the comparable periods in 1999. Increases in net interest income during the three and six month periods ended June 30, 2000 were offset by increases in noninterest expense. Additionally, during the six months ended June 30, 2000, income tax expense was recognized at a higher effective tax rate as all prior net operating loss carryforwards had been utilized.

     Net income for the year ended December 31, 1999, amounted to $529,000 ($0.92 basic and diluted earnings per common share) compared to net income of $477,000 ($0.83 basic and diluted earnings per common share) for the year ended December 31, 1998, and compared to a net loss of $568,000 ($0.99 basic and diluted loss per common share) for the year ended December 31, 1997. Net income for 1998 increased over 1997 due to an increase in interest income resulting from an increased volume of loans. Net income in 1999 increased over 1998 due to similar reasons.

     Two key measures of performance within the banking industry are return on average assets and return on average stockholders' equity. Return on average assets ("ROA") measures net income in relation to average total assets and indicates a company's ability to employ its resources profitably. The bank's ROA was 0.70% and 1.15% of the first six months of 2000 and 1999 and 1.16% for 1999 compared to 1.38% for 1998 and (4.02)% for 1997.

     Return on average stockholders' equity ("ROE") is determined by dividing net income by average stockholders' equity and indicates how effectively a company can generate net income on the capital invested by its stockholders. The bank's ROE 6.73% and 9.67% for the first six months of 2000 and 1999 and was 9.74% for 1999, compared to 9.82% for 1998 and (13.58)% for 1997.

Net Interest Income

     Net interest income is the largest component of the bank's income and is affected by the interest rate environment and the volume and composition of interest-earning assets and interest-bearing liabilities.

     The general market rates of interest, including the deposit and loan rates offered by many financial institutions, are influenced by the Federal Reserve through adjustments to the discount rate. The discount rate is the interest rate at which member institutions can borrow funds from the Federal Reserve if necessary. The discount rate began 1997 at 5.00% and remained stable until the fourth quarter of 1998 when the rate was decreased in two separate adjustments of 25 basis points each. In 1999, the discount rate was increased by 25 basis points in the third quarter and again in the fourth quarter to end the year at 5.00%. During 2000, the discount rate was increased 50 basis points in both first and second quarters to end the first six months of the year at 6.00%. Over the same period, the bank's prime interest rate, the rate offered on loans to borrowers with strong credit, adjusted in a similar pattern. The prime rate began 1997 at 8.50% and remained stable until the end of the third quarter of 1998 when the rate was decreased 25 basis points. The rate later decreased an additional 50 basis points during the fourth quarter of 1998 and remained stable until the third quarter of 1999. In 1999, the prime rate increased 50 basis points in the third quarter and 25 basis points in the fourth quarter to end the year at 8.50%. During 2000, the prime rate increased 50 basis points in both the first and second quarters to end the first six months of 2000 at 9.50%.

     The "gap" is the difference between the repricing of interest-earning assets and interest-bearing liabilities within certain time periods. The following tables present the maturity and rate sensitivity gap of interest-earning assets and interest-bearing liabilities at June 30, 2000 and December 31, 1999.

                                                           Maturity or Next Rate Adjustment Date
                                   -----------------------------------------------------------------------------------
                                                   More than 3     More than      More than
                                     3 Months      Months to 1     1 Year to      3 Years to       Over 5
                                     or Less          Year          3 Years        5 Years          Years       Total
                                     --------      -----------     ---------      ----------       ------       -----
                                                                (Dollars in Thousands_
June 30, 2000
Rate Sensitive Assets:
   Loans                           $   23,310      $    14,842     $    2,173     $      674      $       -    $  40,999
   Securities                             369                -            499              -              -          868
   Federal funds sold                  11,200                -              -              -              -       11,200
                                   ----------      -----------     ----------     ----------      ---------    ---------
                                   $   34,879      $    14,842     $    2,672     $      674      $       -    $  53,067
                                   ==========      ===========     ==========     ==========      =========    =========

Rate Sensitive Liabilities:
   Interest-bearing deposits       $   19,255      $    22,277     $    3,076     $      292      $       -    $  44,900
                                   ==========      ===========     ==========     ==========      =========    =========

Gap                                $   15,624      $    (7,435)    $     (404)    $      382      $       -    $   8,167

Cumulative gap                     $   15,624      $     8,189     $    7,785     $    8,167      $   8,167

Cumulative gap as a percent of
   total rate sensitive assets          29.44%           15.43%         14.67%         15.39%         15.39%


Cumulative rate sensitive assets
   as a percent of cumulative
   rate sensitive liabilities          181.14%          119.72%        117.45%        118.19%       118.19%

                                                           Maturity or Next Rate Adjustment Date
                                   -----------------------------------------------------------------------------------
                                                   More than 3     More than      More than
                                     3 Months      Months to 1     1 Year to      3 Years to       Over 5
                                     or Less          Year          3 Years        5 Years          Years       Total
                                   ----------      -----------     ---------      ----------       ------       -----
December 31, 1999
-----------------
Rate Sensitive Assets:
   Loans                           $   22,259      $   13,038      $    2,030     $      556      $        -   $  37,883
   Securities                             353               -             498              -               -         851
   Federal funds sold                   1,800               -               -              -               -       1,800
                                   $   24,412      $   13,038      $    2,528     $      556      $        -   $  40,534

Rate Sensitive Liabilities:
   Interest-bearing deposits       $   12,139      $   15,500      $    1,991     $        2      $        -   $  29,632

Gap                                $   12,273      $   (2,462)     $      537     $      554      $        -   $  10,902

Cumulative gap                         12,273           9,811          10,348         10,902          10,902

Cumulative gap as a percent of
   total rate sensitive assets          30.28%          24.20%          25.53%         26.90%          26.90%


Cumulative rate sensitive

   assets as a percent of
   cumulative rate sensitive
   liabilities                         198.91%         135.50%         134.92%        136.79%         136.79%

     As of June 30, 2000 and December 31, 1999, the bank was in a cumulative positive gap position, or asset sensitive, on a one-year time horizon. Accordingly, the bank's interest-earning assets will generally reprice more quickly than its interest-bearing liabilities. Therefore, the bank's net interest margin is likely to increase in periods of rising interest rates in the market and decrease in periods of falling interest rates. Further analysis of the bank's net interest margin is provided below. Also see discussion under the heading "Asset and Liability Management and Quantitative and Qualitative Disclosures About Market Risk" below.

     Net interest income totaled $797,000 and $1,516,000 for the three and six months ended June 30, 2000, increasing $239,000, or 42.8%, and $414,000, or 37.6%, from the comparable periods in 1999. The increase in 2000 was primarily due to an increase in the average volume of loans combined with an increase in the average yield earned on such investments compared to the prior year. The average yield earned on loans increased from 10.08% for the first six months of 1999 to 10.84% for the first six months of 2000. Similarly, the net interest margin, which is calculated by dividing net interest income by average interest-earning assets, increased from 5.45% to 5.96% over the comparable six-month periods.

     Net interest income totaled $2,372,000 for 1999, increasing $488,000, or 25.9%, from 1998. Net interest income for 1998 was $1,884,000, increasing $1,215,000, or 181.6%, from 1997. The increases over the comparable periods were primarily due to an increase in the average volume of loans partly offset by a decrease in the average yield earned on such investments. The average yield earned on loans decreased from 10.94% in 1997 to 10.73% in 1998 and 10.23% in 1999. Despite the 50 basis point decrease in the yield on loans in 1999, the net interest margin decreased only 19 basis points from 5.94% in 1998 to 5.81% in 1999. The impact on net interest income resulting from the decrease in the average yield earned on loans was partly offset by a 45 basis point decrease in the average rate paid on deposits. The average rate paid on deposits totaled 4.80% in 1999, 5.25% in 1998 and 5.11% in 1997. The net interest margin increased 57 basis points from 5.37% in 1997 to 5.94% in 1998. In 1998, the bank had a larger proportion of average interest-earning assets invested in higher yielding loans compared to 1997. As such, the bank's average yield on interest-earning assets increased from 8.72% in 1997 to 9.98% in 1998 despite a 20 basis point decrease in the average yield earned on loans. The increase in the average yield earned on interest-earning assets offset the impact of a 14 basis point increase in the average rate paid on deposits and resulted in an increased net interest margin for 1998.

The following tables set forth information relating to the bank's average balance sheet and reflects the average yield on interest-earning assets and the average cost of interest-bearing liabilities for the periods indicated. Such yields and costs are derived by dividing income or expense by the average balance of interest-earning assets or interest-bearing liabilities, for the periods presented. Average balances are derived from daily balances, which include nonaccruing loans in the loan portfolio.

                                                                         Six Months Ended June 30,
                                           ---------------------------------------------------------------
                                                         2000                               1999
                                           ----------------------------     ------------------------------
                                                       Interest                        Interest
                                           Average     Income/  Yield/      Average    Income/     Yield/
                                           Balance     Expense  Rate(5)     Balance    Expense     Rate(5)
                                           -------     -------  -------     -------    -------     -------
ASSETS                                                          (Dollars in thousands)
Interest-earning assets:
   Loans, net (1)                        $  41,956    $   2,274   10.84%    $   34,361   $   1,732    10.08%
   Securities (2)                              859           29    6.75            306          10     6.54
   Federal funds sold                        8,096          248    6.13          5,756         134     4.66
                                         ---------    ---------             ----------   ---------
       Total interest-earning assets        50,911        2,551   10.02         40,423       1,876     9.28
                                         ---------    ---------             ----------   ---------

Noninterest-earning assets:
   Cash and due from banks                   2,474                               1,480
   Premises and equipment                    2,756                               1,932
   Other assets                                719                                 718
   Allowance for loan losses                  (471)                               (442)
                                         ---------                          ----------
       Total noninterest-earning
         assets                              5,478                               3,688
                                         ---------                          ----------
         Total assets                    $  56,389                          $   44,111
                                         =========                          ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
   NOW, savings and money
     market deposits                      $  9,627    $     180   3.74      $    9,066   $     174     3.84
   Time deposits                            30,134          855   5.67          22,698         600     5.29
                                          --------     --------             ----------   ---------    ------
     Total interest-bearing
       liabilities                          39,761        1,035   5.21          31,764         774     4.87
                                          --------     --------  -----      ----------   ---------    ------

Noninterest-bearing liabilities:
   Demand deposits                          10,516                               6,911
   Other liabilities                           261                                 184
                                          --------                           ---------
     Total noninterest-bearing
       liabilities                          10,777                               7,095
                                          --------                           ---------
       Total liabilities                    50,538                              38,859
Stockholders' equity                         5,851                               5,252
                                          --------                           ---------
         Total liabilities and
           stockholders' equity           $ 56,389                          $   44,111
                                          ========                           =========

Average cost of all deposits                                     4.12%                                4.00%
                                                                 ====                                 ====

Net interest income                                   $   1,516                          $   1,102
                                                      =========                          =========

Interest rate spread (3)                                         4.81%                                4.41%
                                                                 ====                                 ====

Net interest margin (4)                                          5.96%                                5.45%
                                                                 ====                                 ====

------------------------------
(1)  Calculated net of deferred loan fees.
(2) Average balance includes unrealized gains and losses on available for sale securities while yield is based on amortized cost.
(3) The interest rate spread is the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(4) The net interest margin is equal to net interest income divided by average interest-earning assets. Yields earned and rates paid are presented on an annualized basis.

(5)  Yields earned and rates paid are presented on an annualized basis.

                                                           Year Ended December 31,
                              ------------------------------------------------------------------------------------------------
                                              1999                             1998                         1997(1)
                              ------------------------------     -----------------------------     ---------------------------
                                            Interest                         Interest                         Interest
                                 Average    Income/   Yield/     Average     Income/    Yield/     Average    Income/   Yield/
                                 Balance    Expense    Rate      Balance     Expense     Rate      Balance    Expense   Rate
                              ----------    -------   ------     -------     --------   ------     -------    -------   ------
ASSETS                                                                (Dollars in thousands)
Interest-earning assets:
  Loans, net (2)              $   34,971    $ 3,576    10.23%    $ 27,362    $ 2,936    10.73%     $ 7,298    $   798   10.93%
  Securities (3)                     456         28     6.14          343         19     5.54          896         53    5.92
  Federal funds sold               5,837        291     4.99        3,989        209     5.24        4,255        235    5.52
                              ----------    -------              --------    -------               -------    -------
        Total interest
        earning assets            41,264      3,895     9.44       31,694      3,164     9.98       12,449      1,086    8.72
                              ----------    -------              --------    -------               -------    -------

Noninterest-earning assets:
  Cash and due from banks          1,822                            1,026                              489
Premises and equipment, net        2,183                            1,748                            1,098
Other assets                         579                              332                              141
  Allowance for loan losses         (425)                            (314)                             (53)
                              ----------                         --------                          -------
        Total noninterest-
          earning assets           4,159                            2,792                            1,675
                              ----------                         --------                          -------
               Total assets   $   45,423                         $ 34,486                          $14,124
                              ==========                         ========                          =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
  Demand, savings and money
    market deposits           $    9,623    $   370     3.84%    $  6,786    $   279     4.11%     $ 3,257    $   138    4.24%
  Time deposits                   22,133      1,153     5.21       17,609      1,001     5.68        4,907        279    5.69
                              ----------    -------              --------    -------    -----      -------    -------
      Total interest-
        bearing deposits          31,756      1,523     4.80       24,395      1,280     5.25        8,164        417    5.11
                              ----------    -------   ------     --------    -------    -----      -------    -------   -----

Noninterest-bearing liabilities:
  Demand deposits                  8,007                            5,073                            1,745
  Other liabilities                  231                              163                               32
                              ----------                         --------                          -------
        Total noninterest-
          bearing liabilities      8,238                            5,236                            1,777
                              ----------                         --------                          -------
            Total liabilities     39,994                           29,631                            9,941
Stockholders' equity               5,429                            4,855                            4,183
                              ----------                         --------                          -------
            Total liabilities
              and stockholders'
              equity          $   45,423                         $ 34,486                          $14,124
                              ==========                         ========                          =======

Average cost of all deposits                            3.83%                            4.34%                           4.21%
                                                        ====                             ====                            ====

Net interest income                         $ 2,372                          $ 1,884                          $   669
                                            =======                          =======                          =======

Interest rate spread (4)                                4.64%                            4.73%                           3.61%
                                                        ====                             ====                            ====

Net interest margin (5)                                 5.75%                            5.94%                           5.37%
                                                        ====                             ====                            ====

------------------------------
(1) 1997 includes the period from February 28, 1997 (Inception) through December 31, 1997.
(2)  Calculated net of deferred loan fees.
(3) Average balance includes unrealized gains and losses on available for sale securities while yield is based on amortized cost. (4) The interest rate spread is the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) The net interest margin is equal to net interest income divided by average interest-earning assets.

     The following tables present the changes in the components of net interest income and identifies the part of each change due to differences in the average volume of interest-earning assets and interest-bearing liabilities and the part of each change due to the average rate on those assets and liabilities. The changes in interest due to both volume and rate in the tables have been allocated to volume or rate change in proportion to the absolute amounts of the change in each.

                                                   June 30, 2000 vs 1999
                                            ----------------------------------
                                                 Increase (Decrease) Due To
                                                        Changes In
                                            ----------------------------------
                                             Volume        Rate        Total
                                            -------       -----       --------
                                                     (In thousands)
Interest-earning assets:
   Loans, net                               $   404       $ 138       $    542
   Securities                                    18           1             19
   Federal funds sold                           164          50            114
                                            -------       -----       --------
       Total interest income                    486         189            675
                                            -------       -----       --------

Interest-bearing liabilities:
   Deposits:
     NOW, savings and money market deposits      10          (4)             6
     Time deposits                              209          46            255
                                            -------       -----       --------
         Total interest expense                 219          42            261
                                            -------       -----       --------

Net interest income                         $   267       $ 147       $    414
                                            =======       =====       ========

                                                    1999 vs 1998                           1998 vs 1997
                                         ---------------------------------      --------------------------------
                                             Increase (Decrease) Due To           Increase (Decrease) Due To
                                                      Changes In:                          Changes In:
                                         ---------------------------------      --------------------------------
                                          Volume        Rate       Total        Volume        Rate        Total
                                         --------    --------    ---------      -------      -------     -------
                                                                       (In thousands)
Interest-earning assets:
  Loans, net of unearned
    income                               $    777    $   (137)   $     640      $ 2,185      $   (47)    $ 2,138
  Securities                                    7           2            9          (32)          (2)        (34)
  Federal funds sold                           91          (9)          82          (14)         (12)        (26)
                                         --------    --------    ---------      -------      -------     -------
       Total interest income                  875        (144)         731        2,139          (61)      2,078
                                         --------    --------    ---------      -------      -------     -------

Interest-bearing liabilities:
  Deposits:
    NOW, savings and money                    110         (19)          91          145           (4)        141
      market deposits                         241         (89)         152          722            -         722
    Time deposits                        --------    --------    ---------      -------      -------     -------
                                              351        (108)         243          867           (4)        863
        Total interest expense           --------    --------    ---------      -------      -------     -------


  Net interest income                    $    524    $    (36)   $     488      $ 1,272      $   (57)    $ 1,215
                                         ========    ========    =========      =======      =======     ========

Provision for Loan Losses

     The provision for loan losses is determined by management as the amount to be added to the allowance for loan losses after net charge-offs have been deducted to bring the allowance to a level which, in management's best estimate, is necessary to absorb losses inherent in the loan portfolio. The amount of the provision is based on management's review of the loan portfolio and consideration of such factors as historical loss experience, general prevailing economic conditions, changes in the size and composition of the loan portfolio and specific borrower considerations, including the ability of the borrower to repay the loan and the estimated value of the underlying collateral.

     The provision for loan losses for the three and six months ended June 30, 2000 totaled $45,000 and $90,000 compared to $10,000 and $48,000 for the comparable periods in 1999. The provision for loan losses for the year ended December 31, 1999, was $98,000 compared to $180,000 in 1998 and $225,000 in
1997. The bank experienced charge-offs of $2,000, which were related to installment loans, during the first six months of 2000 and $11,000, which were related to commercial loans, during the first six months of 1999. Total charge-offs for 1999 were $72,000, all of which were related to commercial loans, while there were no charge-offs experienced in 1998 or 1997. The amount of the provision for loan losses over the comparable six-month periods has increased to compensate for the additional risk in the bank's loan portfolio resulting from the growth in interim construction loans. The amount of the provision for loan losses over the comparable annual periods has declined based on the low levels of charge-offs experienced. At June 30, 2000 and December 31, 1999 and 1998, the allowance for loan losses totaled $519,000, $431,000 and $405,000. These reserve balances represent management's best estimate of probable losses that have been incurred at such dates.

Noninterest Income

     Total noninterest income increased $17,000, or 34.0%, and $46,000, or 52.3%, from $50,000 and $88,000 during the three and six months ended June 30, 1999 to $67,000 and $134,000 for the same periods in 2000 and increased $107,000, or 88.4%, from $121,000 in 1998 to $228,000 in 1999. The amount for
1998 increased $84,000, or 227.0%, from $37,000 in 1997. The increases were primarily the result of increases in services charges on deposit accounts due to the overall growth total deposits over the comparable periods.

Noninterest Expense

     Total noninterest expense increased $243,000, or 56.1%, and $400,000, or 47.1%, from $433,000 and $849,000 during the three and six months ended June 30, 1999 to $676,000 and $1,249,000 during the same periods 2000 and increased $297,000, or 19.6%, from $1,512,000 in 1998 to $1,809,000 in 1999. Total noninterest expense increased $463,000, or 44.1%, from $1,049,000 in 1997 to $1,512,000 in 1998. Significant changes in the various components of noninterest expense are discussed below. As discussed above, financial information for 1997 includes period from February 28, 1997 (Inception) through December 31, 1999.

     Salaries and employee benefits totaled $232,000 and $467,000 for the three and six months ended June 30, 1999 compared to $342,000 and $640,000 for the same periods of 2000 and $988,000 during the year ended December 31, 1999 compared to $815,000 and $527,000 in 1998 and 1997. The increase in salaries and employee benefits over the comparable periods is the result of the addition of staff due to growth in the bank and normal, annual merit increases.

     Occupancy expense totaled $92,000 and $171,000 for the three and six months ended June 30, 2000 compared to $48,000 and $95,000 during the comparable periods in 1999 and $212,000 during the year ended December 31, 1999 compared to $195,000 in 1998 and $127,000 in 1997. The increase over the comparable six-month periods resulted from the opening of a new branch office in the first quarter of 2000. The increase in 1999 compared to 1998 resulted from increases in normal costs associated with operating bank's main facility. The increase in 1998 compared to 1997 is the result of the recognition of a full year expense in 1998.

     Other noninterest expense totaled $202,000 and $380,000 for the three and six months ended June 30, 2000 compared to $135,000 and $261,000 for the same periods in 1999 and $561,000 during the year ended December 31, 1999 compared to $455,000 in 1998 and $369,000 in 1997. Other noninterest expense includes supplies, telephone, data processing, collection and advertising expenses, as well as directors fees and franchise taxes, among other things. Increases in these types of expenses over the comparable periods is consistent with the overall growth in the bank. No single category of other noninterest expense makes up a significant portion of the increases over the comparable periods.

Federal Income Taxes

     The change in income tax expense/(benefit) is primarily attributable to the change in income/(loss) before income taxes. The provision for income taxes totaled $55,000 and $114,000, for effective rates of 38.5% and 36.7%, for the three and six months ended June 30, 2000 compared to $39,000 and $39,000, for effective tax rates of 23.6% and 13.3%, for the same periods in 1999. The lower effective tax rate during the three and six months ended June 30, 1999 resulted as the bank was able to utilize net operating loss carryforwards to reduce the tax liability. The provision for income taxes totaled $164,000, for an effective rate of 23.7%, in 1999 and $(164,000), for an effective rate of (52.4)%, in 1998, while no provision for income tax was recognized in 1997.

Asset and Liability Management and Quantitative and Qualitative Disclosures About Market Risk

     The bank's primary market risk exposure is interest rate risk and, to a lesser extent, liquidity risk. Interest rate risk is the risk that the bank's financial condition will be adversely affected due to movements in interest rates. The income of financial institutions is primarily derived from the excess of interest earned on interest-earning assets over the interest paid on interest- bearing liabilities. Accordingly, the bank places great importance on monitoring and controlling interest rate risk.

     There are several methods employed by the bank to monitor and control interest rate risk. One such method is using a gap analysis. As presented and discussed above in management's analysis of net interest income, the gap is defined as the repricing variance between rate sensitive assets and rate sensitive liabilities within certain periods. The repricing can occur due to changes in rates on variable rate products as well as maturities of interest-earning assets and interest-bearing liabilities. A high ratio of interest sensitive assets, generally referred to as a positive gap, tends to benefit net interest income during periods of rising interest rates as the average rate earned on interest-earning assets rises faster than the average rate paid on interest-bearing liabilities. The opposite holds true during periods of falling interest rates. The bank attempts to minimize the interest rate risk through management of the gap in order to achieve consistent return. At June 30, 2000 and December 31, 1999, the bank's ratio of rate sensitive assets to rate sensitive liabilities was 119.72% and 135.50% on a one-year time horizon. One strategy used by the bank in gap management is to originate variable rate loans tied to market indices. Such loans reprice on an annual, quarterly, monthly or daily basis as the underlying market indices change. Additionally, all of the bank's fixed-rate interim construction loans are originated with original maturities of twelve months or less. The bank also invests excess funds in liquid federal funds that mature and reprice on a daily basis.

     In addition to the gap analysis, management measures the bank's interest rate risk by computing estimated changes in net interest income and the "net portfolio value" ("NPV") of its cash flows from assets, liabilities and off-balance sheet items in the event of a range of assumed changes in market interest rates. The bank's senior management and the Board of Directors review the exposure to interest rates at least quarterly. Exposure to interest rate risk is measured with the use of an interest rate sensitivity analysis to determine the change in NPV in the event of hypothetical changes in interest rates, while the gap analysis is used to determine the repricing characteristics of assets and liabilities.

     NPV represents the market value of portfolio equity and is equal to the market value of assets minus the market value of liabilities, with adjustments made for off-balance sheet items. The application of the methodology attempts to quantify interest rate risk as the change in the NPV that would result from theoretical 100, 200 and 300 basis point (1 basis point equals 0.01%) changes in market interest rates. Both increases and decreases in market interest rates are considered.

     The following tables present, as of June 30, 2000 and December 31, 1999 and 1998, an analysis of the bank's interest rate risk as measured by changes in NPV for instantaneous and sustained parallel shifts of 100, 200 and 300 basis points in market interest rates.

                                           June 30, 2000
                                        ------------------
                 Change in              $ Amount  % Change
                Interest Rate            of NPV    in NPV
                -------------           --------  --------
                                     (Dollars in thousands)
                  + 300 bp             $6,625        12.1%
                  + 200 bp              6,388         8.1
                  + 100 bp              6,152         4.1

                    Base                5,912         --

                  - 100 bp              5,658       (4.3)
                  - 200 bp              5,397       (8.7)
                  - 300 bp              5,138      (13.1)

                                            December 31, 1999       December 31, 1998
                                            -----------------       -----------------
                          Change in        $ Amount    % Change   $ Amount      % Change
                        Interest Rate       of NPV      in NPV     of NPV        in NPV
                        -------------      --------   --------    --------      --------
                                                          (Dollars in thousands)
                          + 300 bp         $5,958       4.25%      $5,247        1.18%
                          + 200 bp          5,875       2.80        5,227        0.79
                          + 100 bp          5,795       1.40        5,207        0.40

                            Base            5,715         --        5,186          --

                          - 100 bp          5,628      (1.52)       5,166       (0.39)
                          - 200 bp          5,532      (3.20)       5,146       (0.77)
                          - 300 bp          5,435      (4.90)       5,125       (1.18)


     As illustrated in the above tables, the bank's NPV improves in periods rising rates due to the bank's positive gap position. This is principally because, as interest rates rise, the bank is able to reinvest a larger proportion of its interest-earning assets at higher rates more quickly than it would be forced to increase its rates paid on deposits, particularly longer-term fixed-rate certificates of deposit. Thus, in a rising interest rate environment, the amount of interest the bank would receive on its loans would increase relatively quickly as variable-rate loans adjust upward and short-term fixed-rate loans mature and new loans at higher rates are made.

     Computations of prospective effects of hypothetical interest rate changes are based on numerous assumptions, including relative levels of market interest rates, loan prepayments and deposit decay rates, and should not be relied upon as indicative of actual results. Further, the computations do not contemplate any actions the bank may undertake in response to changes in interest rates.

     As with any method of measuring interest rate risk, certain shortcomings are inherent in the NPV approach. For example, although certain assets and liabilities may have similar maturities or periods of repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Further, in the event of a change in interest rates, expected rates of prepayment on loans and early withdrawal levels from certificates of deposit would likely deviate significantly from those assumed in making risk calculations.

                           Selected Financial Ratios

     The following table presents selected financial ratios for the six months ended June 30, 2000 (annualized) and 1999 and for each of the last three fiscal years since inception:

                                                Six Months Ended
                                                    June 30,                      Year Ended December 31,
                                                ----------------              ------------------------------
                                                 2000      1999               1999         1998         1997
                                                 ----      ----               ----         ----         ----
Net income to:
  Average assets                                  0.70%     1.15%            1.16%         1.38%       (4.02)%
  Average interest-earning assets                 0.77      1.26             1.28          1.52        (4.56)
  Average stockholders' equity                    6.73      9.67             9.74          9.82       (13.58)
Dividend payout to:
  Net income                                     --        --               --            --           --
  Average stockholders' equity                   --        --               --            --           --
Average stockholders' equity to:
  Average total assets                           10.38     11.91            11.95         14.08        29.62
  Average loans (1)                              13.95     15.28            15.52         17.74        57.32
  Average total deposits                         11.64     13.58            13.65         16.48        42.21
Average interest-earning assets to:
  Average total assets                           90.29     91.64            90.84         91.90        88.14
  Average total deposits                        101.26    104.52           103.77        107.55       125.63
  Average total liabilities                     100.74    104.02           103.18        106.96       125.23
Ratio to total average deposits of:

  Average loans (1)                              83.45     88.85            87.95         92.85        73.65
  Average noninterest-bearing
     deposits                                    20.92     17.87            20.14         17.22        17.61
  Average interest-bearing deposits              79.08     82.13            79.86         82.78        82.39
Total interest expense to total
     interest income                             40.57     41.26            39.10         40.46        38.40
Efficiency ratio (2)                             75.70     71.34            69.58         75.41       148.58

-------------------------
(1)  Before allowance for loan losses.
(2) Calculated as noninterest expense divided by the sum of net interest income before provision for loan losses and total noninterest income, excluding securities gains and losses.

Liquidity

     Liquidity is the ability of the bank to fund customers' needs for borrowing and deposit withdrawals. The purpose of liquidity management is to assure sufficient cash flow to meet all of the financial commitments and to capitalize on opportunities for business expansion. This ability depends on the institution's financial strength, asset quality and types of deposit and investment instruments offered by the bank to its customers. The bank's principal sources of funds are deposits, loan and securities repayments, and other funds provided by operations. The bank also has the ability to borrow from the Federal Home Loan bank (FHLB). While scheduled loan repayments and maturing investments are relatively predictable, deposit flows and early loan prepayments are more influenced by interest rates, general economic conditions and competition. The bank maintains investments in liquid assets based upon management's assessment of (1) need for funds, (2) expected deposit flows, (3) yields available on short-term liquid assets and (4) objectives of the asset/liability management program.

     Cash and cash equivalents totaled $15,546,000, or 25.8% of total assets, at June 30, 2000 compared to $4,017,000, or 8.86% of total assets, at December 31, 1999 and $8,094,000, or 18.1% of total assets, at December 31, 1998. The bank has the ability to borrow funds from the FHLB and has various federal fund sources from correspondent banks, should the bank need to supplement its future liquidity needs in order to meet deposit flows, loan demand or to fund investment opportunities. Management believes the bank's liquidity position is strong based on its high level of cash, cash equivalents, core deposits, the stability of its other funding sources and the support provided by its capital base.

     As summarized in the Statements of Cash Flows, the most significant transactions which affected the bank's level of cash and cash equivalents, cash flows and liquidity during the first six months of 2000 were the net increase in loans of $3,106,000 and the net increase in deposits of $14,551,000. The most significant transactions which affected the bank's level of cash and cash equivalents, cash flows and liquidity during the year ended December 31, 1999 were the net increase in loans of $3,640,000, securities purchases of $595,000 and capital expenditures of $787,000.

Capital Resources

     At June 30, 2000, stockholders' equity totaled $5,912,000, or 9.8% of total assets, compared to $5,715,000, or 12.6% of total assets, at December 31, 1999 and $5,186,000, or 11.6% of total assets, at December 31, 1998. The increases in stockholders' equity are the result of earnings retained. Since its inception in 1997, the bank has not paid any dividends.

     The bank is subject to regulatory capital requirements administered by federal banking agencies. The bank regulators monitor capital adequacy very closely and consider it an important factor in ensuring the safety of depositors' accounts. As a result, bank regulators have established standard risk based capital ratios that measure the amount of an institutions capital in relation to the degree of risk contained in the balance sheet, as well as off-balance sheet exposure. Federal law requires each federal banking regulatory agency to take prompt corrective action to resolve problems of insured depository institutions including, but not limited to, those that fall below one or more prescribed capital ratios. According to the regulations, institutions whose Tier 1 and total capital ratios meet or exceed 6.0% and 10.0% of risk-weighted assets, respectively, are considered "well capitalized." Institutions whose Tier 1 and total capital ratios meet or exceed 4.0% and 8.0% of risk-weighted assets, respectively, are considered "adequately capitalized." Tier 1 capital is shareholders' equity excluding the unrealized gain or loss securities classified as available for sale and intangible assets. Tier 2 capital, or total capital, includes Tier 1 capital plus the allowance for loan losses not to exceed 1.25% of risk weighted assets. Risk weighted assets are the bank's total assets after such assets are assessed for risk and assigned a weighting factor based on their inherent risk. In addition to the risk-weighted ratios, all institutions are required to maintain Tier 1 leverage ratios of at least 5.0% to be considered "well capitalized" and 4.0% to be considered "adequately capitalized." The leverage ratio is defined as Tier 1 capital divided by adjusted average assets for the most recent quarter.

     The tables below set forth the bank's actual capital levels in addition to the capital requirements under the prompt corrective action regulations as of June 30, 2000 and December 31, 1999.

                                                                      June 30, 2000            December 31, 1999
                                                                      -------------            -----------------
                                                                               (Dollars in thousands)
  Tier 1 capital:
    Common stockholders' equity, excluding unrealized
      loss on available-for-sale securities                           $      5,912              $     5,715
    Intangible assets                                                            -                        -
                                                                      ------------              -----------
         Total Tier 1 capital                                                5,912                    5,715
                                                                      ------------              -----------

  Tier 2 capital:
    Allowance for loan losses -limited to 1.25% of
      risk-weighted assets                                                     519                      419
                                                                      ------------              -----------
         Total Tier 2 capital                                                  519                      419
                                                                      ------------              -----------

            Total capital                                             $      6,431              $     6,134
                                                                      ============              ===========

  Risk-weighted assets                                                $     46,931              $    33,503
                                                                      ============              ===========

  Adjusted quarterly average assets                                   $     59,696              $    47,421
                                                                      ============              ===========

                                                             Regulatory       Well-capitalized         Actual
                                                               Minimum             Minimum              Ratio
                                                             ----------       ----------------         ------
June 30, 2000
-------------
  Tier 1 capital to risk-weighted assets ratio                    4.00%             6.00%               12.60%
  Total capital to risk-weighted assets ratio                     8.00             10.00                13.70
  Leverage ratio                                                  4.00              5.00                 9.90

December 31, 1999
-----------------
  Tier 1 capital to risk-weighted assets ratio                    4.00              6.00                17.06
  Total capital to risk-weighted assets ratio                     8.00             10.00                18.31
  Leverage ratio                                                  4.00              5.00                12.05

     As of June 30, 2000 and December 31, 1999 the bank met the level of capital required to be categorized as well capitalized under prompt corrective action regulations. Management is not aware of any conditions subsequent to June 30, 2000 and December 31, 1999 that would change the bank's capital category.

     On May 31, 2000, the bank entered into the transfer agreement with the holding company and the selling directors. The selling directors may be joined by other shareholders who sign a counterpart of the transfer agreement.

     The transfer agreement provides for the following two transactions:

          . The sale of bank stock owned by the selling directors and other shareholders who sign a counterpart of the transfer agreement to the holding company for $15.00 per share cash. The selling directors collectively own 69,000 shares of bank stock. The selling directors are also aware of other shareholders of the bank who may desire to sell their shares of bank stock to the holding company.

          . The sale by the bank of its Park Cities branch to the Park Cities bank that has been established by the selling directors in a purchase and assumption transaction in which the Park Cities bank will pay a purchase premium of $500,000 plus the organization expenses and operating losses associated with the Park Cities branch. The bank began operations of the Park Cities branch, a full service branch facility, on March 27, 2000.

          The holding company and the bank have entered into the reorganization agreement, whereby the bank will become a wholly owned subsidiary of the holding company. The bank will continue to operate from its current location. However, pursuant to the transfer agreement, the bank will no longer own the Park Cities branch and the selling directors will no longer be directors or employees of the bank.

          The reorganization agreement provides that each shareholder of the bank (other than the selling directors and other shareholders who have signed the transfer agreement) may choose to receive one share of the holding company common stock or $15.00 cash for each share of bank stock they own. The selling directors have agreed to cause the Park Cities bank to provide bank shareholders who elect to receive cash in the reorganization the right to subscribe for shares of stock of the new bank that will own the Park Cities branch at the initial offering price.

          To provide the funds for the cash portion of the transaction, the holding company is offering for sale up to $2,500,000 of 9.5% fixed-rate debentures. The debentures are payable in five equal installments, each being 20% of the original amount of the debentures. The principal payments will begin on December 31, 2006 and continue until December 31, 2010. The debentures are convertible, at any time at the option of the owner until December 31, 2006, into shares of holding company common stock at $15.00 per share. In the event that the holding company is unable to sell enough debentures to provide the entire cash requirements of the transaction, the holding company has obtained a loan commitment letter from another financial institution providing for a loan of $1,650,000. The loan is payable over 10 years and bearing interest at floating Wall Street Journal prime rate. The loan will be secured by a security interest in all of the bank stock owned by the holding company.

          The holding company will not incur indebtedness (either in the form of debentures or the loan) of more than $2,500,000. If the cash requirements of the transaction are more than $2,500,000, the holding company will, first, request permission from the Federal Reserve Bank of Dallas to increase the maximum amount of indebtedness, second, request that all debenture holders convert debentures into holding company stock in an amount sufficient to enable the holding company to satisfy its debt commitment, and third, seek additional equity from investors in a private offering. The bank will receive a purchase premium of $500,000 from the sale of the Park Cities branch. In addition, the bank will recoup its organization costs and operating losses of approximately $197,000 in the sale. This will increase the bank's 2000 net income and its capital levels.

     The reorganization agreement is subject to regulatory and shareholder approval. Assuming the appropriate approvals are received, the bank hopes to complete the stock transfer, the branch sale and the reorganization at the same time in the fourth quarter of 2000.

Impact of Inflation and Changing Prices

     The financial statements and notes included herein have been prepared in accordance with generally accepted accounting principles ("GAAP"). Presently GAAP requires the bank to measure financial position and operating results primarily in terms of historic dollars. Changes in the relative value of money due to inflation or recession are generally not considered. The primary effect of inflation on the operations of the bank is reflected in increased operating costs.

     Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, changes in interest rates have a more significant effect on the performance of a financial institution than do the effects of changes in the general rate of inflation and changes in prices. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services. Interest rates are highly sensitive to many factors that are beyond the control of the bank, including the influence of domestic and foreign economic conditions and the monetary and fiscal policies of the United States government and federal agencies, particularly the Federal Reserve. The Federal Reserve implements national monetary policy such as seeking to curb inflation and combat recession by its open market operations in United States government securities, control of the discount rate applicable to borrowing by banks, and establishment of reserve requirements against bank deposits. The actions of the Federal Reserve in these areas influence the growth of bank loans, investments and deposits, and affect the interest rates charged on loans and paid on deposits. The nature, timing and impact of any future changes in federal monetary and fiscal policies on the bank and its results of operations are not predictable.

Year 2000 Preparedness

     The bank successfully completed its Year 2000 changeover without any problems in its core business processes. The bank has confirmed normal business operations across all products and markets on a sustained basis.

     While management believes it is unlikely, problems associated with noncompliant third parties could still occur. Management will continue to monitor all business processes and relationships with third parties during 2000 to ensure that all processes continue to function properly.

     Costs related to the bank's Year 2000 conversion project, including equipment replacement or upgrade, vendor payments, customer communications and education, were not significant.

Recent Accounting Pronouncements

     Beginning January 1, 2001 a new accounting standard, Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," will require all derivatives to be recorded at fair value. Unless designated as hedges, changes in these fair values will be recorded in the income statement. Fair value changes involving hedges will generally be recorded by offsetting gains and losses on the hedge and on the hedged item, even if the fair value of the hedged item is not otherwise recorded. This standard is not expected to have a material effect, but the effect will depend on derivative holdings when this standard applies.

                                DIVIDEND POLICY

The Holding Company

     It is the holding company's current intention to retain earnings for the foreseeable future to support operations and finance expansion. The payment of any future dividends will be at the discretion of the holding company's board of directors and will depend on, among other things, the holding company's earnings, financial condition, cash flow from operations, capital requirements, expansion plans, the income tax laws then in effect, the requirements of Texas corporate law and bank regulatory requirements, dividends by the bank and restrictions that may be imposed by the holding company's current and future financing arrangements.

     The holding company's ability to pay dividends is restricted by Texas statute and federal regulations. Article 2.38 of the Texas Business Corporation Act provides that the holding company may not pay dividends if (1) after giving effect to the dividend, the holding company would be insolvent, or (2) the dividend exceeds the surplus of the holding company.

     The holding company's ability to pay cash dividends on the holding company common stock is also restricted by the requirement that it maintain a certain level of capital in accordance with regulatory guidelines promulgated by the Federal Reserve Board. Under the current guidelines of the Federal Reserve Board, the holding company may not pay dividends on the holding company common stock without the prior consent of the Federal Reserve Bank of Dallas until the holding company has achieved a debt-to-equity ratio of 1:1 or less. As of June 30, 2000, the holding company's debt-to-equity ratio on a pro forma basis, after the debt issuance, share buy-out and sale of the Park Cities branch calculated in accordance with Federal Reserve Board guidelines, would have been approximately 0.67:1 just after consummation of the reorganization. The holding company does not anticipate paying dividends on the holding company common stock until its long-term debt incurred in the reorganization has been significantly reduced.

     Finally, and most importantly, the holding company's principal source of revenue is dividends from the bank. The holding company's ability to satisfy its obligations and pay dividends is dependent upon the bank's ability to pay dividends to the holding company.

The Bank

     The ability of the bank to pay dividends is restricted (i) by the requirement that it maintain an adequate level of capital in accordance with regulatory guidelines, and (ii) by statute. Federal regulatory authorities have adopted capital guidelines that require capital based upon a percentage of an asset's face value, depending upon the perceived credit risk associated with categories of assets. Further, the regulations provide for a two tier concept of capital, with "Tier 1" capital consisting primarily of common shareholders' equity and "Tier 2" capital consisting of a percentage of the allowance for loan losses, hybrid capital investments and mandatory convertible debt securities, and term subordinated debt and intermediate term preferred stock. The capital adequacy standards require a minimum total capital (Tier 1 capital plus Tier 2 capital) to risk weighted assets ratio of 8.0%. At June 30, 2000, the bank's total capital to risk weighted assets was 13.70%, calculated in accordance with regulatory guidelines.

     In addition to "risk-based" minimum capital requirements, the federal regulations include minimum capital requirements related strictly to "Tier 1" capital. The regulations reflect the position of banking regulatory authorities that every institution, regardless of how credit risk-free it may be, must maintain an absolute minimum level of equity. The minimum level of "Tier 1" capital required by the regulations for banks in exceptional financial condition is 3%. Banks not meeting the specific requirements in the regulations relating to their condition must maintain higher levels of "Tier 1" capital. At June 30, 2000, the bank's Tier 1 capital "leverage" ratio was 9.90%, calculated in accordance with regulatory guidelines.

     Certain statutory provisions also restrict the payment of dividends. One federal statute provides that prior to declaring a dividend, a bank must transfer to its surplus account an amount equal to or greater than 10% of the net profits earned by the bank since its last dividend was declared, unless such transfer would increase the surplus of the bank to an amount greater than the bank's stated capital. Also, federal banking laws provide that the approval of the OCC is required for any dividend if the total of all dividends, including the proposed dividend, declared by the bank in any calendar year exceeds the total of its net profits for such year combined with its retained net profits for the preceding two years, less any required transfers to surplus. Further, federal law prohibits the payment of a dividend in an amount greater than a bank's undivided profits then on hand and, if accumulated losses exceed the bank's accumulated profits, then no dividend may be paid.

     The bank is not currently prohibited by such statutes and regulations from paying dividends. However, there can be no assurance that the bank will be able to pay dividends to the holding company in the future. If the bank is prohibited from paying dividends to the holding company in the future, the holding company will not be able satisfy its financial obligations or to pay dividends on the holding company common stock.

                                CAPITALIZATION

     The following table sets forth the bank's historical and the holding company's long-term debt and capitalization:

     . as if the holding company existed on June 30, 2000 and the stock transfer and branch sale and reorganization was completed as of June 30, 2000;

     . as adjusted to give effect to the reorganization and the stock transfer and branch sale transaction, assuming that the holding company pays an aggregate of $2,500,000 for 166,666 shares of bank stock and the holding company receives $500,000 in purchase premium and an aggregate of approximately $197,000 to reimburse it for organization costs and operating losses;

     . as adjusted to give effect to the borrowing of $2,500,000 through a combination of sale and issuance of the debentures and borrowings from Wells Fargo Bank; and

     . where applicable, all transactions are tax affected using an effective tax rate of 34.0%.

     This table should be read together with the bank's historical financial statements and related notes appearing elsewhere in this document.

                                                                 At June 30, 2000
                                                                 ----------------
                                                                           Holding
                                                                Bank       Company
                                                               Actual     Pro Forma
                                                               ------     ---------
                                                                     (Dollars in
                                                                     Thousands)
          Convertible debentures/borrowings from
            Wells Fargo Bank                                $      --     $    2,500

            Stockholders' equity
            Common stock, par value $5.00 per share;
              shares authorized                                 2,874          2,040
            Paid-in capital                                     2,871          1,372
            Retained earnings                                     167            460
                                                            ---------     ----------
               Total stockholders' equity                   $   5,912     $    3,872
                                                            =========     ==========

               Total capitalization                         $   5,912     $    6,372
                                                            =========     ==========

          Total shares issued and outstanding (1)             574,750        408,084

(1) As of June 30, 2000, excludes stock options to purchase 15,000 shares of our bank stock granted to employees and directors at a weighted average exercise price of $10.00 per share. Also, excludes any issuance of holding company common stock upon conversion of the debentures.

             BENEFICIAL OWNERSHIP OF THE BANK STOCK BY SIGNIFICANT
                SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS

Security Ownership of Management

     The following table and notes to the table provide on the record date certain information with respect to bank stock beneficially owned, as of the record date for the annual meeting by:

     .    each executive officer of the bank,

     .    each director and nominee for director of the bank; and

     .    all executive officers and directors of the bank as a group.

     We determined beneficial ownership by applying the General Rules and Regulations of the Commission, which state that a person may be credited with the ownership of bank stock:

     . owned by or for the person's spouse, minor children or any other relative sharing the person's home;

     . of which the person shares voting power, which includes the power to vote or to direct the voting of the stock;

     . of which the person has investment power, which includes the power to dispose or direct the disposition of the stock; and

     . of which the person can acquire within 60 days upon the exercise of stock options.

                                                              Amount and Nature of       Percentage of Bank
                                                              Beneficial Ownership       Stock Beneficially
           Name of Person or Group                               of Bank Stock                 Owned(1)
-----------------------------------------                     ---------------------      ------------------
Patrick G. Adams                                                         200                      0.03%
Donald A. Bailey                                                       2,500                      0.43
Harold L. Campbell                                                    50,000(2)                   8.70
Christopher G. Griffith                                                7,500                      1.30
Clyde W. Hensley                                                       9,500(3)                   1.64
Sue Higgs                                                                200                      0.03
Robert H. Lutz                                                        55,000(4)                   9.51
Randy L. Pack                                                         35,000(5)                   6.09
Jon Roy Reid                                                          23,800(6)                   4.14
Ronald W. Rhoades                                                      2,500                      0.43
John M. Yeaman                                                        10,000                      1.74
Thomas R. Youngblood                                                   4,700(7)                   0.81
All executive officers and directors as a
  group (12 persons)                                                 200,900                     34.41%

-------------------------
(1) The percentage of bank stock indicated is based upon 574,750 shares of bank stock outstanding date for the annual meeting.
(2) Includes 40,000 shares of bank stock held jointly of record by Mr. Campbell and his spouse, 5,000 shares held of record by his spouse's IRA and 5,000 shares held of record by Southwest Securities for the benefit of Mr. Campbell.
(3) Includes 4,500 shares of bank stock that may be acquired within 60 days upon exercise of stock options granted under the bank's Stock Option Plan.
(4) Includes 50,000 shares held of record by Mr. Lutz and 5,000 shares held of record by Southwest Securities for the benefit of Mr. Lutz.
(5) Includes 20,000 shares held of record by Mr. Pack and 15,000 shares held of record by Southwest Securities for the benefit of Mr. Pack.

(6) Includes 12,800 shares held of record by Mr. Reid and 11,000 shares held of record by Southwest Securities for the benefit of Mr. Reid.

(7) Includes 4,500 shares of bank stock that may be acquired within 60 days upon exercise of stock options granted under bank's Stock Option Plan.

Security Ownership of Certain Beneficial Owners

         The following persons and entity are known by the bank to own beneficially more than 5% of the bank stock on the record date.


                                         Number of        Percent of
           Name and Address                Shares          of Class (1)
     -----------------------------   ------------------  --------------
     Harold L. Campbell                      50,000             8.70%
     5006 Verde Valley
     Dallas, Texas 75240

     Jarman Family Investments, Ltd.(2)      40,000             6.96
     5344 Blake Drive
     Plano, Texas 75093

     Robert H. Lutz                          55,000             9.57
     17300 Dallas Parkway, Suite 3180
     Dallas, Texas 75248

     Randy L. Pack                           35,000             6.09
     P.O. Box 3049
     Grapevine, Texas 76099


----------------------
(1) The percentage of bank stock indicated is based on 574,750 shares of stock outstanding on the record date.

(2) Jarman Family Investments, Ltd. is a Texas limited partnership of which Judy Jarman is the sole general partner.

         The required vote for approval of the reorganization is the affirmative vote of at least 66 2/3 of the outstanding shares of bank stock. On the record date, there were 574,250 shares of bank stock outstanding. Accordingly, the affirmative vote of at least 383,186 shares is necessary to approve the reorganization.

         The seven continuing directors collectively own 122,900 shares. These individuals have verbally indicated that they intend to vote these shares in favor of the reorganization. Although these statements are not binding, we believe that these individuals will vote their shares in favor of the reorganization. The four selling directors collectively own 69,000 shares. As part of the transfer agreement, they have granted to Robert H. Lutz, a continuing director of the bank and a director of the holding company, their proxy to vote their shares in favor of the reorganization. Accordingly, we believe that an aggregate 191,900 shares held by the continuing and selling directors will be voted in favor of the reorganization.

                      INFORMATION ABOUT THE ANNUAL MEETING

Time and Place of Annual Meeting

         The board of directors of the holding company is furnishing this proxy statement to solicit your proxy for use at the Annual Meeting of shareholders of the bank and any adjournment(s) of the meeting. The annual meeting will be held at the main office of the bank, 5006 Verde Valley, Dallas, Texas 75240, on Thursday, September 28, 2000, at 10:00 a.m., local time.

Purpose of the Annual Meeting

         At the annual meeting, the board of directors of the bank will request shareholders:

         . to consider and act upon a proposal to approve and adopt the reorganization agreement, providing for the reorganization of the bank as the wholly owned subsidiary of the holding company through the consolidation of the bank with New Eagle Bank, a proposed Texas chartered banking institution and subsidiary of the holding company;

         . to consider and act upon a proposal to fix the number of directors to be elected at eleven and to elect eleven directors of the bank to hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified; and

         . to transact any other business that may properly come before the annual meeting and any adjournment(s) of the meeting.

Voting Rights

         The board of directors of the bank has fixed August 22, 2000, as the record date for the determination of shareholders of the bank entitled to vote at the annual meeting. Only holders of record of the outstanding shares of bank stock at the close of business on the record date are entitled to notice of, and to vote at, the annual meeting or any adjournment(s) of the annual meeting. On the record date, the bank had outstanding 574,750 shares of bank stock, the only authorized class of stock. At such date, the bank stock was held by approximately 124 shareholders. Each outstanding share of bank stock entitles the record holder to one vote. Shareholders are also entitled to cumulative voting in the election of directors. Under cumulative voting, each shareholder is entitled to an aggregate number of votes equal to the number of directors to be elected multiplied by the number of shares the shareholder owns. You may divide this aggregate number votes among the nominees for election of directors as you choose.

Quorum

         Under federal law and the bylaws of the bank, the presence of a quorum is required for each matter to be acted upon at the annual meeting. Holders of a majority interest of all outstanding bank stock must be present at the meeting, either in person or by proxy, to establish a quorum. For purposes of establishing a quorum, the bank will count as present shareholders represented by proxies marked "withhold" or "abstain." "Broker nonvotes" will also be counted in determining the presence of a quorum for the particular matter. "Broker nonvotes" are shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have the discretionary voting power on a particular matter. In the absence of a quorum, the board of directors of the bank intends to adjourn the meeting to another place and time without further notice to shareholders, until the necessary shareholders are present. Those shareholders who fail to return a proxy or attend the annual meeting in person will not count towards determining a quorum.

Vote Required

         The required vote for the approval of the reorganization is the affirmative vote of at least 66-2/3% of the outstanding shares of bank stock. Abstentions and broker nonvotes are not votes cast and therefore do not count either for or against the approval and adoption of matters before the meeting. Although abstentions and broker nonvotes are not votes cast, they have the practical effect of votes cast AGAINST the reorganization proposal.

         In the election of directors, directors must receive a plurality of the bank stock present and voting in person or by proxy, provided a quorum exists. A plurality means receiving the largest number of votes, regardless of whether that is a majority. All matters other than the reorganization and the election of directors submitted to you at the annual meeting will be decided by a majority of the votes cast on the matter, provided a quorum exists, except as otherwise provided by law or our articles of association or bylaws. Those who fail to return a proxy or attend the annual meeting in person will not count towards determining any required plurality or majority.

Adjournment

         If for any reason the Board of Directors of the bank believes additional time should be allowed to obtain proxies, the Board may adjourn the meeting to another place and time with a vote of a majority of shares present at the meeting.

Solicitation of Proxies

         The bank's Board of Directors is sending this proxy statement and the enclosed proxy form to shareholders of the bank on or about August __, 2000. In addition to the solicitation of proxies by use of the mail, officers, directors and regular employees of the bank may solicit the return of proxies by personal interview, mail, telephone, facsimile and/or through the Internet. These persons will not be additionally compensated, but will be reimbursed for out-of-pocket expenses. The bank will also request brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of shares. The bank encourages the personal attendance of its shareholders at the annual meeting. An execution of the accompanying proxy will not affect a shareholder's right to attend the annual meeting and to vote in person.

         In connection with the solicitation of proxies, the bank will:

         .    bear the cost of soliciting proxies; and

         . reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses in soliciting proxies;

Voting by Proxy

         By properly completing and signing a proxy and returning it to the bank prior to the annual meeting, you will be appointing the proxy holders to vote your shares at the annual meeting according to your instructions on the proxy. If a proxy is completed, signed and returned without indicating any voting instructions, the shares represented by the proxy will be voted:

         .    FOR the approval and adoption of the reorganization agreement, and

         . FOR approval of the proposal to set the number of directors at eleven and to elect the eleven nominees for director set forth in this proxy statement/prospectus.

         The proxy holders will not vote any proxy that withholds authority. A proxy also gives the persons named as proxy holders the right to vote on other matters incidental to the conduct of the annual meeting. If other matters are properly brought before the meeting, the proxy holders will vote your proxy in accordance with the discretion of the proxies.

Revocation of Proxies

         Execution and return of the enclosed proxy will not affect your right to attend the annual meeting and vote in person if you first give notice to Sue Higgs, Secretary of the bank. A shareholder of the bank who returns a proxy may revoke the proxy prior to the time it is voted:

         . by giving written notice of revocation dated at any time before the proxy is voted to Sue Higgs, Secretary of Eagle National Bank, 5006 Verde Valley, Dallas, Texas 75240;

         . by delivering a properly executed proxy bearing a later date to Sue Higgs, Secretary of the bank; or

         . by attending the annual meeting and voting in person after giving notice to Sue Higgs, Secretary of the bank.

         Attendance by a shareholder at the annual meeting will not itself revoke the proxy. A revocation letter or later-dated proxy will not be effective until received by Sue Higgs, Secretary of the bank, at or prior to the annual meeting.

                                   PROPOSAL 1:

                           THE PROPOSED REORGANIZATION

Description of Reorganization Proposal

         We are asking that you approve the reorganization agreement that would result in the reorganization of the bank as a subsidiary of the holding company.

Background

         The board of directors of the bank has been considering a number of alternatives regarding the strategic direction of the bank for some time. The stock transfer transaction and the reorganization are a result of decisions made during this process.

         Since its inception in 1997, the shareholders of the bank have been segregated into three distinct groups. One group is represented by Harold Campbell, the Chairman of the Board, another group is represented by Clyde Hensley, the Vice Chairman of the Board, and the third group is represented by Tom Youngblood, the former President of the Bank. In the bank's initial years of operation, these three groups worked together to cause the bank to become profitable.

         After the bank achieved profitability, however, the three groups began expressing differences of opinion regarding several strategic initiatives. These differences arose over principally

         .    expansion plans;

         .    day to day management styles and objectives; and

         .    long term investment desires.

         During 1998 and early 1999 the three groups attempted to resolve their differences. During this time, the bank continued with efforts to expand into the Park Cities area of Dallas by preparing to open the Park Cities branch. The Board also considered the possibility of forming a bank holding company to own the bank. The bank began taking preliminary steps toward the formation of a bank holding company in late 1999.

         In early 2000, the bank began receiving unsolicited offers to acquire 100% of the stock of the bank. The bank board held informal conversations with interested purchasers in January and February regarding a potential transaction. However, the board ultimately decided not to proceed further with these inquiries primarily because the board concluded the proposed consideration was determined to be inadequate for a change of control transaction.

         During these discussions, it became apparent that the directors had different opinions regarding the strategic plan for the bank. As a result, in early March 2000 the selling directors and the remaining directors began discussing the possibility of splitting the bank into two entities, with the remaining directors keeping the bank at its north Dallas office and the selling directors selling their shares of bank stock and forming the Park Cities bank to own the Park Cities branch.

         In late March, the Board approved the concept of the transaction, authorizing the execution of a letter of intent, and authorizing Harold Campbell to negotiate the terms of a definitive agreement on behalf of the bank.

         On April 3, 2000, the bank entered into a letter of intent with the selling directors. The letter of intent provided, among other things, that:

         .    the selling directors would sell their stock for $15.00 per share;

         . the bank would sell the Park Cities branch to a new bank established by the selling directors for a purchase premium of $500,000 plus organization expenses and operating losses; and

         . Tom Youngblood would resign as President of the bank effective as of April 1, 2000, but would remain the employee primarily responsible for the Park Cities branch.

         During April and May 2000, the bank and the selling directors negotiated the terms of the transfer agreement. Meetings between Harold Campbell and Tom Youngblood and the selling directors were held on various dates during this period. On April 26, 2000, Harold Campbell and Tom Youngblood held a meeting with separate legal counsel representing the bank and the selling directors to negotiate the agreement. Harold Campbell, Robert H. Lutz, Chris Griffith and Patrick Adams met with the bank's legal counsel on May 17, 2000, to discuss the agreement. Harold Campbell met individually with the other remaining directors during late May, 2000 to discuss the agreement.

         By Unanimous Consent dated effective as of May 31, 2000, the Board of Directors approved the transfer agreement and authorized Harold Campbell to execute the agreement on behalf of the bank. The transfer agreement was signed effective as of May 31, 2000.

         During the negotiations, all of the directors recognized that shareholders will have personal preferences regarding whether they would like to keep their investment in the bank or join the selling directors in starting the Park Cities bank. The primary purpose of the reorganization is to give you this choice. As discussed below, you may elect to receive holding company common stock or cash for your bank stock. You must make this election prior to or at the special meeting. If you elect to receive cash, the selling directors have agreed in the transfer agreement to cause the Park Cities bank to provide you with the right to purchase shares of stock of the Park Cities bank.

         The Park Cities bank (In Organization) began soliciting investors for its stock through its Offering Circular dated July 17, 2000. The terms of the offering and a description of the Park Cities bank, its management and its stock, are set forth in the Offering Circular. You will receive an Offering Circular together with instructions for investing in the Park Cities bank if you elect to receive cash in the reorganization.

Purchase of Stock from Selling Directors

         Pursuant to the transfer agreement, the holding company will purchase the 69,000 shares of bank stock owned by the selling directors at a per share price of $15.00. The transfer agreement includes a list of shareholders who the selling directors believe may also desire to sell their shares of bank stock to the holding company (the "selling shareholders"). These shareholders collectively own 68,700 shares of bank stock. The transfer agreement provides that the selling directors may contact the selling shareholders to determine if they in fact desire to sell their shares of bank stock pursuant to the transfer agreement. As of the date of this document, none of the shareholders who were listed in the transfer agreement have agreed to sell their shares of bank stock pursuant to the Stock Transfer and Branch Sale Agreement.

         The purchase price for the selling shareholder shares is also $15.00 per share. The purchase price under the transfer agreement may be increased if the sale of the branch by the bank to the new bank is consummated prior to consummation of the stock transfer. In such event, then the purchase price will be increased by a daily interest rate equal to Wall Street Journal prime rate for the number of days between the closing of the branch sale and the closing of the stock transfer. The purchase price is payable in cash at closing of the stock transfer.

         The transfer agreement also provides that Tom Youngblood will cancel his option to purchase 7,500 shares of bank stock. In February, 1997, the bank granted to Mr. Youngblood an option to purchase 7,500 shares of bank stock at $10.00 per share. In consideration of his cancellation of the option, the holding company will pay him $5.00 per share for each share subject to the option, reflecting the difference between the $15.00 per share price to be paid to the selling directors and the selling shareholders and the per share exercise price of the option. Such payment is to be made in cash at the closing of the stock transfer.

Sale of Park Cities Branch

         Pursuant to the transfer agreement, the bank will sell the Park Cities branch to the Park Cities bank, the new bank being established by the selling directors. The branch sale is part of the split up of the board of directors. The bank would not sell the branch without the corresponding purchase of stock from the selling directors. The bank recognizes that by selling the branch, it is giving up a location in a separate market. Further, the bank recognizes that the selling directors have relationships with some of the bank's customers and that the Park Cities bank will compete with the bank for these customers. Nevertheless, the bank believes that the sale of the Park Cities branch, when taken in context with the purchase of stock from the selling directors, is in the best interests of the bank.

         The transfer agreement also provides for the sale of the Park Cities branch by the bank to the selling director's new bank. The Park Cities branch will be sold pursuant to a purchase and assumption transaction where the new bank will purchase the assets of the Park Cities branch (loans, leasehold improvements, furniture, fixtures and equipment, the branch name, etc.) and assume the liabilities of the Park Cities branch (primarily deposits and the branch facility lease). The new bank will pay book value for the assets such as loans, leasehold improvements, and furniture fixtures and equipment. The new bank will also pay a purchase premium for the deposits equal to

         .    $500,000; plus
                        ----

         . $2.50 multiplied by the difference between (a) 110,000 less (b) the number of shares of bank stock delivered by the selling directors and selling shareholders for sale pursuant to the transfer agreement; plus

         .    the organization costs of the Park Cities branch ($89,571.96);
              plus

         . the net loss, if any, arising from the operation of the Park Cities branch from the date it opened (March 27, 2000) to the closing of the branch sale.

         The closing of the branch sale will be within thirty days after receipt of regulatory approvals for the new bank to open for business and acquire the Park Cities branch.

         The sale of the Park Cities branch will have a positive effect upon the bank's financial condition and results of operations for the year ending December 31, 2000. The Park Cities branch is a new branch that opened for business on March 27, 2000. As such, the Park Cities branch has a relatively small amount of assets (approximately $4,300,000 at June 30, 2000) which constitute less than 10% of the bank's total assets. Further, the Park Cities branch has incurred operational losses of approximately $108,000 through June 30, 2000. The bank will recoup the organization expenses and the operational losses as well as receive a purchase premium of $500,000 in the branch sale. This will increase the bank's pre-tax net income by at least $697,000 for 2000. The increased net income will increase the bank's capital level as well. Given the relatively small amount of assets being transferred, the branch sale will not have a material effect upon the bank's liquidity.

         The sale of the Park Cities branch will divest the bank of a separate location in a different market area. This sale will diminish the potential for diversity in the bank's customer base that the bank was attempting to achieve when it established the branch. The new Park Cities bank will be a new competitor in the Dallas/Fort Worth area. However, the Park Cities bank will be located in a different market from the bank and, as such, will not be in direct competition with the bank. The bank does expect that, given that the selling directors (in particular former President Tom Youngblood) have relationships with the bank's customers, the bank will lose some of its customers to the new Park Cities bank.

Holding Company Formation

         In proceeding with the transfer agreement, the board of directors of the bank required that these transactions be fair to the shareholders of the bank. To that end, the transfer agreement provides

         . the holding company will acquire the bank in a corporate reorganization that provides shareholders with a choice of receiving holding company stock or $15.00 per share cash for their shares of bank stock;

         . shareholders who elect to receive cash in the reorganization have the right to purchase shares of the new bank that will own the Park Cities branch at the initial offering price of the new bank stock; and

         . the bank will obtain a fairness opinion from an independent bank valuation firm that the transactions are fair to the shareholders of the bank from a financial point of view.

Reasons for the Formation of the Holding Company

         A bank holding company is an entity that controls a bank through ownership or other control of the voting stock of such bank. As a result of the reorganization and the transfer agreement, the holding company will own 100% of the issued and outstanding shares of the bank.

         The reasons for the establishment of the holding company to own the bank include the following:

         . The holding company provides a vehicle to complete the transactions contemplated by the transfer agreement.

         . As part of its strategic planning, the bank is considering expansion of its geographic markets through the acquisition of, or merger with, other banks. The holding company can be an effective vehicle in financing such acquisitions and in maintaining the independent franchise value of an acquired institution. The holding company has no specific plans to acquire any particular financial institution at this time.

         . By offering the opportunity for shareholders to elect to receive cash for their shares of bank stock as part of the reorganization, the formation of the holding company provides an immediate source of liquidity to those shareholders who want or need to liquidate their investment in the bank at this time.

         . A bank is restricted by regulation from purchasing its own stock, while a bank holding company is generally subject to less regulatory restrictions. Because the holding company could create a market for and is permitted to purchase its own stock, holders of the holding company bank stock will have an additional prospective purchaser of such stock. The formation of the holding company should provide a continuing, though limited, source of liquidity for shareholders.

         . Subject to the holding company's financial condition, purchases of newly issued bank stock or direct capital contributions by the holding company can be used to provide future injections of capital into the bank when and if needed. If the holding company were not formed and the bank sought additional capital injections through the issuance of additional shares of bank stock, shareholders desiring to avoid dilution of their percentage ownership of the bank would be required to purchase additional shares of bank stock with their personal funds. With the bank wholly owned by the holding company, such future injections of capital could be made by the holding company through borrowing without change in the percentage ownership of the shareholders of the holding company. The holding company's ability to obtain the necessary funds through borrowing instead of through the issuance of stock would be subject, of course, to regulatory restrictions and financial considerations.

Description and Effects of the Reorganization

         As a step toward establishing a holding company for the bank, the board of directors of the bank incorporated the holding company on May 18, 2000, to serve as the bank holding company. The holding company has taken no actions except those aimed at consummating the reorganization and achieving bank holding company status. No shares of holding company bank stock have as yet been issued and the holding company is being managed by its initial directors, Harold Campbell, Bobby Lutz and Patrick Adams. The holding company has not engaged nor will it engage in any business other than taking such actions as necessary to effect the transactions described in this document.

         The establishment of the holding company as a bank holding company is to be accomplished by the reorganization pursuant to the terms of the reorganization agreement, a copy of which is attached as Annex A. The bank will
                                                         -------
be the resulting bank from the reorganization and will be wholly owned by the holding company. Upon consummation of the reorganization, the bank will continue to possess all of its property, rights, and interests and will be liable for all of its liabilities and obligations. The bank will continue its banking business at the same location with the same management as immediately prior to the effective date of the reorganization. However, as a result of the transfer agreement, the bank will no longer own the Park Cities branch and Randy Pack, Jon Roy Reid, John Yeaman and Tom Youngblood will no longer be directors or employees of the bank.

Conversion and Exchange of Shares

         The reorganization agreement provides that the shareholders (other than the selling directors and shareholders who sell their shares to the holding company pursuant to the transfer agreement) will be entitled to receive, for each share of bank stock they own on the effective date of the reorganization, at their option,

         .    one share of holding company common stock;

         .    $15.00 cash; or

         .    A combination of the foregoing.

As noted above, shareholders who elect to receive cash in the reorganization have been granted the right by the new bank to subscribe for shares of the new bank that will own the Park Cities branch. The transfer agreement provides that such shareholders may subscribe for shares of the new bank at the initial offering price until the earlier of

         .    30 days after the effective date of the reorganization; or

         .    December 31, 2000.

Shareholders may elect to receive holding company stock for part of their shares of bank stock and cash for part of their shares of bank stock.

         Shareholders must make their election in writing in the form transmitted with this document. The election form must be returned to the holding company at or prior to the shareholders' meeting. If you do not return a completed and signed election form by that date, you will be deemed to have elected to receive all holding company common stock.

         The directors of the bank who are not selling their shares pursuant to the transfer agreement are:

                  Patrick G. Adams
                  Donald A. Bailey
                  Harold L. Campbell
                  Christopher G. Griffith
                  Clyde W. Hensley
                  Robert H. Lutz
                  Ronald W. Rhoades

These directors beneficially own an aggregate of 122,700 shares of bank stock, constituting approximately 21% of the shares of the outstanding bank stock. All of these directors have indicated that they will elect to receive shares of holding company stock for their shares of bank stock.

         We have committed to banking regulators that we will not incur indebtedness (either in the form of the debentures or the loan from Wells Fargo
Bank) greater than $2,500,000. This means that the maximum number of shares of the bank stock for which the holding company could pay cash for is 166,667 shares. As mentioned above, the holding company will purchase 69,000 shares for cash from the selling directors. This leaves 97,667 shares that the holding company may acquire for cash from other shareholders pursuant to the reorganization. If bank shareholders owning more than 97,667 shares elect to receive cash in the reorganization, the holding company will

         . first, request permission from the Federal Reserve Bank of Dallas to increase the maximum amount of indebtedness,

         . second, request that all debenture holders convert debentures into holding company stock in an amount sufficient to enable the holding company to satisfy its debt commitment, and

         . third, seek additional equity from investors in a private offering.

         If none of these alternatives are successful, the holding company will not be able to satisfy its regulatory commitment and will not be able to proceed to consummate the transaction.

         At consummation of the reorganization, the 1,000 shares of bank stock of the interim bank outstanding and held by the holding company will be converted into and become 574,750 shares of the bank as the bank is the entity surviving the reorganization. The shares of bank stock issued and outstanding immediately prior to the reorganization and held by shareholders of the bank other than the holding company will represent, after the reorganization, the right to receive the consideration described above.

         The following table indicates the aggregate amount of consideration to be received by the continuing directors as a group, the selling directors who sell pursuant to the transfer agreement as a group, and all other shareholders as a group assuming that all shareholders other than the selling directors elect to receive holding company stock for their shares of bank stock.

                                                                 Aggregate Number of
                                     Aggregate Number of          Shares of Holding
                                      Shares of Bank             Company Stock After
                                       Stock Prior to              the Reorganization
              Group                  Reorganization (%)                 (%) (1)                   Cash
-----------------------------       --------------------         -------------------          -----------
Continuing Directors                     122,700 (21%)               122,700 (24%)                      0

Selling Directors and Selling             69,000 (12%)                     0 (0%)              $1,035,000
Shareholders (2)

All Other Shareholders                   383,050 (67%)               383,050 (76%)                      0
                                    -------------------          -------------------         ------------

                             Total       574,750 (100%)              505,750 (100%)            $1,035,000
                                    ===================          ====================        ============

(1) Based upon 505,750 shares of holding company stock assumed to be outstanding and does not include shares issuable upon the exercise of stock options assumed by the holding company in the reorganization.

(2) Reflects number of shares to be sold and consideration to be paid pursuant to the transfer agreement.

         The following table indicates the aggregate amount of consideration to be received by the continuing directors as a group, the selling directors who sell pursuant to the transfer agreement as a group, and all other shareholders as a group assuming that shareholders holding 97,666 shares of bank stock (the maximum amount of shares the holding company believes it can acquire from shareholders other than the selling directors and to obtain regulatory approval) elect to receive cash for their shares of bank stock.

                                                                 Aggregate Number of
                                    Aggregate Number of           Shares of Holding
                                      Shares of Bank             Company Stock After
                                      Stock Prior to             the Reorganization
          Group                      Reorganization (%)               (%) (1)                    Cash
-----------------------------     -----------------------       ---------------------         ----------

Continuing Directors                     122,700 (21%)               122,700 (30%)           $          0

Selling Directors and Selling             69,000 (12%)                     0 (0%)               1,035,000
Shareholders (2)

All Other Shareholders                   383,050 (67%)               285,384 (70%)              1,464,990
                                         -------------            ----------------           ------------
                             Total       574,750 (100%)              408,084 (100%)          $  2,499,990
                                         =============            ================           ============

(1) Based upon 408,084 shares of holding company assumed stock to be outstanding and does not include shares issuable upon the exercise of stock options assumed by the holding company in the reorganization.

(2) Reflects number of shares to be sold and consideration to be paid pursuant to the transfer agreement.

         As indicated above, all of the continuing directors of the bank have indicated that they intend to elect to receive shares of holding company stock pursuant to the reorganization. The continuing directors of the bank will not receive any additional consideration pursuant to the reorganization other than the consideration to which they are entitled to receive by virtue of their position as shareholders of the bank.

         After the effective date of the reorganization, each outstanding certificate (except those held by any shareholders exercising dissenters' rights), which prior to the effective date represented shares of bank stock, shall be deemed for all purposes to evidence solely the right to exchange those certificates for the consideration described in the reorganization agreement. As soon as practicable after the consummation of the reorganization, transmittal forms will be sent to the former shareholders of the bank for use in surrendering their bank stock certificates.

Fairness Opinion

         The board of directors of the bank believes that the terms of the reorganization are fair and reasonable. To support this position, The bank's board of directors retained Hoefer & Arnett to render a written opinion (the "Fairness Opinion") as investment bankers as to the fairness, from a financial point of view, to the board of directors and shareholders of the bank of the $15.00 per share cash purchase price to be paid by the holding company for less than 30% of the outstanding common stock of the bank. In addition, the board of directors of the bank has requested Hoefer & Arnett's opinion as investment bankers as to the fairness, from a financial point of view, to all of the shareholders of the bank of the proposed transfer of the Park Cities Branch to certain shareholders of the bank for $500,000 plus certain other adjustments as described in detail in the transfer agreement. No limitations were imposed by the bank's board of directors upon Hoefer & Arnett with respect to the investigations made or procedures followed in rendering the Fairness Opinion.

         A copy of the Fairness Opinion of Hoefer & Arnett, dated as of August __, 2000, which sets forth certain assumptions made, matters considered and limits on the review undertaken by Hoefer & Arnett, is attached as Annex C to this document. The bank shareholders are urged to read the Fairness Opinion in its entirety. Hoefer & Arnett's Fairness Opinion is directed only to the financial terms of the transaction and does not constitute a recommendation to any bank shareholder as to how such shareholder should vote at the annual meeting.

         The board of directors of the bank has specifically adopted the conclusions of the fairness opinion. If Hoefer & Arnett withdraws its fairness opinion, the board of directors will discuss the reasons for withdrawal with Hoefer & Arnett and consult with other financial advisors regarding the fairness of the transaction. If the bank is ultimately unable to obtain a fairness opinion, it may terminate the transfer agreement and not proceed with the reorganization.

         The following disclosure includes, all procedures followed, findings and recommendations, the bases for the methods of arriving at such findings and recommendations, all principal materials reviewed, instructions received from the bank or holding company or their affiliates and any limitation imposed by any of the foregoing on the scope of the investigation.

         In arriving at its opinion, Hoefer & Arnett reviewed and analyzed, among other things, the following:

         .    the transfer agreement;

         . Audited financial statements for the bank as of December 31, 1998 and December 31, 1999;

         . Quarterly FDIC Call reports for the bank for the quarters ended June 30, 2000, December 31, 1999, September 30, 1999, June 30,
              1999, March 31, 1999 and December 31, 1998;

         . certain other publicly available financial and other information concerning the bank;

         . publicly available information concerning other banks and holding companies, the trading markets for their securities and the nature and terms of certain other transactions that Hoefer & Arnett believed to be relevant to its inquiry; and

         . Hoefer & Arnett held discussions with senior management of the bank concerning their past and current operations, financial condition and prospects, as well as the results of regulatory examinations.

         Hoefer & Arnett reviewed with senior management of the bank earnings projections for the years 2000 through 2004 for the bank as a stand-alone entity, assuming the reorganization would not occur. The projections utilized for the bank were as follows:

                              Eagle National Bank
           ------------------------------------------------------------
                                                          Return on
           Year              Asset Growth               Average Assets
           --------       ----------------            -----------------

           2000                  45.00%                      1.00%
           2001                  15.00                       1.05
           2002                  12.00                       1.10
           2003                  10.00                       1.15
           2004                  10.00                       1.20

         In conducting its review and in arriving at its opinion, Hoefer & Arnett relied upon and assumed the accuracy and completeness of the financial and other information provided to it or publicly available, and did not attempt to independently verify the same. Hoefer & Arnett relied upon the management of the bank as to the reasonableness of the financial and operating forecasts, and projections (and the assumptions and bases therefor) provided to it, and Hoefer & Arnett assumed that such forecasts and projections reflect the best currently available estimates and judgments of the bank management. Hoefer & Arnett also assumed, without independent verification, that the allowance for loan losses for the bank was adequate to cover such losses. Hoefer & Arnett did not make or obtain any evaluations or appraisals of the properties of the bank, nor did it examine any individual loan credit files. For purposes of its opinion, Hoefer & Arnett assumed that the reorganization will have the tax, accounting and legal effects described in the transfer agreement and relied, as to legal matters, exclusively on counsel to the bank, as to the accuracy of the disclosures set forth in the transfer agreement. Hoefer & Arnett's opinion is limited to the fairness, from a financial point of view, to all of the holders of the common shares of the bank stock with respect to the sale of less than 30% of the bank stock to the Company at $15.00 per share and the transfer of the Park Cities branch to the Park Cities bank for $500,000 plus certain adjustments and does not address the bank's underlying business decision to proceed with the proposed transaction.

         As more fully discussed below, Hoefer & Arnett considered the following financial and other factors:

         . the historical and current financial position and results of operations of the bank, including interest income, interest expense, net interest income, net interest margin, provision for loan losses, noninterest income, noninterest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of nonperforming assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for the bank;

         . the assets and liabilities of the bank, including the loan, investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity;

         . the nature and terms of certain other merger transactions involving banks and bank holding companies; and

         . Hoefer & Arnett's assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and its knowledge of the banking industry generally.

         Hoefer & Arnett's opinion is necessarily based upon conditions as they existed and can be evaluated on the date of its opinion and the information made available to it through that date.

         In connection with rendering its Fairness Opinion, Hoefer & Arnett performed certain financial analyses, which are summarized below. Hoefer & Arnett believes that its analysis must be considered as a whole and that selecting portions of such analysis and the factors considered therein, without considering all factors and analysis, could create an incomplete view of the analysis and the processes underlying Hoefer & Arnett's Fairness Opinion. The preparation of a fairness opinion is a complex process involving subjective judgments. In its analyses, Hoefer & Arnett made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of the bank. Any estimates contained in Hoefer & Arnett's analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Except as described below, none of the financial analyses performed by Hoefer & Arnett was assigned a greater significance by Hoefer & Arnett than any other.

         The financial forecasts and projections of the bank prepared by Hoefer & Arnett were based on projections provided by the bank as well as Hoefer & Arnett's own assessment of general economic, market and financial conditions. All such information was reviewed with the respective management of the bank. The bank does not publicly disclose internal management financial forecasts and projections of the type provided to Hoefer & Arnett in connection with its review of the proposed reorganization. Such forecasts and projections were not prepared with a view towards public disclosure. The forecasts and projections prepared by Hoefer & Arnett were based on numerous variables and assumptions, which are inherently uncertain, including, without limitation, factors related to general economic and market conditions. Accordingly, actual results could vary significantly from those set forth in such forecasts and projections.

         Summary of Proposal. Hoefer & Arnett reviewed the terms of the proposed transaction. A purchase price of $15.00 per share represents a price to stated book value at April 30, 2000 of 1.47, price to estimated 2000 earnings of 15.53 and a price to total assets of 19.03%.

         Guideline Company Analysis. Hoefer & Arnett reviewed certain information relating to selected publicly traded Texas banking organizations as of May 31, 2000 (the "Guideline Companies"). This data was obtained from SNL Securities, L.P., an independent financial information publishing firm.

         On the basis of the trading multiples of the Guideline Companies, Hoefer & Arnett calculated a range of purchase prices as a multiple of stated book value, earnings and assets. The chart below shows the low, high and median for the Guideline Companies and the resulting price range for the bank.

                                         Pricing Multiples for                       Per Share Value
                                          Guideline Companies                         for the Bank
                                        -----------------------------    -------------------------------
                                           Low       High      Median       Low        High       Median
                                        -----------------------------    -------------------------------
        Price/Book Value                 0.94x      2.79x      1.78x      $9.57      $28.40       $18.12
        Price/Earnings                    6.9x      20.9x      11.7x      $6.69      $20.27       $11.35
        Price/Assets                     7.40%     19.80%     13.39%      $7.39      $19.77       $13.37

The price to book value multiple resulting from the terms of the transfer agreement is below the median for the trading multiples for the Guideline Companies. The price to earnings multiple and price to assets multiple are higher than the median price to earnings multiple and price to assets multiple for the trading multiples for the Guideline Companies. Given the bank's high capital to asset ratio when compared to the Guideline Companies (10.20% compared to 7.52%), we would expect a lower price to book multiple.

         Discounted Cash Flow Analysis. Hoefer & Arnett performed a discounted cash flow analysis to determine hypothetical present values for a share of the bank stock as a five-year investment. Under this analysis, Hoefer & Arnett considered certain scenarios for the performance of the bank stock using an asset growth rate ranging from 45.00% to 10% and a return on average assets ranging from 1.00% to 1.20% and a multiple of 1.78 times book value and 11.7 times earnings as the terminal value for the bank stock. A discount rate of 14% was applied to these growth and terminal value scenarios. This discount rate, growth rate and terminal value were chosen based upon what Hoefer & Arnett, in its judgment, considered to be appropriate taking into account, among other things, the bank's past and present performance, the general level of inflation, rates of return for fixed income and equity securities in the marketplace generally and for companies with similar risk profiles. In the scenarios considered, the present value of a share of the bank stock was calculated to average slightly less than that of the proposed offer. Thus, Hoefer & Arnett's discounted cash flow analysis indicated that the bank shareholders would be fairly compensated at the $15.00 per share cash purchase price. This analysis also indicates that the shareholders of the bank that are not selling are not adversely affected at the $15.00 per share cash purchase price.

         Park Cities Branch Transfer Analysis. Hoefer & Arnett analyzed the premiums paid for other bank branches in 1999 in both the nation and in the Southwestern region of the United States. In 1999, there were 176 branch transactions in the United States with a medium premium to total deposits of 8.50%. In the Southwest there were 14 branch transactions in 1999 with a median premium to total deposits of 9.64%. At April 30, 2000, the Park Cities branch had total deposits of $2,218,517 with significant growth potential in an attractive market. Therefore, based on its analysis of all relevant factors, Hoefer & Arnett opined that the proposed branch sale for $500,000 plus certain adjustments as defined in the transfer agreement is fair to all shareholders of the bank, from a financial point of view.

         Other Analysis. Hoefer & Arnett prepared an overview of historical financial performance of the bank.

         The opinion expressed by Hoefer & Arnett was based upon market, economic and other relevant considerations as they existed and have been evaluated as of the date of the opinion. Events occurring after the date of issuance of the opinion, including but not limited to, changes affecting the securities markets, the results of operations or material changes in the assets or liabilities of the bank could materially affect the assumptions used in preparing the opinion.

         Fees and Relationships. The bank engaged Hoefer & Arnett to review the terms of the transaction and to render a fairness opinion in connection with the proposed reorganization for $16,000, including all out-of-pocket expenses. Hoefer & Arnett did not determine the amount of consideration to be paid. Hoefer & Arnett does not own any shares of stock of the bank, the holding company or the proposed Park Cities bank. There are no material relationships between Hoefer & Arnett and its affiliates and the bank and its affiliates. There are not any specific factors that did not support the fairness opinion. Hoefer & Arnett will update its fairness opinion as of the date that this document is mailed to shareholders and the bank. The bank will obtain a revised fairness opinion if there is a material amendment to the transfer agreement or reorganization agreement.

Negotiation of the Terms of the Reorganization

         The structure and terms of the transfer agreement were determined through arm's-length negotiations between the bank and the selling directors. The structure and terms of the reorganization agreement were based upon the structure and terms of the transfer agreement. However, the holding company was organized solely for the purpose of becoming a bank holding company, and certain of the officers and directors of the bank also serve as officers and directors of the holding company. For the foregoing reasons, the terms of the reorganization agreement cannot be considered solely the result of arm's-length negotiations.

         The holding company will file an application to become a bank holding company with the Federal Reserve Bank of Dallas. The bank will file an application with the FDIC for approval of the reorganization. Management anticipates receiving all necessary approvals following the shareholders' meeting. You should be aware that regulatory approval reflects only the view that the transaction does not contravene applicable competitive standards imposed by law, and that the transaction is consistent with regulatory policies relating to safety and soundness. Regulatory approval is not an opinion that the proposed transaction is favorable to the shareholders from a financial point of view or that the regulatory authority has considered the adequacy of the terms of the transaction. Regulatory approval is not an endorsement or recommendation of the reorganization.

         The respective boards of directors of the bank and the holding company believe that the conversion and exchange of bank stock described above is a fair and equitable method of effecting the reorganization. While the board of directors of the bank advises each shareholder to make his or her own decision with respect to the vote on the reorganization based on such shareholder's own investment needs, we recommend that you vote in favor of the reorganization.

Conditions to Consummation of the Reorganization

         Consummation of the reorganization is conditioned upon the approval and consent to the reorganization agreement by the holders of at least two-thirds of the outstanding shares of bank stock, pursuant to the National Bank Act (12 U.S.C. (S)215).

         Consummation of the reorganization is also subject to the receipt of all required regulatory approvals and to consummation of the acquisition of shares of bank stock from the selling directors and selling shareholders pursuant to the transfer agreement. If all conditions precedent are satisfied, it is anticipated that the reorganization will be consummated in the fall of 2000.

         The reorganization agreement may be amended by mutual agreement, in writing, of the parties to the agreement with the approval of their respective boards of directors and without the necessity of further action by the shareholders. Should there be any material amendment to the reorganization agreement prior to the Annual Meeting, all shareholders of the bank will receive information relating to such amendment prior to such meeting. There will be no amendment to the reorganization agreement following approval of the reorganization by the shareholders of the bank that would materially affect the consideration to be received by any shareholders of the bank, unless prior notice, to the extent such notice is required by law, is given to all shareholders and shareholder approval, to the extent such approval is required by law, is obtained.

Operations of the Bank After the Reorganization

         After the effective date of the reorganization, the holding company will own the bank and former shareholders of the bank who elect to receive holding company common stock in the reorganization will be shareholders of the holding company. The bank will continue to conduct the business it presently conducts except that it will operate only from its main office at 5006 Verde Valley, Dallas, Texas because it will have sold the Park Cities branch to the new bank being established by the selling directors. Following the reorganization, the present officers and directors of the bank will continue in those positions, except that Randy Pack, Jon Roy Reid, John Yeaman and Tom Youngblood will have resigned as directors and employees of the bank. There will be no change in the supervision and regulation of the bank by banking regulatory authorities. See "Governmental Regulation."

Borrowings by the Holding Company

         To fund the cash requirements of the stock transfer transaction and the reorganization, the holding company intends to utilize two sources. First, the holding company is offering $2,500,000 of its debentures. We are offering the debentures to shareholders of the bank who elect to receive all holding company stock in connection with the reorganization. The terms of the debentures are described beginning on page 95.

         If you elect to become a shareholder of the holding company, you should be aware that the debentures represent indebtedness of the holding company. As such, the holding company is obligated to pay interest on the debentures annually at 9.5%. The holding company is also obligated to repay the principal amount of the debentures over five years beginning in 2006. The repayment of the debentures will reduce the amount of earnings available for the holding company and the bank to retain to supplement capital to support growth and/or to pay dividends to shareholders of the holding company.

         The debentures will be unsecured. This means that the holders of the debentures will have no collateral against which they can collect if the holding company fails to make payments when due.

         If we are successful in selling all $2,500,000 of the debentures and assuming the amount of aggregate cash requirements of the stock transfer transaction and the reorganization are less than $2,500,000, the holding company will not borrow any funds from Wells Fargo Bank. However, if we sell an amount of debentures that is less than the aggregate amount of the cash requirements of the stock transfer transaction and the reorganization, then the holding company will borrow funds from Wells Fargo Bank.

         Wells Fargo Bank has issued a commitment letter indicating that it will loan up to $1,650,000 to the holding company. The commitment letter provides that the obligation to make the loan is subject to execution of loan documents, due diligence review of the bank and final loan committee approval.

         The commitment letter provides that the loan will be repaid over a ten year period. Interest will be due and payable upon demand, but if demand is not made, will be due and payable quarterly. The loan will bear interest on the unpaid balance at a rate equal to the prime rate in effect from time to time at Wells Fargo Bank. The loan will be secured by a pledge of the bank stock obtained by the holding company. In the event the holding company should default in the repayment of the indebtedness, Wells Fargo Bank could foreclose upon the bank stock to satisfy the remaining indebtedness. In that event, the holding company would lose its ownership of the bank stock, the holding company's only material asset. If this happens and you own holding company stock or debentures, you will lose your entire investment.

         The holding company's ability to repay the debt owed to Wells Fargo Bank and the debt represented by the debentures, and to meet its operating expenses will depend on the profitability of the bank and the bank's ability to pay dividends to the holding company. The bank's ability to pay dividends to the holding company is restricted by federal law and regulations. See "Dividends Policy" and "Governmental Regulation."

         You should also be aware that the holding company's ability to pay dividends on its common stock is also restricted. See "Dividends Policy" and "Governmental Regulations." In addition, the holding company plans to retain earnings and not pay dividends on its common stock until its debt is substantially reduced.

Difference in Book Value

         Book value is sometimes used by investors in banks as a benchmark from which to determine the market value of bank stocks. Book value per share is not fair market value per share. However, it provides a reference point as to the amount of equity in the organization. The book value of the bank stock and the holding company stock is effected by several factors, including the amount of stockholders' equity and the number of shares of stock outstanding.

         The tangible book value per share of the bank stock is determined by dividing the stockholders' equity of the bank by the number of shares outstanding. At the effective date of the reorganization, the tangible book value per share of the holding company stock will initially be somewhat less than the tangible book value per share of the bank stock. This is because the $15.00 per share amount of cash to be paid pursuant to the stock transfer transaction and the reorganization is greater than $10.29, the tangible book value per share of the bank stock as of June 30, 2000.

         The following table reflects the potential for dilution in book value resulting from the transaction:

                                                                                  Potential
                                                                                  Dilution(1)
                                                                                 -----------
         Tangible Book Value Per Share of Bank Stock(2)                               $10.29

         Tangible Book Value Per Share of Holding Company Stock(3)                      9.49
                                                                                 -----------
         Amount of Dilution Per Share                                                 $ 0.80
                                                                                 ===========


--------------------

(1) Assumes and reflects the payment of $2,500,000 for an aggregate of 166,666 shares being sold by the selling directors and other shareholders who elect to receive cash in the reorganization and the proceeds received from the sale of the Park Cities branch.
(2)      As of June 30, 2000.
(3)      Assumes that the transactions had been completed as of June 30, 2000.

Expenses of the Reorganization

         The bank will pay for the expenses associated with solicitation of proxies for the annual shareholders meeting and for all other expenses associated with the reorganization.

Material Federal Income Tax Consequences

         The following discussion is a general summary of certain United States federal income tax consequences of the reorganization. This discussion is based upon the Internal Revenue Code, regulations promulgated by the United States Treasury Department, judicial authorities, and current rulings and administrative practice of the Internal Revenue Service "IRS") in each case as in effect as of the date of this document and all of which are subject to change at any time, possibly with retroactive effect. For purposes of this discussion, it is assumed that shares of bank stock are held as "capital assets" within the meaning of Section 1221 of the Code (i.e., property held for investment). This discussion does not address all aspects of federal income taxation that might be relevant to particular holders of the bank stock in light of their status or personal investment circumstances; nor does it discuss the consequences to such holders who are subject to special treatment under the federal income tax laws such as foreign persons, dealers in securities, regulated investment companies, life insurance companies, other financial institutions, tax-exempt organizations, pass-through entities, taxpayers who hold bank stock as part of a "straddle," "hedge" or "conversion transaction" or who have a "functional currency" other than the United States dollar or to persons who have received their bank stock as compensation. Further, this discussion does not address the state, local or foreign tax consequences of the reorganization.

         The reorganization should not qualify as a reorganization under Section 368(a)(2)(E) of the Code. Rather, for federal income tax purposes the reorganization is intended to constitute a non taxable incorporation pursuant to
Section 351 of the Code.

         Assuming the reorganization is treated as a non taxable incorporation within the meaning of Section 351 of the Code, the reorganization will result in the following federal income tax consequences to the bank shareholders:

         .    The bank, the holding company and the interim bank will recognize no gain or loss because of the reorganization.

         . The bank will recognize taxable gain or loss upon the sale of the Park Cities branch pursuant to the transfer agreement.

         . Each shareholder who receives only holding company common stock will not recognize any gain or loss because of the reorganization.

         . Each shareholder who receives only cash will recognize gain equal to the amount of cash received, less the shareholder's basis in the bank stock exchanged therefor. The gain recognized upon the receipt of cash will be a capital gain to the extent the shares of bank stock were held by the shareholder as a capital asset.

         . A shareholder's aggregate tax basis in the shares of holding company common stock received pursuant to the reorganization in exchange for bank stock will be equal to the aggregate tax basis of the shares of bank stock surrendered in exchange therefor.

         . Each shareholder will include in his holding period for holding company common stock received in the reorganization the holding period of the shares of bank stock surrendered in exchange therefor, provided that the bank stock is held as a capital asset on the date of the exchange.

         The foregoing is a summary discussion of the material federal income tax consequence of the reorganization. The discussion is included for general information purposes only and may not apply to a particular bank shareholder in light of such shareholder's particular circumstances. Bank shareholders should consult their own tax advisors as to the particular tax consequences to them of the reorganization, including the application of state, local and foreign tax laws and possible future changes in federal income tax laws and the interpretation thereof, which can have retroactive effects.

Accounting Treatment

         We intend to treat the proposed reorganization as a consolidation of the bank with the interim bank for financial accounting purposes, whereby the bank will become a wholly owned subsidiary of the holding company as a change in corporate form. Results of operations are restated for prior periods as if the entities involved had always been combined. Because the holding company will be a one-bank holding company, immediately after the reorganization, its consolidated financial statements will be substantially equivalent to the bank's financial statements prior to the reorganization except that the holding company's financial statements will reflect the debt to be incurred by the holding company as part of the transaction. The holding company's parent-only financial statements will reflect its investment in 100% of the shares of the bank stock.

Trading and Resale of Holding Company Stock

         The bank's shares are sold from time to time in private transactions. Initially, we do not expect that holding company common stock will trade on a more established basis following the reorganization. Currently, we have no plans to list shares of the holding company common stock on any stock exchange or automated quotation system, although we may do so in the future.

         The holding company is registering its common stock to be issued in the reorganization with the Commission under the Securities Act. Following the reorganization, former shareholders may freely resell or otherwise transfer their shares, except those former shareholders who are deemed "affiliates" of the bank, within the meaning of Commission Rules 144 and 145. In general terms, any person who is an executive officer, director or 10% shareholder of the bank at the time of the shareholders' meeting may be deemed to be an affiliate of the bank for purposes of Commission Rules 144 and 145. This proxy statement/prospectus does not cover resales of shares of the holding company common stock to be issued to affiliates of the bank in connection with the transaction.

         The holding company common stock received by persons who are deemed to be affiliates of the bank may be resold only:

         .    in compliance with the resale provisions of Commission Rule
              145(d);

         . in compliance with the provisions of another applicable exemption from the registration requirements of the Securities Act; or

         . pursuant to an effective registration statement filed with the Commission.

           In general terms, Commission Rules 144 and 145(d) permit an affiliate of the bank to sell shares of the holding company common stock received by him or her or her in ordinary brokerage transactions subject to certain limitations on the number of shares that may be resold in any consecutive three-month period. Generally, the affiliate, not acting in concert with others, may not sell that number of shares which is more than 1% of the outstanding shares of the holding company common stock during the three-month period.

           The ability of affiliates to resell shares of the holding company common bank stock received in the transaction under Rule 144 or Rule 145 is subject to the holding company's having satisfied its Securities Exchange Act of 1934 ("Exchange Act") reporting requirements, if any, for specified periods prior to the time of sale. See "Description of the Holding Company--Supervision and Regulation of the Holding Company--The Securities Exchange Act of 1934-- Periodic Reporting Requirements" for information regarding the probable suspension of the holding company's reporting obligations.

           Finally, an affiliate of the bank may not, as a general rule and subject to an exception in a case of certain very small sales:

         . sell any shares of the holding company common stock during the 30-day period immediately preceding the day of the reorganization; or

         . sell any shares of the holding company's stock received by him or her in exchange for shares of the bank stock until after the publication of financial results covering at least 30 days of post-reorganization operations.

Proposed Resolution and Board Recommendation

         Shareholders will be asked to consider and act upon the following resolution in connection with the proposed reorganization:

                  RESOLVED, that the reorganization agreement entered by and between Eagle National Bank and New Eagle Bank, and joined in by ENB Bankshares, Inc. is hereby approved and adopted and that the consolidation provided for therein is authorized and approved.

         The board of directors unanimously recommends that shareholders vote in favor of the foregoing resolution approving and adopting the reorganization agreement and authorizing the consolidation.

                        RIGHTS OF DISSENTING SHAREHOLDERS

         Pursuant to the provisions of Section 9 of the reorganization agreement and 12 U.S.C. (S).215, any shareholder of the bank who votes against the reorganization at the annual meeting or who gives notice in writing at or prior to the annual meeting to the presiding officer that such shareholder dissents to the reorganization shall, following consummation of the reorganization, be entitled to receive the value of the shares so held by him or her as of the effective date of the reorganization, upon written request made to the bank at any time within thirty days after the effective date of the reorganization. The written request must be accompanied by the surrender of such shareholder's bank stock certificates. Any dissenting shareholder of the bank who does not follow the prescribed procedure will not be entitled to appraisal rights with respect to his shares. Failure by a shareholder to either (1) vote against the reorganization or (2) give notice in writing at or prior to the annual meeting that he or she is dissenting to the reorganization will be construed as a waiver of appraisal rights.

         The value of the shares of any dissenting shareholder will be ascertained, as of the effective date of the reorganization, by an appraisal made by a committee of three persons comprised of (i) one person selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash (by reason of such request for appraisal), (ii) one person selected by the directors of the bank, and (iii) one person selected by the two persons who are selected in the foregoing manner. The valuation agreed upon by any two of the three appraisers will govern. If the value so fixed is not satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of such shares, appeal to the OCC who will then cause a reappraisal to be made, which will be final and binding as to the value of the shares of such shareholder.

         If, within ninety days from the effective date of the reorganization, for any reason one or more of the appraisers is not selected as provided above or the appraisers fail to determine the value of such shares, the OCC will, upon written request of any interested party, cause an appraisal to be made by an independent professional appraiser, which appraisal will be final and binding upon all parties. The expenses of the OCC in making the appraisal or the reappraisal, as the case may be, will be paid by the Resulting bank. The value of the shares ascertained must be promptly paid to the dissenting shareholders. The shares of holding company stock which would have been delivered to such dissenting shareholders, if applicable, had they not requested payment must be sold in such manner as satisfies the requirements of 12 U.S.C. (S)215, a copy of the relevant portions of which is attached as Annex B. If such shares are sold at a price greater than the amount paid to such dissenting shareholders, the excess in such sale price must be paid to such dissenting shareholders.

         Any shareholder of the bank who votes against the reorganization or who gives notice of such dissent in writing at or prior to the Annual Meeting will be notified in writing of the effective date of the reorganization.

         The foregoing summary of dissenters' rights does not purport to be a complete statement of the appraisal rights of dissenting shareholders. Because of the complexity of the procedures described above, we urge you to consult with independent legal counsel if you desire to exercise the right to an appraisal.

                                   PROPOSAL 2:
                              ELECTION OF DIRECTORS

         One of the purposes of the annual meeting is to elect directors of the bank to hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified. The bylaws of the bank provide that the shareholders set the number of members of the Board of Directors at the annual meeting. The Board of Directors has proposed that the shareholders set the board at eleven members.

         The directors will be elected at the annual meeting to serve for a one-year term expiring at the bank's annual meeting in the year 2001. Each nominee elected as a director will continue in office until his successor has been duly elected and qualified, or until the earliest of his or her death, resignation or retirement.

         The tables below set forth for each nominee for director:

         .     the name;

         . age and the principal occupation of each nominee during the previous five years;

         . the directorships of public companies, if any, held by each nominee; and

         .     the year he first became a director of the bank.

         The current Board of Directors of the bank has nominated the following persons to serve as directors:


                                                               Year First
                                                                Became a
                                    Current Position           Director of                Principal Occupation during
      Name and Age                   with the Bank              the Board                       Past Five Years
-------------------------      --------------------------      --------------   -------------------------------------------------
Patrick G. Adams (47)            President and Director              2000        President of Eagle National Bank (April 2000 to
                                                                                 present); previously Senior Vice President of First
                                                                                 State Bank of Texas (July 1997 to April 2000);
                                                                                 personal investments (November 1996 to July 1997);
                                                                                 Executive Vice President of Bent Tree National Bank
                                                                                 (August 1987 to November 1996)

Donald A. Bailey (58)            Director                            1997        President and Chief Executive Officer of Human
                                                                                 Resources Corporation (August 1993 to present)

Harold L. Campbell (65)          Chairman of the Board and           1997        Chairman of the Board of Eagle National Bank
                                 Director                                        (September 1996 to present); previously personal
                                                                                 investments (August 1990 to September 1996)

Christopher G. Griffith (53)     Director                            1997        President and Chief Executive Officer of The
                                                                                 Wyndham Group, Inc. (real estate development)
                                                                                 (August 1992 to present)

Clyde W. Hensley (58)            Vice Chairman of the Board          1997        Vice Chairman of the Board of Eagle National Bank
                                 and Director                                    (September 1996 to present); previously President
                                                                                 and Chief Executive officer of Addison National
                                                                                 Bank (June 1992 to September 1996)

Robert H. Lutz (49)              Director                            1997        Personal investments (October 1997 to present);
                                                                                 previously Chairman of the Board of GL Seaman & Co.
                                                                                 (January 1985 to October 1997)

Randy L. Pack (48)               Director                            1997        Chief Executive Officer of Floors,
                                                                                 Inc. (January 1983 to present)

Jon Roy Reid (52)                Director                            1997        President of Trinity Floor Company
                                                                                 (July 1970 to present)

Ronald W. Rhoades (51)           Director                            1997        Chief Financial Officer and Chief Operating Officer
                                                                                 of Harvard Property Advisors (January 1996 to
                                                                                 present); previously independent Certified Public
                                                                                 Accountant (July 1993 to January 1996)

                                                                Year First
                                                                 Became a
                                     Current Position           Director of                   Principal Occupation during
     Name and Age                     with the Bank              the Board                          Past Five Years
------------------------       -----------------------------   --------------   ----------------------------------------------------
John M. Yeaman (58)              Director                            1997        President and Co-Chief Executive Officer of Tyler
                                                                                 Corporation (December 1998 to present); previously
                                                                                 Director of Real Estate of Electronic Data Systems,
                                                                                 Inc. (January 1995 to December 1998)

Thomas R. Youngblood (52)        Director                            1997        President and Branch Executive of Eagle National
                                                                                 Bank (December 1996 to present); previously,
                                                                                 President and Chief Executive Officer of Western
                                                                                 Bank & Trust (November 1990 to December 1996)


         Unless otherwise indicated on any duly executed and dated proxy, the proxies will be voted "FOR" the election of the nominees listed in the table above for the term specified. The bank does not anticipate that any of the above-named nominees will refuse or be unable to accept or serve as a directo of the bank for the term specified. However, if any nominee is unable or unwilling to serve as a director, the proxies will vote for the election of such other person(s) as may be nominated by management, unless you indicate to vote otherwise. Assuming the receipt by each nominee of the affirmative vote of at least a plurality of the shares of bank stock present or represented at the annual meeting, the eleven nominees receiving the greatest number of votes will be elected as directors.

         Information regarding the stock ownership of the above nominees can be found in the Information About the Annual Meeting section of this document beginning on page 56. Information regarding the compensation paid to these nominees and information regarding transactions between these nominees and the bank and the holding company, and information regarding the indemnification of these nominees can be found in the Description of the Bank section of this document beginning on page 83.

                The Board of Directors Recommends a Vote "For"
                     the Election of Each of the Individuals
                      Nominated for Election as a Director

                                  PROPOSAL 3:
             OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

         The Board of Directors of the bank is not aware of any matters, other than those referred to in the accompanying Notice of Annual Meeting of Shareholders, which properly may come before the annual meeting. However, if any other matter should be properly presented for consideration and voting at the annual meeting or any adjournment(s) thereof, it is the intention of the persons named as proxies on the enclosed proxy card to vote the proxy cards in accordance with their judgment.

                       DESCRIPTION OF THE HOLDING COMPANY

Organization and Description of Business

         We organized the holding company as a Texas business corporation on May 18, 2000, for the purpose of forming a bank holding company. The articles of incorporation of the holding company authorize the issuance of up to 1,000,000 shares of bank stock, par value, $5.00 per share. The holding company has not issued any shares and is being managed by its initial Board of Directors.

         The primary function of the holding company is to own of all of the bank stock. Its profitability will be dependent on the financial results of its operating subsidiary, the bank. In the future, we may decide to acquire or form additional subsidiaries, including other banks.

         At present, the holding company does not own or lease any property and has no paid employees. It will not actively engage in business until after the completion of the proposed reorganization. Until the day of the reorganization, the holding company will use the bank's space and employees without payment. After the reorganization, it will reimburse the bank on a fair and reasonable basis for all services furnished to it and for all expenses that the bank pays on its behalf. The holding company has not been involved in any litigation.

Properties

         The holding company does not own or lease any properties. For information about properties that the bank owns or leases, see "Description of the Bank--Properties."

Management

         The board of directors of the holding company is comprised of Harold Campbell, Bobby Lutz and Patrick Adams. See "Description of the Bank--Directors and Executive Officers" below. After the reorganization, the holding company will be the sole shareholder of the bank and will elect the directors of the bank annually. The board of directors of the holding company will appoint the officers of the holding company to serve for one-year terms.

         The following table provides information about the current officers of the holding company. Both of these officers also serve as officers of the bank and are employees of the bank.

                                 Age as of         Position with
          Name                June 30, 2000      Holding Company                Position with Bank
---------------------    -------------------   --------------------      --------------------------
Harold L. Campbell                  65           President                  Chairman of the Board

Patrick G. Adams                    47           Vice President and         President and Chief
                                                 Secretary                  Executive Officer

Executive and Director Compensation

         Because the holding company was not in existence in 1999, it paid no compensation to its directors and officers for that year. Further, the holding company has paid no compensation to its directors or officers to date during 2000. We anticipate that together the holding company and the bank will pay directors and officers the same compensation that they currently receive, with such increases in the future as may have occurred had the proposed reorganization not occurred. Although the holding company will hold several board meetings each year, we expect the total amount spent on directors for their attendance at board meetings to remain the same as before the reorganization. The holding company will not pay its directors separate compensation for their attendance at board meetings, but the bank will continue to compensate directors for their attendance at bank board meetings. See "Description of the Bank--Executive Compensation" and "Description of the Bank-- Director Compensation" below.

Information about Beneficial Ownership of Significant Shareholders, Directors and Executive Officers

         Because of the stock transfer and branch sale transaction and the payment of cash for bank stock pursuant to the reorganization, there will be fewer shares of holding company stock than shares of bank stock outstanding after the reorganization. As a result, after the reorganization, the percentage ownership of the holding company by all shareholders who elect to receive holding company stock, including significant shareholders, directors and executive officers, will be greater than their percentage ownership in the bank stock immediately prior to the reorganization. See Beneficial Ownership of the by Significant Shareholders, Directors and Executive Officers."

Certain Relationships and Related Transactions

         The information regarding certain relationships between the directors and officers of the bank and transactions between the directors and officers of the bank and the bank also applies to the holding company. Please refer to "Description of the Bank-- Certain Relationships and Related Transactions."

Directors' and Officers' Indemnification and Limits on Liability

         The holding company's articles of incorporation and bylaws provide for indemnification of its directors, officers, employees and agents against liabilities and expenses incurred in legal proceedings concerning the holding company, to the fullest extent permitted under Texas corporate law. Indemnification will only apply to persons who act in good faith, in a manner he or she reasonably believed to be in the best interest of the company, without willful misconduct or recklessness.

         We expect to extend the bank's present directors' and officers' liability insurance policy to cover the holding company's directors and officers without significant additional cost. This liability policy would cover the typical errors and omissions liability associated with the activities of the holding company. The provisions of the insurance policy would probably not indemnify any of the holding company's officers and directors against liability arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling the holding company pursuant to the foregoing provision, we have been informed that in the opinion of the Commission, such indemnification is against public policy and unenforceable.

         The holding company's articles of incorporation and bylaws also limit the liability of directors for monetary damages to acts of self-dealing, willful misconduct or recklessness, unless the act constitutes a crime or involves liability for the payment of taxes or an unlawful dividend. We believe that these provisions will help reduce baseless litigation, but they may also make it more difficult for shareholders to sue these persons on behalf of the holding company.

Supervision and Regulation of the Holding Company

         The Securities Act of 1933--The Offer and Sale of Securities. Under the Securities Act, the holding company will be subject to the jurisdiction of the Commission and of state securities commissions for matters relating to the offer and sale of its securities. Presently, the bank is exempt from these registration requirements. Accordingly, additional issuances of the holding company's stock to raise capital or for dividend reinvestment, stock option and other plans will require registration (absent any exemption from registration). Registration will result in additional costs that the bank does not presently have to incur because of an exemption for bank stock under the Securities Act.

         The Securities Exchange Act of 1934--Periodic Reporting Requirements. The bank stock is not registered under Section 12 of the Exchange Act. After the reorganization, Section 12 of the Exchange Act will require that the holding company register its stock. The holding company will file periodic reports, proxy statements and other information with the Commission. The reports will include consolidated financial information about both the holding company and the bank. The holding company's obligation to file periodic reports and other information under Section 15(d) of the Exchange Act will be suspended automatically upon the beginning of its first fiscal year in which it has less than 300 holders of holding company common stock. Therefore, the holding company anticipates that its reporting obligations will be suspended as of the beginning of its next fiscal year.

         The Bank Holding Company Act of 1956--Supervision by the Federal Reserve Board. On the day of the reorganization, the holding company will become subject to the provisions of the Bank Holding Company Act of 1956, as amended, and to supervision by the Federal Reserve Board. The following restrictions will apply:

         . General Supervision by the Federal Reserve Board. As a bank holding company, our activities will be limited to the business of banking and activities closely related or incidental to banking. Bank holding companies are required to file periodic reports with and are subject to examination by the Federal Reserve Board. The Board has adopted a risk-focused supervision program for small shell bank holding companies which is tied to the examination results of the subsidiary bank. The Federal Reserve Board has issued regulations under the Bank Holding Company Act that require a bank holding company to serve as a source of financial and managerial strength to its subsidiary banks. As a result, the Federal Reserve Board may require that the holding company stand ready to provide adequate capital funds to The Fidelity Deposit and Discount Bank during periods of financial stress or adversity.

         . Restrictions on Acquiring Control of other Banks and Companies. A bank holding company may not

         . acquire direct or indirect control of more than 5% of the outstanding shares of any class of voting stock, or substantially all of the assets of, any bank, or

         . merge or consolidate with another bank holding company without prior approval of the Federal Reserve Board.

         In addition, a bank holding company may not

         .    engage in a nonbanking business, or

         . acquire ownership or control of more than 5% of the outstanding shares of any class of voting stock of any company engaged in a nonbanking business unless the business is determined by the Federal Reserve Board to be so closely related to banking as to be a proper incident to banking. In making this determination, the Federal Reserve Board considers whether these activities offer benefits to the public that outweigh any possible adverse effects.

         . Anti-Tie-In Provisions. A bank holding company and its subsidiaries may not engage in certain tie-in arrangements in connection with any extension of credit or provision of any property or services. The so-called "anti-tie-in" provisions state generally that a bank may not

                .    extend credit,

                .    lease or sell property, or

                . furnish any service to a customer on the condition that the customer provide additional credit or service to the bank or its affiliates, or on the condition that the customer not obtain other credit or service from a competitor of the bank.


         . Restrictions on Extensions of Credit by Banks to their Holding Companies. Subsidiary banks of a bank holding company are also subject to certain restrictions imposed by the Federal Reserve Act on

                . any extensions of credit to the bank holding company or any of its subsidiaries,

                . investments in the stock or other securities of the bank holding company, and

                . taking these stock or securities as collateral for loans to any borrower.

         . Risk-Based Capital Guidelines. Bank holding companies must comply with the Federal Reserve Board's risk- based capital guidelines. The required minimum ratio of total capital to risk-weighted assets, including certain off-balance sheet activities, such as standby letters of credit, is 8%. At least half of the total capital is required to be "Tier I Capital," consisting principally of bank stockholders' equity, less certain intangible assets. The remainder, "Tier II Capital," may consist of:

                .    certain preferred stock,

                .    a limited amount of subordinated debt,

                .    certain hybrid capital instruments,

                .    other debt securities, and

                .    a limited amount of the general loan loss allowance.

         The risk-based capital guidelines are required to take adequate account of interest rate risk, concentration of credit risk, and risks of nontraditional activities.

         . Capital Leverage Ratio Requirements. The Federal Reserve Board requires a banking holding company to maintain a leverage ratio of a minimum level of Tier I capital (as determined under the risk-based capital guidelines) equal to 3% of average total consolidated assets for those bank holding companies that have the highest regulatory examination rating and are not contemplating or experiencing significant growth or expansion. All other bank holding companies are required to maintain a ratio of at least 1% to 2% above the stated minimum. The Bank is subject to almost identical capital requirements adopted by the OCC.

         . Restrictions on Control Changes. The Change in Bank Control Act of 1978 requires persons seeking control of a bank or bank holding company to obtain approval from the appropriate federal banking agency before completing the transaction. "Control" is generally presumed to be the power to vote 10% or more of a company's voting stock. The Federal Reserve Board is responsible for reviewing changes in control of bank holding companies. In doing so, the Federal Reserve Board reviews the financial position, experience and integrity of the acquiring person and the effect on the financial condition of the bank holding company, relevant markets and federal deposit insurance funds.

         The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994-Interstate Banking. Prior to the passage of the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, also known as the Interstate Banking Act, the Bank Holding Company Act prohibited a bank holding company located in one state from acquiring a bank located in another state, unless the law of the state where the bank to be acquired was located specifically authorized the acquisition. Similarly, prior law generally prohibited interstate branching by a single bank. The Interstate Banking Act permits an adequately capitalized and adequately managed bank holding company to acquire a bank in another state whether or not the law of that other state permits the acquisition, subject to certain deposit concentration caps and approval by the Federal Reserve Board. The law permits states to require stricter concentration limitations or to require that the target be in existence for up to 5 years before an out-of-state bank or bank holding company may acquire it. In contrast to interstate acquisitions and mergers, the Interstate Banking Act permits acquisitions of less than all branches of a bank only if the state's laws permit it.

         A bank holding company or bank may not acquire a bank outside its home state primarily for the purpose of deposit production, and the transaction must not have a negative impact on the communities that the target bank serves.

Permitted Activities

         The Federal Reserve Board permits bank holding companies to engage in activities so closely related to banking or managing or controlling banks as to be a proper incident of banking. In 1997, the Federal Reserve Board significantly expanded its list of permissible nonbanking activities to improve the competitiveness of bank holding companies. The following list includes activities that a holding company may presently conduct and is subject to change by the Federal Reserve Board:

         . Making, acquiring or servicing loans and other extensions of credit for its own account or for the account of others.

         . Any activity used in connection with making, acquiring, brokering, or servicing loans or other extensions of credit, as determined by the Federal Reserve Board. The Board has determined that the following activities are permissible:

                .    Real estate and personal property appraising;

                .    Arranging commercial real estate equity financing;

                .    Check-guaranty services;

                .    Collection agency services;

                .    Credit bureau services;

                .    Asset management, servicing, and collection activities;

                . Acquiring debt in default, if the holding company divests shares or assets securing debt in default that are not permissible investments for bank holding companies within prescribed time periods, and meets certain other conditions; and

                .    Real estate settlement services.

         . Leasing personal and real property or acting as agent, broker, or advisor in leasing property, provided that:

                .    The lease is a nonoperating lease;

                .    The initial term of the lease is at least 90 days;

                . If real property is being leased, the transaction will compensate the lessor for at least the lessor's full investment in the property and costs, with certain other conditions.

         . Operating nonbank depository institutions, including an industrial bank or savings association.

         . Performing functions or activities that may be performed by a trust company (including activities of a fiduciary, agency or custodial nature), in the manner authorized by federal or state law, so long as the holding company is not a bank.

         . Acting as investment or financial advisor to any person, including:

                . serving as investment advisor to an investment company registered under the Investment Company Act of 1940;

                . furnishing general economic information and advice, general economic statistical forecasting services, and industry studies;

                . providing advice in connection with mergers, acquisitions, divestitures, investments, joint ventures, capital structuring, financing transactions, and conducting financial feasibility studies;

                . providing general information, statistical forecasting, and advice concerning any transaction in foreign exchange, swaps and similar transactions, commodities, and options, futures and similar instruments;

                . providing educational courses and instructional materials to consumers on individual financial management matters; and

                . providing tax planning and tax preparation services to any person.

         .    Agency transactional services for customer investments, including:

                . Securities brokerage--Providing securities brokerage services, whether alone or in combination with investment advisory services, and incidental activities, including related securities credit activities compliant with Federal Reserve Board Regulation T and custodial services, if the securities brokerage services are restricted to buying and selling securities solely as agent for the account of customers and do not include securities underwriting or dealing.

                . Riskless-principal transactions--Buying and selling all types of securities in the secondary market on the order of customers as a "riskless principal."

                . Private-placement services--Acting as agent for the private placement of securities in accordance with the requirements of the Securities Act and the rules of the Commission.

                . Futures commission merchant--Acting as a futures commission merchant for unaffiliated persons in the execution and clearance of any futures contract and option on a futures contract traded on an exchange in the United States or abroad, if the activity is conducted through a separately incorporated subsidiary of the bank holding company and the company satisfies certain other conditions.

                .    Investment transactions as principal:

                         . Underwriting and dealing in government obligations and money market instruments, including bankers' acceptances and certificates of deposit, under the same limitations applicable if the activity were performed by the bank holding company's subsidiary member banks.

                         .   Engaging as principal in:

                                .   foreign exchanges, and

                                . forward contracts, options, futures, options on futures, swaps, and similar contracts, with certain conditions.

                         .   Buying and selling bullion, and related activities.

         .    Management consulting and counseling activities:

                . Subject to certain limitations, management consulting on any matter to unaffiliated depository institutions, or on any financial, economic, accounting, or audit matter to any other company.

                . Providing consulting services to employee benefit, compensation, and insurance plans, including designing plans, assisting in the implementation of plans, providing administrative services to plans, and developing employee communication programs for plans.

                .    Providing career counseling services to:

                         . a financial organization and individuals currently employed by, or

                         .   recently displaced from, a financial organization;

                         . individuals who are seeking employment at a financial organization; and

                . individuals who are currently employed in or who seek positions in the finance, accounting, and audit departments of any company.

         .    Support services:

                .    Providing limited courier services; and

                . Printing and selling checks and related items requiring magnetic ink character recognition.

         .    Insurance agency and underwriting:

                . Subject to certain limitations, acting as principal, agent, or broker for credit life, accident, health and unemployment insurance that is directly related to an extension of credit by the bank holding company or any of its subsidiaries.

                . Engaging in any insurance agency activity in a place where the bank holding company or a subsidiary of the bank holding company has a lending office and that has a population not exceeding 5,000 or has inadequate insurance agency facilities, as determined by the Federal Reserve Board.

                . Supervising, on behalf of insurance underwriters, the activities of retail insurance agents who sell fidelity insurance and property and casualty insurance on the real and personal property used in the bank holding company's operations or its subsidiaries, and group insurance that protects the employees of the bank holding company or its subsidiaries.

                . Engaging in any insurance agency activities if the bank holding company has total consolidated assets of $50 million or less, with the sale of life insurance and annuities being limited to sales in small towns or as credit insurance.

         . Making equity and debt investments in corporations or projects designed primarily to promote community welfare, and providing advisory services to these programs.

         . Subject to certain limitations, providing others financially oriented data processing or bookkeeping services.

         . Issuing and selling money orders, travelers' checks and United States savings bonds.

         . Providing consumer financial counseling that involves counseling, educational courses and distribution of instructional materials to individuals on consumer-oriented financial management matters, including debt consolidation, mortgage applications, bankruptcy, budget management, real estate tax shelters, tax planning, retirement and estate planning, insurance and general investment management, so long as this activity does not include the sale of specific products or investments.

         .    Providing tax planning and preparation advice.

                             DESCRIPTION OF THE BANK

History

         Eagle National Bank opened for business on February 28, 1997, as a national banking association. Deposits held by the bank are insured by the FDIC to the maximum extent permitted by law. The bank's principal office is located at 5006 Verde Valley, Dallas, Texas 75240. The bank also operates a full service branch known as "Park Cities branch" located at 6829 Hillcrest, Dallas, Texas, which opened March 27, 2000. The Park Cities branch is being sold to the selling directors pursuant to the terms and conditions of the transfer agreement.

Description of Business

         The bank engages in a full service commercial and consumer banking business, including the following services:

         .   accepting time and demand deposits;

         . providing personal and business checking accounts at competitive rates; and

         .   making secured and unsecured commercial and consumer loans.

         The bank is a locally managed community bank that seeks to provide personal attention and professional assistance to its customer base, which consists principally of individuals and small and medium-sized businesses. The bank's philosophy includes offering direct access to its officers and personnel, providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures, and consistently-applied credit policies.

         The bank's primary service area is located in the Dallas metropolitan area. The Bank encounters competition in the scope and type of services it offers, interest rates it pays on time deposits, its ability to attract new deposits, and other aspects of its banking business.

         The bank's acceptance of time demand and savings deposits includes NOW accounts, money market accounts, regular savings accounts, and certificates of deposit. The bank also offers overdraft protection to its checking customers.

         The bank makes secured and unsecured commercial, consumer, installment and construction loans. Residential mortgages and small business loans have always been at the core of the bank's portfolio. Consumer loans include revolving credit lines and commercial lending.

         The bank offers the following support services to make financial management more efficient and convenient for its customers:

         .    on-line home and business banking;
         .    telephone banking;
         .    direct deposit, drive-in banking;
         .    federal tax depository;
         .    MasterCard/Visa credit card services;
         .    night deposit services;
         .    notary public services;
         .    safe deposit boxes;
         .    travelers checks;
         .    U.S. savings bonds; and
         .    individual retirement accounts.

         At June 30, 2000, the bank had

         .    total assets of $60,339,000,
         .    total shareholders' equity of $5,912,000, and
         .    total liabilities of $54,427,000, which includes $54,054,000 of deposits.

         On June 30, 2000, the bank had approximately 21 full time employees and no part-time employees. Management considers relations with our employees to be good.

Properties

         Below is a schedule of all the bank's properties, showing the location, square footage whether the property is owned or leased and its use:

                                                 Square            Type of
   Property             Location                 Footage          Ownership             Use
-------------    ------------------------      -----------       -----------        ----------------
       1         5006 Verde Valley                  6,500        Own                Main Office
                 Dallas, Texas 75240

       2         6829 Hillcrest                     1,500        Lease              Park Cities Branch
                 Dallas, Texas 75205

         Assuming that the stock transfer transaction and the reorganization are completed, the bank will sell the Park Cities branch.

         In addition, the bank owns a tract of land in Allen, Texas at which the bank is considering establishing an additional branch.

Supervision and Regulation of the Bank

         As an FDIC-insured, national banking association located in Texas, the bank is subject to supervision, regulation and examination by the OCC and the FDIC. The bank is also subject to requirements and restrictions under federal and state law, including:

         .    requirements to maintain reserves against loans and lease losses,

         . restrictions on the types and amounts of loans that may be granted and

         .    the interest that may be charged on the loans,

         . limitations on the types of investments the bank may make and the types of services the bank may offer, and

         . restrictions on loans to insiders of the bank or other insider transactions.

         Various consumer loans regulations also affect the operations of the bank. In addition, the actions of the Federal Reserve Board, as it attempts to control the money supply and credit availability in order to influence the economy, impact commercial banks. The proposed reorganization will not significantly change the authority of these agencies over the bank. The information below highlights various aspects of regulation of the bank under federal and state laws.

Federal Banking Law

         Federal banking laws applicable to the bank include, among other things, provisions that:

         .    limit the scope of the bank's business;

         . require the maintenance of certain reserves against loans and lease losses;

         .    restrict investments and borrowings by the bank;

         .    limit the payment of  dividends; and

         .    regulate branching activities and mergers and acquisitions.

         Generally, the bank must obtain prior approval from the OCC for the acquisition of shares of stock. The bank may purchase, sell and hold investments in the form of bonds, notes and debentures to the extent permitted by federal law.

         Federal banking law also requires that a bank obtain the approval of the OCC for any merger where the surviving bank would be a national bank. In reviewing the merger application, the OCC considers, among other things, whether the merger would be consistent with adequate and sound banking practices and is in the public interest, on the basis of several factors, including the potential effect of the merger on competition and the convenience and needs of the affected communities.

         Any person intending to acquire more than 10% of outstanding voting shares of stock in a national bank must obtain the prior approval of the OCC.

         In addition, the OCC conducts regular examinations of the bank.

         The FDIC insures the bank's deposits pursuant to the system of federal deposit insurance initially established by the Banking Act of 1933. The bank must comply with the FDIC's risk- based capital guidelines. Under the Federal Deposit Insurance Corporation Improvement Act of 1991, the FDIC has regulations defining the levels at which an insured institution would be considered:

         .    well capitalized;

         .    adequately capitalized;

         .    undercapitalized;

         .    significantly undercapitalized;

         .    critically undercapitalized.

         To be adequately capitalized, the required minimum ratio of total capital to risk-weighted assets, including certain off-balance sheet activities, such as standby letters of credit, is 8%. To be well capitalized, this risk-based ratio must be at least 10%. At least half of the total capital is required to be "Tier I Capital," consisting principally of bank stockholders' equity, less certain intangible assets. The remainder, "Tier II Capital," may consist of

         .    certain preferred stock;

         .    a limited amount of subordinated debt;

         .    certain hybrid capital instruments;

         .    other debt securities; and

         .    a limited amount of the general loan loss allowance.

         The risk-based capital guidelines must take into account interest rate risk, concentration of credit risk, and risks of nontraditional activities. As of June 30, 1999, the bank satisfied the criteria to be classified as "well capitalized," and we do not expect the proposed reorganization to change the bank's capitalization.

         The FDIC could, under certain circumstances, reclassify a "well-capitalized" institution as "adequately capitalized" or require an "adequately capitalized" or "undercapitalized" institution to comply with supervisory actions as if it were in the next lower category. A reclassification could be made if the regulatory agency determines that the institution is in an unsafe or unsound condition (which could include unsatisfactory examination ratings). In the event an institution's capital deteriorates to the undercapitalized category or below, the law prescribes an increasing amount of regulatory intervention.

         The bank is also subject to rules requiring a minimum ratio of classified assets to capital, minimum earnings necessary to absorb losses, and a minimum ratio of market value to book value for publicly held institutions.

         The bank's deposits have the maximum insurance coverage provided by the FDIC, currently $100,000 per account. The bank pays insurance premiums into the Bank Insurance Fund according to rates established by the FDIC. The FDIC has discretion to increase premiums in the future in response to changes in the economic climate of the banking industry. As a result, the future cost of deposit insurance for the bank is, in large part, dependent upon the extent of future bank failures and the amount of insurance coverage provided by the FDIC for each deposit account.

         The FDIC has implemented a risk-related premium schedule for all insured depository institutions that results in the assessment of premiums based on capital and supervisory measures. Under the risk-related premium schedule, the FDIC assigns, on a semiannual basis, each depository institution to one of three capital groups, as follows:

         .    well-capitalized;

         .    adequately capitalized; or

         .    undercapitalized.

and further assigns such institutions to a subgroup within a capital group. The institution's subgroup assignment is based upon the FDIC's judgment of the institution's strength in light of supervisory evaluations, including examination reports, statistical analyses and other information relevant to measuring the risk posed by the institution. Only institutions with a total capital to risk-adjusted assets ratio of 10% or greater, a Tier I capital to risk-based assets ratio of 6% or greater, and a Tier I leverage ratio of 5% or greater, are assigned to the well-capitalized group. At June 30, 1999, the bank was well capitalized for purposes of calculating insurance assessments.

         The Bank Insurance Fund is presently fully funded at more than the minimum amount required by law. Accordingly, the 1999 BIF assessment rates range from zero for those institutions with the least risk, to $0.27 for every $100 of insured deposits for institutions deemed to have the highest risk. The bank is in the category of institutions that presently pay nothing for deposit insurance. The FDIC adjusts the rates every six months.

         While the bank presently pays no premiums for deposit insurance, it is subject to assessments to pay the interest on bonds issued by the Financing Corporation, which is known as FICO. FICO was created by Congress to issue bonds to finance the resolution of failed thrift institutions. Prior to 1997, only thrift institutions were subject to assessments to raise funds to pay the FICO bonds.

         On September 30, 1996, as part of the Omnibus Budget Act, Congress enacted the Deposit Insurance Funds Act of 1996, which recapitalized the Savings Association Insurance Fund and provided that commercial banks would be subject to 1/5 of the assessment to which savings and loan associations are subject for FICO bond payments through 1999. Beginning in 2000, commercial banks and savings and loan associations will be subject to the same assessment for FICO bonds.

         Under the Community Reinvestment Act of 1977, the OCC must determine whether the bank is meeting the credit needs of the community, including low and moderate income neighborhoods, that it serves and must take this record into account in its evaluation of most regulatory applications the bank files with the OCC. The OCC makes publicly available its evaluation of the bank's record of meeting the credit needs of its entire community. This evaluation includes a descriptive rating of:

         .    outstanding;

         .    satisfactory;

         .    needs to improve, or

         .    substantial noncompliance.

         At June 30, 2000, the bank had a satisfactory CRA rating.

         The Bank Enterprise Act of 1991 requires "truth-in-savings" on consumer deposit accounts so that consumers can make meaningful comparisons between the competing claims of banks with regard to deposit accounts and products. Under this provision, the bank is required to provide information to depositors concerning the terms of their deposit accounts, and in particular, to disclose the annual percentage yield. There are some operational costs of complying with this law.

         Suspicious Activities Reports. Under the Bank Secrecy Act, banks must report to the IRS currency transactions of more than $10,000 or multiple transactions in any one day that aggregate in excess of $10,000.

         Interstate Banking. The Bank may engage in interstate banking, subject to certain limitations. See "Description of the Holding Company--Supervision and Regulation--The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994--Interstate Banking."

New Legislation

         Proposed legislation is introduced in almost every legislative session that would dramatically affect the regulation of the banking industry. At this time, we cannot predict whether or not Congress will enact legislation and what effect the legislation might have on the bank. For example, we cannot predict the full impact of the Gramm-Leach-Bliley Financial Services Modernization Act, signed into law on November 12, 1999, which will allow bank holding company subsidiaries and national bank operating subsidiaries to offer a wide range of new financial services, including securities underwriting. The new law also permits bank holding company subsidiaries to engage in real estate development and insurance underwriting.

Legal Proceedings

         The nature of the bank's business generates a certain amount of litigation involving matters arising in the ordinary course of business. In the opinion of management of the bank, however, no legal proceedings are pending, which, if determined adversely to the bank, would materially affect the bank's undivided profits or financial condition. There are no proceedings pending other than ordinary routine litigation incidental to the business of the bank. In addition, to management's knowledge, no government authorities have initiated or contemplated any material legal actions against the bank.

                                   MANAGEMENT

Principal Officers

         The following table shows selected information regarding principal officers of the bank and the holding company. The board of directors of each elects the officers for one-year terms, and the board has the discretionary authority to remove these individuals from office.

                                   Office and Position with      Held       Office and Position with the      Held
          Name (Age)                       the Bank              Since            Holding Company            Since
--------------------------      ---------------------------     ------   --------------------------------    -----
Patrick G. Adams (47)            President                       2000     Vice President and Secretary        2000

Harold L. Campbell (65)          Chairman of the Board           1997     President                           2000

Clyde W. Hensley (58)            Vice Chairman of the Board      1997     --                                    --

Sue Higgs (58)                   Senior Vice President and       1997     --                                    --
                                 Cashier

Directors

         The bank's board of directors presently consists of 11 members. Shareholders elect directors annually to serve for a term of one year. Three of the directors who serve on the bank's board of directors currently serve on the holding company's board of directors. After the reorganization, the shareholders of the bank who elect to receive holding company common stock will become shareholders of the holding company and will elect the Board of Directors of the holding company. The holding company will be the sole shareholder of the bank and will elect the bank's Board of Directors. See "Election of Directors" for more detailed information about the directors of the bank and the holding company.

Executive Compensation

         The following table provides summary information concerning compensation paid by the bank for services in all capacities to the bank for the fiscal years ended December 31, 1999, 1998, and the ten month period ended December 31, 1997, to the bank's named executive officers, which at December 31, 1999 consist of

         .      the bank's Chief Executive Officer, and

         . the four other most highly compensated executive officers of the bank.

                          Summary Compensation Table

                                    Annual Compensation                                    Long-Term Compensation
                       --------------------------------------------   -----------------------------------------------------------
                                                                                        Securities
                                                     Other Annual      Restricted       Underlying       LTIP
Name and Principal                                   Compensation    Stock Award(s)    Options/SARs     Payouts      All Other
    Position          Year   Salary ($)  Bonus ($)        (1)             ($)              (#)            ($)      Compensation
------------------    ----   ----------  ---------   ------------   ---------------    ------------     -------    ------------
Tom Youngblood        1999    122,000      26,000       19,191            --                 --           --            --
   President and      1998    105,000      15,000       15,706            --                 --           --            --
   Chief Executive    1997     90,000      10,000       13,531            --              7,500           --            --
   Officer

Harold L. Campbell    1999          0           0        8,400            --                 --           --            --
   Chairman of the    1998          0           0        8,400            --                 --           --            --
   Board              1997          0           0        8,400            --                 --           --            --

Clyde W. Hensley      1999     90,000       2,500       17,431            --                 --           --            --
   Vice Chairman of   1998     90,000       2,500       14,931            --                 --           --            --
   the Board          1997     90,000       2,500       13,531            --              7,500           --            --

Sue Higgs             1999     58,400       6,400        2,594            --                 --           --            --
   Senior Vice        1998     55,800       4,400        1,013            --                 --           --            --
   President and      1997     48,000       2,500            0            --                 --           --            --
   Cashier

------------------
(1) Includes the bank's contributions to the 401(k) and deferred profit sharing plan, a car allowance and country club membership dues paid on behalf of these officers. In addition, these officers receive the following benefits: medical, dental, life and disability insurance, and other customary benefits available to all of the bank's employees.

NOTE: Patrick G. Adams became the President and Chief Executive Officer of the Bank in April 2000, following the resignation of Thomas Youngblood. Mr. Adams is paid an annual salary of $127,000. In addition, Mr. Adams receives insurance and other customary benefits available to all of the bank's employees.

Stock Option Awards

         No stock options were granted to, or exercised by, the Chief Executive Officer or any of the next four most highly compensated officers since January 1, 1999.

         The following table sets forth certain information regarding the bank stock underlying outstanding stock options at December 31, 1999:

         Securities Underlying Unexercised Options At Fiscal Year End

                                        Number of Securities                 Value of Unexercised In-
                                  Underlying  Unexercised Options          the-Money Options at Fiscal
                                       at Fiscal Year End (#)                    Year End ($)(2)
                             ---------------------------------------------------------------------------------
            Name               Exercisable           Unexercisable        Exercisable          Unexercisable
    ---------------------    ---------------       -----------------   -----------------     -----------------
    Clyde W. Hensley              4,500                  3,000               $22,500               $15,000

    Tom Youngblood (1)            4,500                  3,000                22,500                15,000

_______________

(1) Pursuant to the transfer agreement, Mr. Youngblood will transfer all rights in his stock options to the holding company for $37,500 cash.
(2)  Based upon the $15.00 price set forth in the reorganization proposal.

Compensation of Directors

         During 1999, the bank paid directors' fees of $500 per meeting attended to bank directors for attending and participating in board of director's meetings and $100 for committee meetings. In the aggregate, the bank paid the Board of Directors $75,000 for all services rendered in 1999. The Board of Directors held thirteen regular meetings and 31 committee meetings in 1999. All directors attended at least 75% of those meetings.

         During 1999, the bank's board of directors maintained a Directors Loan Committee, an Audit and Budget Committee and an Executive Committee.

         The Directors Loan Committee is responsible for reviewing loans made by the bank's officers and approving loans over the individual loan limits of each officer. Directors Campbell, Hensley, Reid, Yeaman and Youngblood served on this committee during 1999. This committee met 19 times during 1999. All members attended at least 75% of these meetings.

         The Audit and Budget Committee is responsible for establishing the bank's annual budget, monitoring compliance with the bank's policies and ensuring that internal controls are in place. Directors Bailey, Campbell, Griffith, Rhoades and Youngblood served on this committee during 1999. This committee met three times during 1999. All members attended at least 75% of these meetings.

         The Executive Committee is responsible for developing the strategic plan and making recommendations to the board regarding strategic decisions. Directors Campbell, Lutz, Pack and Youngblood served on this committee during 1999. This committee met eight times during 1999. All members attended at least 75% of these meetings.

Certain Relationships and Related Transactions

         Except as described below and under "Proposal 1: The Proposed Reorganization," the bank has not entered into and does not intend to enter into any material transactions with any director or executive officer of the bank or their associates.

         Some of our directors and officers and the companies with which they are associated had banking transactions with the bank in the ordinary course of its business during 1999, and the bank expects to continue such banking transactions in the future.

         Total loans outstanding from the bank at June 30, 2000, to the bank's officers and directors as a group, members of their immediate families and companies in which they had an ownership interest of 10% or more, amounted to $2,277,339, or approximately 39.1% of the total equity capital of the bank. The bank made these loans in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and they did not involve more than the normal risk of collection or present other unfavorable features.

         The largest total amount of indebtedness outstanding during 1999 to the above described group was approximately $2,325,376. The aggregate amount of indebtedness outstanding as of the latest practicable date, June 30, 2000, to the above group was approximately $2,447,129.

                 DESCRIPTION OF THE BANK'S CAPITAL SECURITIES

Bank Stock

         Eagle National Bank is authorized to issue 1,000,000 shares of its common stock, par value $5.00 per share, of which 574,750 shares were issued and outstanding as of June 30, 2000. No other shares of capital stock were issued or outstanding. The bank is not authorized to issue any other class of stock. At of June 30, 2000, the bank had approximately 124 shareholders.

         Voting Rights. Each share of bank stock is entitled to one vote on all matters that may be brought before shareholders' meetings, except that the holders of bank stock have cumulative voting rights in the election of directors. Cumulative voting for the election of directors entitles each shareholder to multiply the number of votes to which the shareholder is entitled by the total number of directors to be elected, and the shareholder may cast the whole number of these votes for one candidate or may distribute them among two or more candidates.

         Preemptive Rights. Shareholders of the bank have the preemptive right to purchase additional shares of bank stock to be issued by the bank, except with respect to 40,000 shares of bank stock to be issued pursuant to the bank's Stock Option Plan.

         Liquidation. In the event of liquidation, dissolution or winding up of the bank, shareholders of the bank are entitled to share ratably in all assets remaining after payment of liabilities.

         Liability for Further Assessments. The bank's shareholders are not subject to further assessments by the bank on their shares of bank stock.

         Sinking Fund Provision. The bank's shares do not require a "sinking fund," which is a separate capital reserve maintained to pay shareholders who have certain preferential rights with respect to their investment in the event of liquidation or redemption.

         Redemption Provision. The bank's shareholders are not subject to having their shares of bank stock redeemed or purchased by the holding company and do not have a right to cause such a redemption.

         Dividends. Each shareholder of the bank is entitled to receive dividends that may be declared by the Board of Directors out of legally available funds. The bank, as a relatively new bank, has historically not paid dividends to its shareholders. Payment of dividends is subject to the restrictions under federal banking laws, which provide that a bank may declare and pay dividends only out of accumulated net earnings and only if the bank meets certain capital requirements. Further, an insured bank may not declare and pay dividends if it is subject to a supervisory order. Directors are specifically liable for unlawful dividends.

Stock Option Plans

         Stock Option Plan. The bank has reserved 40,000 shares of bank stock for the grant of nonqualified stock options under the Stock Option Plan. The purposes of the Stock Option Plan are:

         . to attract, retain and compensate, as key employees of the bank, highly qualified individuals;

         . to more significantly align the interests of the key employees with those of the bank's shareholders by underscoring their common interests;

         . to encourage key employees to have a greater personal financial stake in the bank through the ownership of bank stock; and

         .    to increase the long-term value of the bank stock.

         The Stock Option Plan has the following significant terms:

         . Duration of Plan. The Stock Option Plan will terminate upon the earlier of the Board's adoption of a resolution terminating the Stock Option Plan or 10 years from the date the Stock Option Plan was approved and adopted, which became effective on February 28, 1997.

         . Shares Issuable. The Bank may issue no more than 40,000 shares of bank stock under the plan, and this number may be adjusted from time to time due to stock splits, payments of stock dividends or other changes in the capital structure of the bank. Also, the shares under the plan may be exchanged for the securities of another entity, for example, if a merger or consolidation such as that contemplated by the reorganization occurs.

         . Eligible Participants, Annual Awards. Employees of the bank are eligible to receive awards under the plan.

         . Purchase Price. The purchase price of bank stock subject to a stock option is determined by the compensation committee of the bank at the time of grant.

         . Term of Stock Options. No stock option is exercisable after 10 years from the date of grant.

         . Vesting Periods. The bank may grant stock options with varying vesting periods.

         . Change in Control Provisions. The Stock Option Plan contains certain change in control provisions that permit the options granted to become exercisable upon the occurrence of a change in control of the bank as described in the plan.

         . Plan Administration. A committee comprised of three directors administers the Stock Option Plan. It is possible for directors participating in such administration to receive awards under the plan if they are employees of the bank. The body established to administer the Stock Option Plan is vested with the authority and discretion to interpret the Stock Option Plan, and to make any rules or regulations pertaining to it. Any interpretations and decisions of the administrative body are final and binding.

         . Death, Retirement or Disability of Employee. In the event that a participant ceases to be an employee of the bank then options not yet subject to exercise, or the unexercised portions of any option the subject to exercise, shall terminate upon:

                 . immediately upon the date on which employment is terminated for "cause"; or

                 . 3 months after the date on which employment is terminated other than for "cause," death or total disability; or

                 . one year after employment is terminated due to death or total disability.

         . Nontransferability. Except as otherwise provided by the bank's board of directors, awards made under the Stock Option Plan are nontransferable other than by will or the laws of descent and distribution. During the employee's lifetime, only the employee may exercise his or her stock options granted under the plan, or, in the event of his or her disability or death, a legal representative may exercise the options.

         . Capital Changes. The Stock Option Plan provides that, if the bank, at any time, increases or decreases the number of its outstanding shares of bank stock or changes, in any way, the rights and privileges of such shares through a stock dividend, or through a stock split, reclassification or other recapitalization involving the bank stock, then the bank shall increase, decrease or change, in like manner, the numbers, rights and privileges of shares issuable under the Stock Option Plan.

         . Amendments. The Board of Directors may amend the Stock Option Plan at any time without shareholder approval, provided, however, that amendment of the Stock Option Plan may not materially and adversely affect any right of a participant with respect to shares of bank stock previously issued without the participant's written consent.

As of June 30, 2000, the bank had issued options to key employees to purchase an aggregate of 15,000 shares of bank stock at an exercise price of $10.00 per share. Shares issued under this plan may dilute the ownership interests and voting power of existing shareholders. Pursuant to the transfer agreement, the holding company will pay an aggregate of $37,500 or $5.00 per option share to Tom Youngblood in exchange for the cancellation of his option to purchase 7,500 shares of bank stock. Upon consummation of the proposed reorganization, the holding company will issue substituted or replacement options for the bank's outstanding options under the Stock Option Plan. See "Information about the Reorganization--Stock Option Plans."

            DESCRIPTION OF THE HOLDING COMPANY'S CAPITAL SECURITIES

Holding Company Common Stock

         The authorized capital stock of the holding company consists of 1,000,000 shares of common stock, par value $5.00 per share. Until completion of the reorganization, no shares of the holding company common stock will be issued or outstanding.

         Voting Rights. Each share of holding company common stock entitles its holder to one vote on all matters upon which shareholders have the right to vote, except that the holders of holding company common stock have cumulative voting rights in the election of directors. The holders of holding company common stock will possess the exclusive voting rights in the holding company.

         Preemptive Rights. Shareholders of the holding company have the preemptive right to acquire additional shares to be issued by the holding company except under the following circumstances:

         . issuance of shares to employees pursuant to approval by the affirmative vote of the holders of a majority of the shares entitled to vote on such issuance or when authorized by and consistent with a plan previously approved by such a vote of shareholders;

         .    issuance of shares sold otherwise than for cash;

         . issuance of up to 40,000 shares of holding company common stock to employees of the holding company or the bank pursuant to the exercise of options granted in replacement or substitution for options granted under the bank's Stock Option Plan; or

         . issuance of shares to holders of the holding company's debentures upon the conversion of the debentures into holding company common stock pursuant to the terms of the debentures.

         Liquidation. In the event of liquidation, dissolution or winding up of the holding company, the holders of holding company common stock are entitled to share ratably in all assets remaining after payment of liabilities.

         Liability for Further Assessments. The holding company's shareholders are not subject to further assessments by the holding company on their shares.

         Sinking Fund Provision. The holding company common stock does not require a "sinking fund," which is a separate capital reserve maintained to pay shareholders who have certain preferential rights with respect their investment in the event of liquidation or redemption.

         Redemption Provision. The holders of holding company common stock are not subject to having their shares "redeemed" or purchased by the holding company and do not have a right to cause such a redemption.

         Dividends. Each shareholder is entitled to receive dividends that may be declared by the Board of Directors from time to time out of legally available funds. The bank has not paid any dividends since its inception in 1997. We presently intend to continue a dividend policy of retaining earnings and not paying dividends for several years while the holding company's debt is being repaid. Future dividends will ultimately depend upon future earnings and financial condition of the holding company and the bank, and appropriate legal restrictions and other relevant factors.

         Under the Texas Business Corporation Act ("TBCA"), the holding company may not pay a dividend if:

     . after the payment of the dividend, the holding company would be unable to pay its debts as they become due, or

     . the amount of the dividend is greater than the excess of the net assets of the holding company over its stated capital.

         Cash available for dividend distribution to shareholders of the holding company must initially come from dividends that the bank pays to the holding company. As a result, the legal restrictions on the bank's dividend payments also affect the ability of the holding company to pay dividends. See "Description of the Bank's Capital Securities--Bank Stock."

         Stock Option Plan. The holding company intends to establish a Stock Option Plan, pursuant to which the continuing grantee of stock options under the bank's Stock Option Plan will receive substituted options to purchase the common stock of the holding company. See "Description of the Bank's Capital Securities --Stock Option Plans."

         Periodic Reporting. After the reorganization, Section 12 of the Exchange Act will require that the holding company register its stock. The holding company will file periodic reports, proxy statements and other information with the Commission. The holding company's obligation to file periodic reports and other information under Section 15(d) of the Exchange Act will be suspended automatically upon the beginning of its first fiscal year in which it has less than 300 holders of holding company common stock. Therefore, the holding company anticipates that its reporting obligations will be suspended as of the beginning of its next fiscal year.

                       COMPARISON OF SHAREHOLDER RIGHTS

         While we believe that the description covers the material differences between the rights of holders of bank stock and the rights of holders of holding company common stock, this summary may not contain all of the information that is important to you. You should carefully read this entire document and the other documents we refer to for a more complete understanding of the differences between being a shareholder of the bank and being a shareholder of the holding company.

         After the reorganization, the shareholders of the bank who elect to receive holding company common stock in the reorganization will become shareholders of the holding company. There are certain differences in the rights of shareholders of these two entities. These differences arise from differences in the laws that govern the two entities and differences in their articles and bylaws. The bank is incorporated under National Bank Act which presently governs the rights of shareholders of the bank. The holding company is incorporated under the TBCA, which will govern the rights of shareholders of the holding company. A number of provisions of the TBCA and the holding company's charter documents may have the effect of delaying, deferring or preventing a change of control of the holding company.

         The following table summarizes the material differences between the rights of shareholders of the bank and the rights of shareholders of the holding company:

                                          The Bank Stock                                    The Holding Company Common Stock
---------------------   ----------------------------------------------------------   -----------------------------------------------
Capitalization          1,000,000 shares, par value $5.00 per share, authorized,     1,000,000 shares, par value $5.00 per share,
                        of which 574,750 were outstanding on May 31, 2000.           authorized of which 505,750 shares would be
                                                                                     outstanding after the reorganization assuming
                                                                                     all shareholders other than the selling
                                                                                     directors elect to receive holding company
                                                                                     stock.

Number of Directors     By law, the bank must have at least five directors and no    By law, the holding company must have at least
                        more than twenty-five directors. The number of directors     one director and may have an unlimited number
                        is established by vote of majority of shareholders at the    of directors. The bylaws of the holding company
                        annual meeting. The number of directors is currently set     provide that the holding company will have at
                        at eleven.                                                   least one director and no more than twenty-five
                                                                                     directors. The number of directors is
                                                                                     established by resolution of directors. The
                                                                                     number of directors is currently set at three.

Terms of Directors      One year.                                                    One year.

Voting Rights           One vote per share with cumulative voting in the election    One vote per share with cumulative voting in
                        of directors.                                                the election of directors.

Removal of Directors    A director may be removed by vote of a majority of           A director may be removed by vote of a majority
                        shareholders utilizing cumulative voting, at a special       of shareholders, utilizing cumulative voting,
                        special meeting called for that purpose.                     at a meeting called for that purpose.

Filling  Vacancies on   The Board may fill vacancies in the Board provided that      The Board may fill vacancies in the Board
the Board of Directors  if the Board has 15 or fewer members, the Board can only     provided that the Board may not fill more than
by the Board of         fill two vacancies and if the Board has 16 to 25 members,    two vacancies.
Directors               the Board can only fill four vacancies.

Director Voting         Majority of authorized directors                             Majority of authorized directors

Preemptive Rights       Preemptive rights to subscribe for additional shares on       Preemptive rights to subscribe for additional
                        a pro rata basis, except that there are no preemptive        shares on a pro rata basis, except there are no
                        rights with respect to 40,000 shares that may be issued      preemptive rights for shares issued for other
                        pursuant to the bank's Stock Option Plan.                    than cash and for shares issued to employees
                                                                                     pursuant to the approval by the affirmative
                                                                                     vote of the holders of a majority of the shares
                                                                                     entitled to vote on such issuance or when
                                                                                     authorized by and consistent with a plan
                                                                                     previously approved by such a

                                          The Bank Stock                                    The Holding Company Common Stock
---------------------   ----------------------------------------------------------   -----------------------------------------------
                                                                                     vote of shareholders, up to 40,000 shares
                                                                                     issued pursuant to the stock option plan to be
                                                                                     adopted in substitution for the bank's Stock
                                                                                     Option Plan and shares issued upon conversion
                                                                                     of the debentures into holding company common
                                                                                     stock.

Dividends               As declared by the Board of Directors. Dividends may be      As declared by the Board of Directors. The
                        paid only out of accumulated net earnings of the bank.       bank's dividend restrictions apply indirectly
                        Also, the bank must have made any required transfers of      to the holding company because cash available
                        net earnings to surplus in order to maintain surplus at      for dividend  will initially come from
                        least equal to capital, prior to declaring the dividend.     dividends the bank  holding company. In
                        Surplus must not be reduced. Directors are specifically      addition, the holding company may not pay a
                        liable for unlawful dividends.                               dividend, if:

                                                                                     .    after issuing the dividend, the holding
                                                                                          company would be unable to pay its debts
                                                                                          as they become due, or

                                                                                     .    the amount of the dividend is greater than
                                                                                          the holding company's surplus.

Right to propose        Amendments can be proposed by the board of directors.        Amendments can be proposed by the board of
amendments                                                                           directors.

Amendment of articles   Approval by a majority of the votes which all shareholders   Approval by 66-2/3rds of the votes which all
of incorporation        are entitled to cast.                                        shares are  entitled to cast.
(other than
authorization of
additional shares)

Authorization of        Approval by vote of shareholders entitled to cast at least   Approval by vote of 66-2/3rds of the votes cast
Additional Shares       a majority of votes which all shareholders are entitled to   by all shareholders entitled to vote and the
(through amendment      cast and the affirmative vote of the holders of a majority   affirmative vote of a majority of the votes
of articles of          of the outstanding shares of the affected class or series    cast in a vote of the holders of outstanding
incorporation)          of stock.                                                    shares of the affected class or series of
                                                                                     stock.


Increase in Capital     Approval by vote of a majority of the directors.             Approval by vote of a majority of the
Stock through Issuance                                                               directors.
of Additional
Outstanding Shares
(shares already
authorized under
articles of
incorporation)

Shareholder Action to   Approval by a vote of at least 66-2/3% of outstanding of     Approval by a vote of at least 66-2/3% of
Approve

                                          The Bank Stock                                    The Holding Company Common Stock
---------------------   ----------------------------------------------------------   -----------------------------------------------
Mergers,                outstanding shares.                                          outstanding shares.
Consolidations,
Liquidation, Sales of
Substantially All
Assets

Business Combination    No restrictions.                                             By law, the holding company cannot enter into
Following a Change                                                                   a business combination within 3 years after a
of Control                                                                           person acquires 20% of the holding company
                                                                                     common stock unless (1) the board of directors
                                                                                     of the holding company approves such person's
                                                                                     acquisition of shares prior to the acquisition,
                                                                                     or (2) the business combination is approved by
                                                                                     66-2/3% of the outstanding shares of the
                                                                                     holding company common stock not owned by the
                                                                                     person who acquired 20% of the shares at a
                                                                                     meeting held at least six months after such
                                                                                     person's acquisition of shares.

Amendment of Bylaws     Approval by the affirmative vote of the majority of shares   Approval by the affirmative vote of the
                        represented at a legally called meeting of shareholders,     majority of shares represented at a legally
                        or by a majority vote of members of the Board of Directors   called meeting of shareholders, or by a
                        present at any meeting of the Board, subject to the power    majority vote of members of the Board of
                        of the bank shareholders to change such action.              Directors present at any meeting of the Board,
                                                                                     subject to the power of holding company
                                                                                     shareholders to change such action.

Right to Call           Upon request by a majority of the Board of Directors or      Upon  request by a majority of the Board of
Special Shareholder     one or more shareholders entitled to cast at least 10%       Directors or of one or more shareholders
Meetings                the votes that all shareholders are entitled to cast at a    entitled to cast at least 10% of the votes that
                        particular meeting.                                          all shareholders are entitled to cast at a
                                                                                     particular meeting.

Indemnification of      Yes. Directors and officers are indemnified to the fullest   Yes. Directors and officers are indemnified to
Directors and           extent permitted by law. Indemnification is against          the fullest extent permitted by law.
Officers                judgments, settlements and costs incurred in any action      Indemnification is against judgments,
                        that relates to service as a director or officer of the      settlements and costs incurred in any action
                        bank. No indemnification is provided if the action is for    that relates to service as a director or
                        civil money penalties or if restitution is assessed by       officer of the holding company. No
                        banking regulators. If an improper benefit is found or an    indemnification is provided if the action is
                        action is brought by the bank against a director             for civil money penalties or if restitution is
                                                                                     assessed by banking regulators. If an improper
                                                                                     benefit is found or an action is brought by the
                                                                                     holding company against a director or officer,
                                                                                     indemnification is limited to reasonable
                                                                                     expenses. The holding company must advance
                                                                                     reasonable expenses to

                                          The Bank Stock                                    The Holding Company Common Stock
---------------------   ----------------------------------------------------------   -----------------------------------------------
                        or officer, indemnification is limited to reasonable         defend the action if the director or officer
                        expenses. The bank must advance reasonable expenses to       signs a written affirmation that he meets the
                        defend the action if the director or officer signs a         standard for indemnification and agrees to
                        written affirmation that he meets the standard for           repay the expenses advance if indemnification
                        indemnification and agrees to repay the expenses advance     is found to be improper. The holding company is
                        if indemnification is found to be improper. The bank is      authorized to purchase insurance for
                        authorized to purchase insurance for indemnification         indemnification obligations.
                        obligations.

Repurchase of Shares    Cannot reduce or retire any part of its capital stock        Stock can be repurchased if, after the
                        without prior regulatory approvals and shareholder           repurchase:
                        approval.
                                                                                     .    the holding company would still be able to
                                                                                          pay its debts as they become due; or

                                                                                     .    may be subject to regulatory approval if
                                                                                          the repurchase price paid for all shares
                                                                                          within a 12 month period is 10% or more of
                                                                                          the holding company's net worth.

Appraisal Rights        Each bank shareholder has the right to receive the value     Each holding company shareholder has the right
                        of his shares as of the effective date of transaction in     to receive the value of his or her shares as of
                        cash in corporate reorganization if the shareholder either   the day before date of the meeting of
                        (a) votes against reorganization, or (b) gives written       shareholders to consider the corporate
                        notice prior to shareholders' meeting objecting to           reorganization in cash. Shareholder must give
                        reorganization. If the bank and the dissenting shareholder   written notice of objection to the
                        cannot agree upon the value of the shares, an appraisal      reorganization prior to shareholders' meeting.
                        will be made by committee of appraisers selected by the      If the holding company and the dissenting
                        resulting bank, the dissenting shareholders and the two      shareholder cannot agree upon the value of the
                        appraisers.  If the value is not satisfactory to the         shares, the dissenting shareholder may file an
                        dissenting shareholder, the dissenting shareholder can       action in state district court. The court then
                        request that the OCC reappraise the shares, which            appoints one or more appraisers to determine
                        reappraisal shall be final.                                  the value of the shares and to file a report
                                                                                     with the court. The court will then enter a
                                                                                     judgment as to the value of the shares, which
                                                                                     is final.

Inspection of           Shareholders and creditors of the bank have the right        The holding company must prepare and keep on
Shareholders            to inspect the list of shareholders at any time during       file at the corporate office of the holding
                        normal business hours. The list must include the name        company at least 10 days prior to each
                        and address of, and number of shares held by, each           shareholders' meeting a list of shareholders.
                        shareholder.                                                 Shareholders have the right to inspect the
                                                                                     shareholder list during this 10 day period
                                                                                     during normal business hours. The list must
                                                                                     include the name and address of, and the number
                                                                                     of shares held by, each shareholder.

                                          The Bank Stock                                    The Holding Company Common Stock
---------------------   ----------------------------------------------------------   -----------------------------------------------
                                                                                     The holding company must also keep a record of
                                                                                     transfers of its stock indicating the names and
                                                                                     addresses of, and shares held by, each
                                                                                     shareholder. Any shareholder who (a) has been a
                                                                                     shareholder for at least six months, or (b)
                                                                                     owns at least 5% of the outstanding shares of
                                                                                     holding company stock, has the right to inspect
                                                                                     the stock transfer records.

                            OFFERING OF DEBENTURES

General

         The debentures offered hereby are being sold by the holding company. The terms of the debentures are described below under "Description of Convertible Debentures. The determination of the initial conversion price of $15.00 was based upon the price negotiated with the selling directors in the transfer agreement.

Subscription

         The right to purchase debentures is being extended only to those bank shareholder who elect to receive all holding company common stock in the reorganization. If you elect to receive all holding company common stock pursuant to reorganization and if the reorganization is approved by shareholders at the annual shareholders' meeting, we will send you a debenture agreement together with instructions for subscribing for debentures. Thereafter, if you wish to subscribe for debentures, you must complete and execute the enclosed debenture agreement and otherwise follow the instructions for subscription.

         At that time, you must also tender the entire amount of your payment for their debentures at the time of execution and delivery of the debenture agreement by check payable to the holding company or by delivery to the holding company of other funds representing payment for such subscription.

         We anticipate that the debenture offering will expire at 5:00 p.m. local time on October 16, 2000. The holding company may shorten or extend the debenture offering period without notice. After the holding company receives a properly completed and executed debenture agreement, it will return to you an executed debenture.

Use of Proceeds

         We will use the proceeds from the sale of the debentures and bank borrowings, if necessary, to provide the cash needed to complete the stock purchase transaction provided for in the transfer agreement and the reorganization provided for in the reorganization agreement.

                     DESCRIPTION OF CONVERTIBLE DEBENTURES

         We will issue the debentures under debenture agreements between the holding company and subscribers for the debentures. The terms and conditions applicable to the debentures will be contained in the debenture agreements. The following summarizes the material provisions of the debentures and the debenture agreements. Prospective buyers of the debentures should refer to the actual terms of the debentures and the form of debenture agreements for the definitive terms and conditions. Copies of the proposed forms of debentures and debenture agreement are attached to this proxy statement/prospectus as Annex D.
                                                             -------

General

         We are offering the debentures only to those shareholders who elect to exchange all of their bank stock for holding company common stock pursuant to the reorganization. The debentures are being offered to such shareholders, pro rata, based upon the percentage of the holding company common stock they will own (which will be more than the percentage of bank stock they currently own). If such shareholders do not subscribe to purchase all of their pro rata part of the debentures, any unsubscribed for debentures will be allocated among the shareholders who subscribed for their full pro rata portion of the debentures. This is called an over subscription right. Such allocation will be determined by the holding company in its sole discretion. Certain of the continuing directors have indicated that they currently intend to purchase at least their pro rata portion of the debentures and unsubscribed for debentures.

         The total principal amount of the debentures will be limited to $2,500,000. The debentures represent our general unsecured obligations and are subordinate in right of payment to our senior debt as described under "-- Subordination" below. We will issue the debentures in fully registered form only, without coupons, in denominations of $1,000 each and any integral multiple of $1,000. The debentures will mature beginning on December 31, 2006 unless converted, redeemed or repurchased before the maturity date. See "-Conversion," "--Optional Redemption by Us" and "--Repurchase at Option of Holder" below.

         The debentures will accrue interest at an annual rate of 9.5%. We will pay the first interest payment on March 15th, 2001, and quarterly after that date on the 15/th/ day of

June, September, December, March. We will also pay all accrued interest upon maturity, conversion, redemption and repurchase of the debentures. Interest will be payable to the person in whose name the debenture is registered at the close of business on the regular record date for the interest installment, which is the 15th day of the calendar month preceding each interest payment date. If any payment date falls on a day that is not a business day, we will make the payment on the next business day and we will not pay any additional interest. We will generally make all interest payments on the debentures by check mailed to the holders entitled to the interest. Whenever interest is paid, the payment will include interest accrued to, but excluding, the interest payment date or the date of redemption, conversion, repurchase or maturity. We will compute interest on the debentures on the basis of a 360-day year comprised of 12 30-day months.

         The debentures will have no sinking fund. A sinking fund is a custodial or similar account into which regularly scheduled deposits are made for purposes of funding the redemption or repurchase of the principal amount of the debentures.

         The holder of any debenture may present such debenture for transfer or exchange at the holding company's main office. The holding company will maintain a registry for the debentures. We will not charge any fee for registration, transfer or exchange of any debentures. We may request reimbursement for taxes incurred by us in connection with any registration, transfer or exchange of debentures. We are not required to register the transfer or exchange of any debenture that has been previously surrendered for repurchase, conversion or redemption.

Conversion

         You may convert your debenture, in whole or in part, into our common stock at a conversion price equal to $15.00 principal amount of debentures for each share of common stock, subject to adjustment as described below. You may convert your debenture at any time before the close of business on December 31, 2006. If we call the debentures for redemption or you submit the debentures for repurchase, your conversion rights will expire at the close of business on the redemption date.

         You may exercise the right to convert your debentures in denominations of integral multiples of $1,000 by delivering your debentures to the holding company's head office accompanied by a written notice that you elect to convert your debentures. If the date of conversion occurs after a regular record date, but before the next interest payment date, and we have not called the debentures for redemption, we will pay you the interest due on the next interest payment date, regardless of the conversion, but only interest to the date of conversion. If the principal amount you wish to convert is not evenly divisible by the conversion price, instead of issuing a fractional share, we will pay you a cash adjustment in an amount equal to the same fraction of the conversion price per share of bank stock.

         If you present a debenture for conversion, you will not be required to pay any taxes or duties relating to the issuance of our common stock (except to the extent relating to exchange or currency control matters or the status of the person converting the debentures), but you will be required to pay any tax or duty resulting from the issuance of holding company common stock in the name of any other person.

         The conversion price may be adjusted upon certain events including:

         . our issuing common stock or other capital stock as a dividend or distribution to the holders of our common stock;

         . our dividing or combining our outstanding shares of holding company common stock into a different number of shares;

         . our issuing common stock as a result of reclassification of our common stock; and

         . subject to certain exceptions, our fixing a record date for making a rights offering to our shareholders.

         In the event of prepayment of the debenture or upon our consolidation, merger or combination with or into another entity or a sale or conveyance to another person of our property and assets as an entirety or substantially as an entirety, you will be entitled to convert your debentures into holding company common stock prior to such event, even if such event occurs after December 31, 2006.

         You may, in certain circumstances, be deemed to have received a distribution or dividend subject to U. S. income tax as a result of an adjustment (or the nonoccurrence of an adjustment) to the conversion price of your debentures. See "--Certain United States Federal Income Tax Considerations related to the Convertible Debentures."

         Unless the adjustment in the conversion price requires an increase or decrease of at least $.01 per share, we will not be required to make any adjustments in the conversion price. Any adjustment not made will be taken into account in subsequent adjustments.

Optional Redemption By Us

         On or after December 15, 2002, we may elect to redeem the debentures. We will not be allowed to redeem the debentures before December 15, 2002. We will provide the holders of the debentures at least 30 days' notice of our intent to redeem the debentures.

         The redemption price for the debentures will be the principal amount of the debenture plus all accrued but unpaid dividends through the redemption date. If an interest payment date occurs before the redemption date, the interest payable on such interest payment date will be paid to the holder of record as of the relevant record date. Interest not so paid will be paid to the party to whom the redemption price is paid.

Subordination

         All payments under the debentures are subordinate and junior to the prior payment in full of all senior debt. The subordination provisions apply to existing senior debt as well as senior debt incurred after the date of this proxy statement/prospectus.

         Upon any distribution of our assets, dissolution, winding up, liquidation or reorganization of us, the payments on the debentures will be subordinated in right of payment to the prior payment in full of all senior debt. Moreover, if the debentures are accelerated following an event of default, the holders of any senior debt then outstanding will be entitled to payment in full before the holders of the debentures are entitled to receive any payment on the debentures. However, our obligations to make payments with respect to the debentures will not otherwise be affected. We are the sole obligor on the debentures.

         The subordination provisions of the debenture agreements and the debentures will not prevent the occurrence of any default or event of default or limit the rights of any holder of debentures to pursue any other rights or remedies with respect to the debentures.

         As a result of the subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceedings, holders of the debentures may receive less than other creditors (on a ratable basis).

Events of Default and Remedies

         The following events are included as "events of default" in the debenture agreements:

         . our failure to pay interest on the debentures when due if the failure continues for 180 days;

         . our failure to pay the principal of, or premium, if any, on any of the debentures when due; and

         . certain events involving bankruptcy, insolvency or reorganization of us.

         If an event of default has occurred and is continuing, any holder of the debentures, may declare all amounts outstanding on the debentures to be immediately due and payable. If an event of default occurs resulting from the bankruptcy, insolvency or reorganization of us, all unpaid principal of an accrued interest on the outstanding debentures would become due and payable immediately without any declaration or other act on the part of the holding company or holders of debentures.

Governing Law

         The debenture agreements and the debentures will be governed by the substantive laws of the State of Texas without regard to its conflict of law provisions.

Certain United States Federal Income Tax Considerations Related to the Convertible Debentures

         General. The following is a summary of certain U.S. federal income tax considerations applicable to U.S. holders of debentures relating to the purchase, ownership and disposition of the debentures and of holding company common stock into which debentures may be converted, but is not a complete analysis of all potential tax considerations. The summary assumes that the debentures will be treated as "debt" and not "equity" for federal income tax purposes. This summary is based on laws, regulations, rulings and decisions now in effect, which may change in the future. It relates only to those of you who will hold debentures and holding company common stock into which debentures may be converted as "capital assets" (within the meaning of Section 1221 of the Internal Revenue Code) and does not address particular tax considerations or individual circumstances. You may be subject to special tax rules not discussed in this summary if you are:

         .  subject to the alernative minimum tax;

         .  a bank or other financial institution;

         .  a tax-exempt organization;

         .  an insurance company;

         .  a foreign person or entity;

         .  a broker or dealer in securities or currencies;

         . holding debentures as a position in a hedging transaction, "straddle" or "conversion transaction"; or

         . deemed to sell debentures or bank stock under the constructive sale provisions of the Internal Revenue Code.

         This summary discusses the tax considerations applicable to those of you who are the initial purchasers of the debentures and who purchase the debentures at their "issue price" as defined in Section 1273 of the Internal Revenue Code. It does not discuss the tax considerations applicable to subsequent purchasers of the debentures. The summary does not, therefore, discuss application of (i) the "market discount" rules of Internal Revenue Code Sections 1276 to 1278 or (ii) the "bond premium" amortization rules of Internal Revenue Code Section 171. Moreover, the "original issue discount" rules of Internal Revenue Code Sections 1271 to 1275 are not generally discussed herein because debentures are not anticipated to be issued at a discount from their face value.

         We have not sought any ruling from the IRS or an opinion of counsel with respect to the statements we make and the conclusions we reach in the following summary, and we are not certain that the IRS will agree with our statements and conclusions. The IRS may successfully adopt a contrary position. Our summary does not consider the effect of the federal estate or gift tax laws, the alternative minimum tax or the tax laws of any applicable foreign, state, local or other jurisdiction.

         Those of you considering the purchase of debentures should consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the federal estate or gift tax rules, under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.

         Taxation of Interest. Interest paid on the debentures will be included in your income as ordinary income at the time it is treated as received or accrued, in accordance with your regular method of tax accounting.

         Sale, Exchange or Redemption of the Convertible Debenteres. When you sell or exchange a debenture or a debenture is redeemed, other than in the case of a conversion (discussed below), you will generally recognize capital gain or loss equal to the difference between:

         . the amount of cash proceeds and the fair market value of any property received on the sale, exchange or redemption (except to the extent the amount is attributable to accrued interest income not previously included in your taxable income, which will be taxable as ordinary income, or is attributable to accrued interest that was previously included in income, which amount may be received without generating further taxable income); and

         .  your adjusted tax basis in the debenture.

         Your adjusted tax basis in a debenture generally will equal the amount you paid for the debenture. Capital gain or loss will be long-term capital gain or loss if your holding period for the debenture is more than one year at the time of sale, exchange or redemption.

         Conversion of the Debentures. You will generally not recognize any income, gain or loss upon conversion of a debenture into holding company common stock except to the extent that the holding company common stock is considered attributable to accrued interest not previously included in your taxable income (which is taxable as ordinary income) or with respect to cash received in lieu of a fractional share of holding company common stock. Your tax basis in the holding company common stock received on conversion of a debenture will be the same as your adjusted tax basis in the debenture at the time of conversion (reduced by any basis allocable to a fractional share interest), and the holding period of the holding company common stock will include the holding period of the converted debenture. However, your tax basis in shares of holding company common stock considered attributable to any accrued interest generally will equal the amount of the accrued interest included in income, and the holding period for such holding company common stock will begin on the date of conversion. An adjustment of the conversion ratio of the debentures, in some circumstances, could be treated as a constructive distribution, as discussed under "Dividends" below.

         Cash you receive in lieu of a fractional share of holding company common stock upon conversion will be treated as payment in exchange for the fractional share of holding company common stock. Accordingly, cash you receive in lieu of a fractional share of holding company common stock generally will result in capital gain or loss (measured by the difference between the cash received for the fractional share and your adjusted tax basis in the fractional share).

         Dividends. Any dividends paid to you on the holding company common stock after a conversion generally will be included in your taxable income as ordinary income to the extent of our current or accumulated earnings and profits. You may, in certain circumstances, be deemed to have received constructive distributions if the conversion ratio of the debentures is adjusted. Adjustments to the conversion ratio made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of your interest as a holder of the debenture will generally not be considered to result in a constructive distribution. Certain of the possible adjustments provided in the debentures (including, without limitation, adjustments in respect to taxable dividends to our shareholders) will not qualify as being made pursuant to a bona fide reasonable adjustment formula. If these adjustments are made, you, as a debenture holder, might be deemed to have received constructive distributions taxable as dividends even though you have not received any cash or property as a result of the adjustments. In certain circumstances, the failure of the debentures to provide for such an adjustment may result in taxable dividend income to the holders of holding company common stock.

         Sale of Holding Company Common Stock. Upon the sale or exchange of holding company common stock, you will generally recognize capital gain or loss equal to the difference between:

         . the amount of cash and the fair market value of any property you receive upon the sale or exchange; and

         .  your adjusted tax basis in the holding company common stock.

         Capital gain or loss will be long-term capital gain or loss if your holding period in holding company common stock is more than one year at the time of the sale or exchange. Your basis and holding period in holding company common stock received upon conversion of a debenture are determined as discussed above under "Conversion of the Debentures."

         Information Reporting and Backup Withholding Tax. In general, information reporting requirements will apply to payments of principal, redemption premium, if any, interest on a debenture, payments of dividends on holding company common stock, payments of the proceeds of the sale of a debenture and payments of the proceeds of the sale of holding company common stock. A 31% backup withholding tax may apply to some or all of these payments unless you:

         . certify that you are a corporation, or come within certain other exempt categories of recipients when required to demonstrate this fact; or

         . provide a taxpayer identification number on IRS Form W-9 promptly when requested, certify as to no loss of exemption from backup withholding; and

         . otherwise comply with applicable requirements of the backup withholding rules.

         Any amounts withheld under the backup withholding rules from your payment will be allowed as a credit against your U.S. federal income tax and may entitle you to a refund, provided that you furnish required information to the IRS.

         The preceding discussion of material U.S. federal income tax consequences is for general information only and is not tax advice. Accordingly, you should consult your own tax advisor as to the particular U.S. federal, state, and local tax consequences of purchasing, holding and disposing of our debentures and holding company common stock. You should also consult a tax advisor as to the united states estate and gift tax consequences and the foreign tax consequences of purchasing, holding and disposing of our debentures and holding company common stock, as well as the consequences of any proposed change in applicable laws.

                             INDEPENDENT AUDITORS

         Fisk & Robinson, P.C., Certified Public Accountants, of Dallas, Texas, served as the bank's independent auditors for the 1999 fiscal year. In addition to performing customary audit services, Fisk & Robinson, P.C. assisted the bank with the preparation of its federal and state tax returns and assisted with various regulatory matters, charging the bank at its customary hourly billing rates. The Bank's board of directors approved these nonaudit services after due consideration of the auditors' objectivity and after finding them to be wholly independent. Fisk & Robinson, P.C. has advised the bank that none of its members has any financial interest in the bank. Fisk & Robinson, P.C. has been engaged as the bank's independent' auditor for the fiscal year ending December 31, 2000. If the proposed reorganization is approved and implemented, it is anticipated that the holding company will also select Fisk & Robinson, P.C. as its auditor.

                             SHAREHOLDER PROPOSALS

         In the event the proposed reorganization is approved and the holding company becomes the one-bank holding company for the bank, any shareholder who, in accordance with the proxy rules of the Commission, desires to submit a proposal for inclusion in the holding company's proxy statement for its 2001 annual meeting of shareholders must deliver the proposal in writing to Patrick Adams, Secretary, at the holding company's principal executive offices, 5006 Verde Valley, Dallas, Texas 75240, no later than May __ 2001.

                             PLAN OF DISTRIBUTION

         This Prospectus covers the offer and sale of up to 505,750 shares of the holding company's common stock in the reorganization and $2,500,000 aggregate principal amount of the holding company's debentures.

         All expenses of this offering will be paid by the holding company. The offering will be made by officers and directors of the holding company who will not receive any separate compensation but who will be reimbursed for out of pocket expenses. No underwriting discounts or commissions will be paid in connection with the issuance of shares of the holding company's common stock or debentures.

                                 LEGAL MATTERS

         The validity of the shares of common stock and convertible debt securities offered hereby will be passed upon for the holding company by Haynie, Rake & Repass, P.C., Dallas, Texas.

                                    EXPERTS

         The financial statements of Eagle National Bank at December 31, 1998 and 1999 and for the period from inception, February 28, 1997, through December 31, 1997, as detailed in the index on page F-1, included in this document, have been audited by Fisk & Robinson, P.C., independent accountants, as indicated in their report with respect to these financial statements and are included in this document in reliance upon such report given upon the authority of this firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

The Holding Company's Registration Statement

         The holding company has filed with the Securities and Exchange Commission in Washington, D.C., a registration statement under the Securities Act for its common stock to be issued in the proposed reorganization and for its debentures being offered hereby. This document is a part of the registration statement.

         This document does not contain all of the information, exhibits and undertakings contained in the registration statement, which is on file with the Commission in Washington, D.C. The registration statement and exhibits may be examined during normal business hours, or copies obtained by mail at prescribed rates, at the Commission's public reference room located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the Commission at 1-800-SEC-0330. The registration statement may also be examined at the Commission's regional offices:

         . 7 World Trade Center, Suite 1300, New York, New York 10048 (telephone: 212-748-8000); and

         . Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

         The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's Web site is http://www.sec.gov. The registration statement may be accessed from this Web site.

Periodic Reports and Information Filed with the Commission Following the Reorganization

         Following the reorganization, the holding company will be subject to the information reporting requirements pursuant to Section 15(d) of the Exchange Act, and will file periodic reports and other information with the Commission. The financial information filed with the Commission will be consolidated with the bank's financial information. You may inspect and copy such reports, proxy statements and other information at the Commission's public reference facilities described above. You may also obtain these documents at the Commission's Web site at http://www.sec.gov. In addition, the holding company will provide consolidated annual financial reports to shareholders.

         The holding company's obligation to file periodic reports and other information under Section 15(d) of the Exchange Act will be suspended automatically upon the beginning of its first fiscal year in which it has less than 300 holders of holding company common stock. Therefore, the holding company anticipates that its reporting obligations will be suspended as of the beginning of its next fiscal year.

                               By Order of the Board of  Directors

                                       /s/ Harold Campbell
                               -------------------------------------------------
                               Chairman of the Board of Directors of the Bank/ President of the Holding Company

Dallas, Texas

August __, 2000

         It is important to us that you return your proxy promptly. If you do not expect to attend the annual meeting and wish your stock to be voted, then you shall date, sign and return the accompanying proxy in the enclosed self-addressed envelope. No postage is required if mailed in the United States.

                              EAGLE NATIONAL BANK

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                              Page
                                                                                                              ----
Unaudited Interim Balance Sheets as of June 30, 2000 and December 31, 1999                                     F-2

Unaudited Interim Statements of Operations for the Three and Six Months
  Ended June 30, 2000 and 1999                                                                                 F-3

Unaudited Interim Statements of Changes in Stockholders' Equity for the Six
  Months Ended June 30, 2000 and 1999                                                                          F-4

Unaudited Interim Statements of Cash Flows for the Six Months Ended June 30, 2000 and 1999                     F-5

Notes to Unaudited Interim Financial Statements                                                                F-6

Report of Independent Auditors                                                                                F-14

Balance Sheets as of December 31, 1999 and 1998                                                               F-15

Statements of Operations for the Years Ended December 31, 1999 and 1998 and the
  Period from February 28, 1997 (Inception) to December 31, 1997                                              F-16

Statements of Changes in  Stockholders' Equity for the Years Ended December 31, 1999 and
  1998 and the Period from February 28, 1997 (Inception) to December 31, 1997                                 F-17

Statements of Cash Flows for the Years Ended  December 31, 1999 and 1998 and the
  Period from February 28, 1997 (Inception) to December 31, 1997                                              F-18

Notes to Financial Statements                                                                                 F-19

                              EAGLE NATIONAL BANK

                            Interim Balance Sheets

                      June 30, 2000 and December 31, 1999

               (Dollars in Thousands, Except Per Share Amounts)

                                  (Unaudited)

                                                                                   June 30, 2000            December 31, 1999
                                                                                   -------------            -----------------
ASSETS
------

Cash and due from banks                                                            $     4,346              $      2,217

Federal funds sold                                                                      11,200                     1,800
                                                                                   -----------              ------------

      Total cash and cash equivalents                                                   15,546                     4,017

Securities available for sale                                                              369                       353

Securities held to maturity                                                                499                       498

Loans, net                                                                              40,276                    37,260

Bank premises and equipment, net                                                         2,756                     2,479

Other                                                                                      893                       708
                                                                                   -----------              ------------

                                                                                   $    60,339              $     45,315
                                                                                   ===========              ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Deposits:
  Noninterest-bearing                                                              $     9,154              $      9,871
  Interest-bearing                                                                      44,900                    29,632
                                                                                   -----------              ------------

      Total deposits                                                                    54,054                    39,503

Other liabilities                                                                          373                        97

Commitments and contingencies                                                                -                         -

Stockholders' equity:
  Common stock, $5 par value; 1,000,000 shares authorized;
    574,750 shares issued and outstanding                                                2,874                     2,874
  Paid-in capital                                                                        2,871                     2,871
  Retained earnings (accumulated deficit)                                                  167                       (30)
                                                                                   -----------              ------------

      Total stockholders' equity                                                         5,912                     5,715
                                                                                   -----------              ------------

                                                                                   $    60,339              $     45,315
                                                                                   ===========              ============

               See accompanying notes to financial statements.

                              EAGLE NATIONAL BANK

                       Interim Statements of Operations

           For the Three and Six Months Ended June 30, 2000 and 1999

               (Dollars in Thousands, Except Per Share Amounts)

                                  (Unaudited)

                                                      Three Months Ended June 30,            Six Months Ended June 30,
                                                    -------------------------------       -------------------------------
                                                       2000                 1999             2000                 1999
                                                       ----                 ----             ----                 ----
Interest income:
  Loans, including fees                             $    1,185           $      868       $    2,274           $    1,732
  Securities                                                16                    6               29                   10
  Federal funds sold                                       165                   69              248                  134
                                                    ----------           ----------       ----------           ----------

      Total interest income                              1,366                  943            2,551                1,876

Interest expense on deposit accounts                       569                  385            1,035                  774
                                                    ----------           ----------       ----------           ----------

Net interest income                                        797                  558            1,516                1,102

Provision for loan losses                                   45                   10               90                   48
                                                    ----------           ----------       ----------           ----------

Net interest income after provision                        752                  548            1,426                1,054
                                                    ----------           ----------       ----------           ----------

Noninterest income:
  Service charges on deposit accounts                       55                   41              109                   71
  Other                                                     12                    9               25                   17
                                                    ----------           ----------       ----------           ----------

      Total noninterest income                              67                   50              134                   88
                                                    ----------           ----------       ----------           ----------

Noninterest expense:
  Salaries and employee benefits                           342                  232              640                  467
  Occupancy expense                                         92                   48              171                   95
  Professional services                                     40                   18               58                   26
  Other                                                    202                  135              380                  261
                                                    ----------           ----------       ----------           ----------

      Total noninterest expense                            676                  433            1,249                  849
                                                    ----------           ----------       ----------           ----------

Income before income taxes                                 143                  165              311                  293

Income tax expense                                          55                   39              114                   39
                                                    ----------           ----------       ----------           ----------

Net income                                          $       88           $      126       $      197           $      254
                                                    ==========           ==========       ==========           ==========

Earnings Per Share:
  Basic                                             $     0.15           $     0.22       $     0.34           $     0.44
                                                    ==========           ==========       ==========           ==========

  Diluted                                           $     0.15           $     0.22       $     0.34           $     0.44
                                                    ==========           ==========       ==========           ==========

               See accompanying notes to financial statements.

                              EAGLE NATIONAL BANK

             Interim Statements of Changes in Stockholders' Equity

                For the Six Months Ended June 30, 2000 and 1999

                            (Dollars in Thousands)

                                  (Unaudited)


                                                                                                 Retained
                                                                                                 Earnings
                                              Common Stock                    Paid-In          (Accumulated
                                       Shares              Amount             Capital            Deficit)             Total
                                       ------              ------             -------            --------             -----
Balance at January 1, 1999               574,750      $       2,874      $        2,871      $         (559)   $         5,186

Net income                                     -                  -                   -                 254                254
                                      -----------         ----------         -----------         -----------         ----------

Balance at June 30, 1999                 574,750      $       2,874      $        2,871      $         (305)    $        5,440
                                      ===========         ==========         ===========         ===========         ==========

Balance at January 1, 2000               574,750      $       2,874      $        2,871      $          (30)    $        5,715

Net income                                     -                  -                   -                 197                197
                                      -----------         ----------         -----------         -----------         ----------

Balance at June 30, 2000                 574,750      $       2,874      $        2,871      $          167      $       5,912
                                      ===========         ==========         ===========         ===========         ==========





                See accompanying notes to financial statements.

                              EAGLE NATIONAL BANK

                       Interim Statements of Cash Flows

                For the Six Months Ended June 30, 2000 and 1999

                            (Dollars in Thousands)

                                  (Unaudited)

                                                                           Six Months Ended June 30,
                                                                           -------------------------
                                                                        2000                      1999
                                                                        ----                      ----
Cash flows from operating activities:
  Net income                                                   $              197        $              254
  Adjustments to reconcile net loss to net cash from
    operating activities:
      Depreciation and amortization                                            43                        42
      Provision for loan losses                                                90                        48
      Net change in other assets                                             (202)                       77
      Net change in other liabilities                                         276                        64
                                                                   ---------------            --------------

            Net cash from operating activities                                404                       485
                                                                   ---------------            --------------
Cash flows from investing activities:
  Purchases of securities available for sale                                    -                      (97)
  Net change in loans                                                      (3,106)                    (548)
  Net capital expenditures                                                   (320)                    (697)
                                                                   ---------------            --------------

          Net cash from investing activities                               (3,426)                  (1,342)
                                                                   ---------------            --------------
Cash flows from financing activities:
  Net change in demand deposits, NOW and savings account                    3,812                     1,308
  Net change in certificates of deposit                                    10,739                      (233)
                                                                   ---------------            --------------

          Net cash from financing activities                               14,551                     1,075
                                                                   ---------------            --------------

Net change in cash and cash equivalents                                    11,529                       218

Cash and cash equivalents at beginning of period                            4,017                     8,094
                                                                   ---------------            --------------

Cash and cash equivalents at end of period                     $           15,546        $            8,312
                                                                   ===============            ==============




                See accompanying notes to financial statements.

                               EAGLE NATIONAL BANK

                      Notes to Interim Financial Statements

               (Dollars in Thousands, Except Per Share Amounts)

                                   (Unaudited)

1.      Summary of Significant Accounting Policies
        ------------------------------------------

These interim financial statements are prepared without audit and reflect all adjustments that, in the opinion of management, are necessary to present fairly the financial position of Eagle National Bank (Bank) at June 30, 2000, and its results of operations and cash flows for the periods presented. All such adjustments are normal and recurring in nature. The accompanying financial statements have been prepared in accordance with the instructions of Form 10-QSB, as established by the Securities and Exchange Commission (SEC). Accordingly, these financial statements do not purport to contain all necessary financial disclosures required by generally accepted accounting principles that might otherwise be necessary in the circumstances, and should be read in conjunction with financial statements, and notes thereto, of the Bank for the year ended December 31, 1999, included elsewhere in this registration statement. The accounting policies of the Bank conform to generally accepted accounting principles and practices generally followed within the banking industry. Refer to the accounting policies of the Bank described in the notes to financial statements contained in the 1999 financial statements. The Bank has consistently followed these policies in preparing these interim financial statements.

The Bank provides a full range of banking services to individual and corporate customers and is subject to competition from other financial institutions. The Bank is subject to the regulations of certain federal agencies and periodic examinations by those regulatory authorities.

To prepare financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions based on available information. These estimates and assumptions affect the amounts reported in the financial statements and the disclosures provided, and actual future results could differ. The allowance for loan losses, fair values of financial instruments, and status of contingencies are particularly subject to change.

Beginning January 1, 2001, a new accounting standard, Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," will require all derivatives to be recorded at fair value. Unless designated as hedges, changes in these fair values will be recorded in the income statement. Fair value changes involving hedges will generally be recorded by offsetting gains and losses on the hedge and on the hedged item, even if the fair value of the hedged item is not otherwise recorded. This standard is not expected to have a material effect but the effect will depend on derivative holdings when this standard applies.

Some items in prior financial statements have been reclassified to conform to the current presentation.

                              EAGLE NATIONAL BANK

2.   Statements of Cash Flows
     ------------------------

The Bank has chosen to report on a net basis its cash receipts and cash payments for time deposits accepted and repayments of those deposits and loans made to customers and principal collections on those loans.

The Bank has chosen to report its cash flows by the indirect method. Other supplemental cash flow information is presented below:

                                                     2000              1999
                                                     ----              ----

     Cash paid for:

       Interest                                    $           930    $     796
                                                  =================   ==========

       Income taxes                                $          -       $      -
                                                  =================   ==========


3.   Earnings Per Share
     ------------------

Earnings per share is computed in accordance with SFAS No. 128, "Earnings Per Share," which requires dual presentation of basic and diluted earnings per share ("EPS") for entities with complex capital structures. Basic EPS is based on net income divided by the weighted-average number of shares outstanding during the period. Diluted EPS includes the dilutive effect of stock options granted using the treasury stock method.

Earnings per common share is computed by dividing net income by the weighted-average number of shares outstanding for the year. The weighted-average number of common shares outstanding for basic and diluted earnings per share computations were as follows:

                                                Three Months Ended June 30,          Six Months Ended June 30,
                                                ---------------------------          -------------------------
                                                   2000             1999                 2000          1999
                                                   ----             ----                 ----          ----
     Weighted-average shares                    574,750            574,750              574,750      574,750
       outstanding - Basic
     Effect of stock options                      3,300               -                   3,300          -
                                             ------------      ------------         ------------  -----------
     Weighted-average shares
       outstanding - Diluted                    578,050            574,750              578,050      574,750
                                             ============      ============         ============  ===========

                               EAGLE NATIONAL BANK

4.   Securities
     ----------

Debt and equity securities have been classified in the accompanying balance sheet according to management's holding intent. The amortized cost of securities and their estimated fair values at June 30, 2000 and December 31, 1999 are as follows:

                                                                     Gross                  Gross               Estimated
                                            Amortized              Unrealized             Unrealized               Fair
                                               Cost                  Gains                  Losses                Value
                                           -------------          -------------          -------------         -------------
     Securities Available for Sale
     -----------------------------

     June 30, 2000:
       Equity securities                $         369           $       -              $       -             $        369
                                           =============          =============          =============         =============


     December 31, 1999:
       Equity securities                $         353           $       -              $       -             $        353
                                           =============          =============          =============         =============


     Securities Held to Maturity
     ---------------------------

     June 30, 2000:
       U.S. government agency
         obligations                    $         499           $       -              $       -             $        499
                                           =============          =============          =============         =============


     December 31, 1999:
       U.S. government agency
         obligations                    $         498           $       -              $           2         $        496
                                           =============          =============          =============         =============

There were no sales of securities during the six months ended June 30, 2000 and 1999. There were no securities pledged at June 30, 2000 or December 31, 1999.

                              EAGLE NATIONAL BANK

The amortized cost and estimated fair values of securities at June 30, 2000, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Equity securities are shown separately since they do not have stated maturity dates.


                                             Securities Available for Sale                 Securities Held to Maturity
                                           Amortized             Estimated              Amortized              Estimated
                                              Cost               Fair Value                Cost                Fair Value
                                          -------------       -------------            -------------          -------------

     Due in one to five years          $       -             $       -              $           499        $           499

     Equity securities                             369                   369                -                      -
                                          -------------         -------------          -------------          -------------

                                       $           369       $           369        $           499        $           499
                                          =============         =============          =============          =============

5.   Loans and Allowance for Loan Losses
     -----------------------------------

Loans at June 30, 2000 and December 31, 1999 consisted of the following:

                                                                                June 30, 2000             December 31, 1999
                                                                                -------------             -----------------
     Commercial                                                            $           10,327             $          11,266
     Real estate                                                                        6,981                         7,981
     Interim construction                                                              19,452                        15,896
     Installment                                                                        4,239                         2,740
                                                                               -----------------           -----------------

           Gross loans                                                                 40,999                        37,883

     Deferred loan fees                                                                  (204)                         (192)
     Allowance for loan losses                                                           (519)                         (431)
                                                                              -----------------            -----------------

                                                                           $             40,276        $             37,260
                                                                               =================           =================

                              EAGLE NATIONAL BANK

An analysis of the allowance for loan losses for the three and six months ended June 30, 2000 and 1999 is as follows:

                                                   Three Months Ended June 30,            Six Months Ended June 30,
                                                   ---------------------------            -------------------------
                                                     2000               1999                2000              1999
                                                     ----               ----                ----              ----
     Balance at the beginning of the
       period                                      $   474            $  432               $   431           $  405
     Provision charged to earnings                      45                10                    90               48
     Loans charged to the allowance                      -                 -                    (2)             (11)
     Recoveries on loans previously
       charged-off                                                         -                     -                -
                                                   -------            ------               -------           ------
     Balance at the end of the period              $   519            $  442               $   519           $  442
                                                   =======            ======               =======           ======

There were no impaired loans during the six months ended June 30, 2000 and 1999 that were required to be recognized in conformity with SFAS No. 114 "Accounting by Creditors For Impairment of a Loan".

The Bank extends consumer and commercial credit primarily to customers in the State of Texas. At June 30, 2000 and December 31, 1999, substantially all of the Bank's loans were collateralized with real estate, inventory, accounts receivable, equipment, marketable securities, or other assets.

The Bank is not committed to lend additional funds to debtors whose loans have been modified.

6.  Deposits
    --------

Deposits at June 30, 2000 and December 31, 1999 are summarized as follows:

                                                                   June 30, 2000                         December 31, 1999
                                                            -----------------------------           ----------------------------
                                                             Amount            Percent                Amount          Percent
                                                             ------            -------                ------          -------
     Noninterest-bearing demand deposits                    $   9,154           16.9%                $  9,871           25.0%
     Interest-bearing demand deposits                           1,115            2.1                    1,191            3.0
     Limited access money market accounts                      11,835           21.9                    7,448           18.9
     Savings accounts                                             463            0.8                      245            0.6
     Certificates of deposit:
     Certificates of deposit, less than $100,000               18,331           34.0                   12,400           31.4
     Certificates of deposit, $100,000 and greater             13,156           24.3                    8,348           21.1
                                                            ----------         ------                ---------        -------
                                                            $  54,054          100.0%                $ 39,503          100.0%
                                                            ==========         ======                =========        =======

                              EAGLE NATIONAL BANK

7.   Other Noninterest Expense
     -------------------------

Other noninterest expenses consisted of the following:

                                                   Three Months Ended June 30,                Six Months Ended June 30,
                                                   ---------------------------                -------------------------
                                                       2000           1999                        2000          1999
                                                       ----           ----                        ----          ----
     Supplies                                      $        16     $         8                $        32    $       17
     Telephone                                              13               8                         22            15
     Data processing                                        42              26                         76            50
     Advertising                                            30              26                         52            38
     Directors fees                                         18              19                         36            38
     Franchise taxes                                        17               7                         31            11
     Other                                                  66              41                        131            92
                                                   -----------     ------------               -----------    -----------
         Total other noninterest expense           $       202     $       135                $       380    $      261
                                                   ===========     ============               ===========    ===========

8.   Financial Instruments With Off-Balance Sheet Risk
     -------------------------------------------------

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of these instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. At June 30, 2000 and December 31, 1999, the amounts of these financial instruments were as follows:

                                                                                June 30, 2000             December 31, 1999
                                                                                -------------             -----------------
     Financial instruments whose contract amounts represent credit risk:
         Commitments to extend credit                                          $      15,257               $         14,287
         Standby letters of credit                                                        60                             10
                                                                               --------------              ----------------
                                                                               $      15,317               $         14,297
                                                                               ==============              ================

                              EAGLE NATIONAL BANK

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

The Bank does not anticipate any material losses as a result of the commitments and contingent liabilities.

9.  Subsequent Event
    ----------------

On May 31, 2000, the Bank entered into a "Stock Transfer and Branch Sale Agreement" (the "Agreement") with ENB Bankshares, Inc. and certain Directors of the Bank. The Directors, Randy L. Pack, Jon Roy Reid, John M. Yeaman and Thomas
R. Youngblood (collectively referred to as the "Selling Directors"), may be joined by other shareholders who sign a counterpart of the Agreement. ENB Bankshares, Inc. is a Texas corporation located in Dallas, Texas formed for the purpose of becoming a registered bank holding company through the acquisition of 100% of the voting common stock of the Bank.

The Agreement provides for the following two transactions:

   . The sale of Bank stock owned by the Selling Directors and other shareholders who sign a counterpart of the Agreement to ENB Bankshares for $15.00 per share cash. The Selling Directors collectively own 69,000 shares of Bank stock. The Selling Directors are also aware of other shareholders (the "Selling Shareholders") of the Bank who may desire to sell their shares of Bank stock to ENB Bankshares.

   . The sale by the Bank of its Park Cities branch to a new bank established by the Selling Directors in a purchase and assumption transaction in which the new bank will pay a purchase premium of $500,000 plus the organization expenses and operating losses associated with the Park Cities branch. The Bank began operations of the Park Cities branch on March 27, 2000. The Park Cities branch is a full-service branch facility located at 6829 Hillcrest, Dallas, Texas 75205.

                              EAGLE NATIONAL BANK

ENB Bankshares and the Bank have entered into an Agreement and Plan of Reorganization (the "Reorganization Plan"). As a result of the reorganization, the Bank will become a wholly-owned subsidiary of ENB Bankshares. The Bank will continue to operate from its current location. However, pursuant to the Agreement, the Bank will no longer own the Park Cities branch and the Selling Directors will no longer be directors or employees of the Bank.

The Reorganization Plan provides that each shareholder of the Bank (other than the Selling Directors and other shareholders who have signed the Agreement) may choose to receive one share of ENB Bankshares stock or $15.00 cash for each share of Bank stock they own. The Selling Directors have agreed to cause the new bank to provide Bank shareholders who elect to receive cash in the reorganization the right to subscribe for shares of stock of the new bank that will own the Park Cities branch at the initial offering price.

To provide the funds for the cash portion of the transaction, ENB Bankshares is offering for sale up to $2,500,000 of 9.5% fixed-rate debentures. The debentures are payable in five equal installments, each being 20% of the original principal amount of the debentures. The proposed payments will begin on December 31, 2006 and continue until December 31, 2010. The debentures are convertible, at any time at the option of the owner until December 31, 2006, into shares of ENB Bankshares bank stock at $15.00 per share. In the event that ENB Bankshares is unable to sell enough debentures to provide the entire cash requirements of the transaction, ENB Bankshares has obtained a loan commitment letter from another financial institution providing for a loan of $1,650,000. The loan is payable over 10 years and will bear interest at floating Wall Street Journal prime rate. The loan will be secured by a security interest in all of the Bank stock owned by ENB Bankshares.

ENB Bankshares will not incur indebtedness (either in the form of debentures or the loan) of more than $2,500,000. If the cash requirements of the transaction are more than $2,500,000 the holding company will

      . first, request permission from the Federal Reserve Bank of Dallas to increase the maximum amount of indebtedness,

      . second, request that all debenture holders convert debentures into holding company stock in an amount sufficient to enable the holding company to satisfy its debt commitment, and

      .  third, seek additional equity from investors in a private offering.


The Agreement and Reorganization Plan are subject to regulatory and shareholder approval. Assuming the appropriate aprovals are received, the Bank expects to complete the stock transfer, the breach sale and the reorganization at the same time in the fourth quarter of 2000

                         Independent Auditors' Report
                         ----------------------------

The Board of Directors
Eagle National Bank

We have audited the accompanying balance sheets of Eagle National Bank as of December 31, 1999 and 1998 and the related statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1999 and 1998 and the period from February 28, 1997 (Inception) through December 31, 1997. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Eagle National Bank as of December 31, 1999 and 1998, and the results of its operations and cash flows for the years ended December 31, 1999 and 1998 and the period from February 28, 1997 (Inception) through December 31, 1997 in conformity with generally accepted accounting principles.

                                                     Fisk & Robinson, P.C.

Dallas, Texas
January 14, 2000
(Except for Note 18 for which
  the date is May 31, 2000)

                              EAGLE NATIONAL BANK

                                Balance Sheets

                          December 31, 1999 and 1998

               (Dollars in Thousands, Except Per Share Amounts)

                                                                                        1999                      1998
                                                                                        ----                      ----
ASSETS
------

Cash and due from banks                                                            $        2,217             $       1,554

Federal funds sold                                                                          1,800                     6,540
                                                                                   --------------             -------------

      Total cash and cash equivalents                                                       4,017                     8,094

Securities available for sale                                                                 353                       256

Securities held to maturity                                                                   498                         -

Loans, net                                                                                 37,260                    33,718

Bank premises and equipment, net                                                            2,479                     1,784

Other                                                                                         708                       814
                                                                                   --------------             -------------

                                                                                   $       45,315             $      44,666
                                                                                   ==============             =============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Deposits:
  Noninterest-bearing                                                              $        9,871             $       7,232
  Interest-bearing                                                                         29,632                    32,083
                                                                                   --------------             -------------

      Total deposits                                                                       39,503                    39,315

Other liabilities                                                                              97                       165

Commitments and contingencies                                                                   -                         -

Stockholders' equity:
  Common stock, $5 par value; 1,000,000 shares authorized;
    574,750 shares issued and outstanding                                                   2,874                     2,874
  Paid-in capital                                                                           2,871                     2,871
  Accumulated deficit                                                                         (30)                     (559)
                                                                                   --------------             -------------

      Total stockholders' equity                                                            5,715                     5,186
                                                                                   --------------             -------------

                                                                                   $       45,315             $      44,666
                                                                                   ==============             =============

                See accompanying notes to financial statements.

                              EAGLE NATIONAL BANK

                           Statements of Operations

         For the Years Ended December 31, 1999 and 1998 and the Period From February 28, 1997 (Inception) through December 31, 1997

               (Dollars in Thousands, Except Per Share Amounts)

                                                                  Years Ended December 31,                   Period Ended
                                                            --------------------------------------
                                                                1999                     1998              December 31, 1997
                                                                ----                     ----              -----------------
Interest income:
  Loans, including fees                                     $      3,576             $      2,936             $        798
  Securities                                                          28                       19                       53
  Federal funds sold                                                 291                      209                      235
                                                            -------------            -------------            -------------

      Total interest income                                        3,895                    3,164                    1,086

Interest expense on deposit accounts                               1,523                    1,280                      417
                                                            -------------            -------------            -------------

Net interest income                                                2,372                    1,884                      669

Provision for loan losses                                             98                      180                      225
                                                            -------------            -------------            -------------

Net interest income after provision                                2,274                    1,704                      444
                                                            -------------            -------------            -------------

Noninterest income:
  Service charges on deposit accounts                                190                       95                       29
  Other                                                               38                       26                        8
                                                            -------------            -------------            -------------

      Total noninterest income                                       228                      121                       37
                                                            -------------            -------------            -------------

Noninterest expense:
  Salaries and employee benefits                                     988                      815                      527
  Occupancy expense                                                  212                      195                      127
  Professional services                                               48                       47                       26
  Other                                                              561                      455                      369
                                                            -------------            -------------            -------------

      Total noninterest expense                                    1,809                    1,512                    1,049
                                                            -------------            -------------            -------------

Income (loss) before income taxes                                    693                      313                     (568)

Income tax expense (benefit)                                         164                     (164)                       -
                                                            -------------            -------------            -------------

Net income (loss)                                           $        529             $        477             $       (568)
                                                            =============            =============            =============

Earnings per share:
  Basic                                                     $       0.92             $       0.83             $      (0.99)
                                                            =============            =============            =============

  Diluted                                                   $       0.92             $       0.83             $      (0.99)
                                                            =============            =============            =============

                See accompanying notes to financial statements.

                              EAGLE NATIONAL BANK

                 Statements of Changes in Stockholders' Equity

         For the Years Ended December 31, 1999 and 1998 and the Period From February 28, 1997 (Inception) through December 31, 1997

                            (Dollars in Thousands)

                                                     Common Stock                  Paid-In          Accumulated
                                               Shares             Amount           Capital            Deficit            Total
                                               ------             ------           -------            -------            -----
Balance at February 28, 1997
  (Inception)                                 574,750            $   2,874         $  2,871            $   (468)        $  5,277

Net loss                                            -                    -                -                (568)            (568)
                                           -----------           ----------        ---------           ---------        ---------

Balance at December 31, 1997                  574,750                2,874            2,871              (1,036)           4,709

Net income                                          -                    -                -                 477              477
                                           -----------           ----------        ---------           ---------        ---------

Balance at December 31, 1998                  574,750                2,874            2,871                (559)           5,186

Net income                                          -                    -                -                 529              529
                                           -----------           ----------        ---------           ---------        ---------

Balance at December 31, 1999                  574,750            $   2,874         $  2,871            $    (30)        $  5,715
                                           ===========           ==========        =========           =========        =========

                See accompanying notes to financial statements.

                              EAGLE NATIONAL BANK

                           Statements of Cash Flows

         For the Years Ended December 31, 1999 and 1998 and the Period From February 28, 1997 (Inception) through December 31, 1997

                            (Dollars in Thousands)

                                                                  Years Ended December 31,
                                                            --------------------------------------           Period Ended
                                                                1999                     1998              December 31, 1997
                                                                ----                     ----              -----------------
Cash flows from operating activities:
  Net income                                                $        529             $        477             $       (568)
  Adjustments to reconcile net loss to net cash
    from operating activities:
      Depreciation and amortization                                   92                       80                       33
      Net accretion of discounts on securities                        -                        -                       (20)
      Provision for loan losses                                       98                      180                      225
      Net change in other assets                                     106                     (511)                      55
      Net change in other liabilities                                (68)                      77                     (742)
                                                            ------------             ------------             ------------

            Net cash from operating activities                       757                      303                   (1,017)
                                                            ------------             ------------             ------------

Cash flows from investing activities:
  Purchases of securities available for sale                         (97)                     (83)                    (173)
  Purchases of securities held to maturity                          (498)                      -                      (980)
  Maturities of securities held to maturity                           -                       500                      500
  Net change in loans                                             (3,640)                 (15,236)                 (18,991)
  Net capital expenditures                                          (787)                    (135)                  (1,659)
                                                            ------------             ------------             ------------

          Net cash from investing activities                      (5,022)                 (14,954)                 (21,303)
                                                            ------------             ------------             ------------

Cash flows from financing activities:
  Net change in demand deposits, NOW and
    savings accounts                                               2,472                    6,269                   10,014
  Net change in certificates of deposit                           (2,284)                  10,070                   12,962
                                                            ------------             ------------             ------------

          Net cash from financing activities                         188                   16,339                   22,976
                                                            ------------             ------------             ------------

Net change in cash and cash equivalents                           (4,077)                   1,688                      656

Cash and cash equivalents at beginning of period                   8,094                    6,406                    5,750
                                                            ------------             ------------             ------------

Cash and cash equivalents at end of period                  $      4,017             $      8,094             $      6,406
                                                            ============             ============             ============

               See accompanying  notes to financial statements.

                              EAGLE NATIONAL BANK

                         Notes to Financial Statements

                 As of and for the Years  Ended  December  31,
                1999 and 1998 and the Period from February 28,
                  1997 (Inception) Through December 31, 1997

               (Dollars in Thousands, Except Per Share Amounts)

1.   Summary of Significant Accounting Policies
     ------------------------------------------

Basis of Presentation
---------------------

The accounting policies of Eagle National Bank (Bank) conform to generally accepted accounting principles and practices generally followed within the banking industry. The following are descriptions of the more significant of these policies.

The Bank commenced operations on February 28, 1997. The excess of expenses incurred over income earned prior to February 28, 1997, of $468 were recorded as accumulated deficit. Such pre-opening expenses consist primarily of personnel, occupancy, legal and marketing costs, net of interest income.

The Bank provides a full range of banking services to individual and corporate customers and is subject to competition from other financial institutions. The Bank is subject to the regulations of certain federal agencies and periodic examinations by those regulatory authorities.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses and valuation of other real estate owned. In connection with the determination of the allowance for loan losses and valuation of other real estate owned, management normally obtains independent appraisals for significant properties.

A significant portion of the Bank's loans are secured by real estate and related assets located in local markets. Accordingly, the ultimate collectibility of this portion of the Bank's loan portfolio is susceptible to changes in local market conditions.

                              EAGLE NATIONAL BANK

Cash and Cash Equivalents
-------------------------

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, federal funds sold and interest bearing deposits at other banks. All highly liquid investments with an initial maturity of less than ninety days are considered to be cash equivalents.

Securities Available For Sale
-----------------------------

Available for sale securities consist of certain equity securities not classified as trading securities nor as held to maturity securities. Available for sale securities are carried at fair value with unrealized gains and losses reported in other comprehensive income.

Gains and losses on the sale of available for sale securities are all recorded on the trade date and are determined using the specific identification method. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

Declines in the fair value of individual held to maturity and available for sale securities below their cost that are other than temporary, if any, would result in write-downs of the individual securities to their fair value. The related write-downs, if any, would be included in earnings as realized losses.

Securities Held to Maturity
---------------------------

Bonds and notes for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

Loans
-----

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are reported at their outstanding principal adjusted for any charge-offs, the allowance for loan losses, and any deferred fees or costs on originated loans and unamortized premiums or discounts on purchased loans.

Interest income on loans is reported on the level-yield method and includes amortization of net deferred loan fees over the loan term. Net costs associated with originating loans are recognized in a manner that is not materially different than the level-yield method.

                              EAGLE NATIONAL BANK

The accrual of interest on commercial and real estate loans is discontinued at the time the loan is 90 days delinquent unless the credit is well-secured and in process of collection. Other personal loans are typically charged-off no later than 180 days past due. All interest accrued but not charged-off is reversed against interest income. The interest on these loans is accounted for on the cash basis until qualifying for return to accrual. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

A loan is considered to be impaired if, based on current information and events, management believes it is probable that the Bank will be unable to collect all amounts due, both interest and principal, according to the contractual terms of the loan agreement. Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage and consumer loans and on an individual loan basis for other loans. An allowance for credit losses related to impaired loans, if any, is determined based on the present value of expected cash flows discounted at the loan's effective interest rate, or the loan's observable market price, or the fair value of collateral if the loan is collateral dependent. Interest revenue received on impaired loans continues to be either applied against principal or realized as interest revenue, according to management's judgment as to the collectibility of principal.

Allowance for Loan Losses
-------------------------

The allowance for loan losses is a reserve established through a provision for loan losses charged to expense which represents management's best estimate of probable losses that have been incurred within the existing portfolio of loans. The allowance, in the judgment of management, is necessary to reserve for known loan losses and risks inherent in the loan portfolio. While management utilizes its best judgment and information available, the ultimate adequacy of the allowance is dependent upon a variety of factors, including the performance of the bank's loan portfolio, the economy, changes in real estate values and interest rates and the view of the regulatory authorities toward loan classifications.

Management estimates the allowance balance required, in part, by review of the loan portfolio to evaluate potential problem loans. Potential problem loans are classified and separately monitored by management. Loans classified as "special mention" are those that contain a weakness that, if left unattended, could develop into a problem affecting the ultimate collectibility of the loan. Loans classified as "substandard" are those loans with clear and defined weaknesses such as highly leveraged positions, unfavorable financial ratios, uncertain repayment sources or poor financial condition, which may jeopardize recoverability of the loan. Loans classified as "doubtful" are those loans that have characteristics similar to substandard loans, but also have an increased risk that a loss may occur or at least a portion of the loan may require a charge-off if liquidated at present. Although loans classified as substandard do not duplicate loans classified as doubtful, both substandard and doubtful loans may include some loans that are past due at least 90 days, are on nonaccrual status or have been restructured. Loans classified as "loss" are those loans that are in the process of being charged off.

Loan impairment is reported when full payment under the loan terms is not expected. Loans are evaluated for impairment when payments are delayed, typically 90 days or more, or when analysis of a borrower's operating results and financial condition indicates the borrower's underlying cash flows are not adequate to meet debt service requirements and it is probable that not all principal and interest amounts will be collected according to the original terms of the loan. Impairment is evaluated in total for smaller-balance loans of similar nature such as residential mortgage and consumer loans and on an individual loan basis for other loans. If a loan is impaired, a portion of the allowance is allocated so that the loan is reported, net, at the present value of estimated future cash flows using the loan's existing rate or at the fair value of collateral if repayment is expected solely from the collateral. Impaired loans, or portions thereof, are charged off when deemed uncollectible.

                              EAGLE NATIONAL BANK

In addition to allocations made for specific classified loans, general reserve allocations are made after consideration of such factors as past loan loss experience, general prevailing economic conditions, the nature, composition and volume of the loan portfolio, and other qualitative factors based on management's judgment.

While portions of allowance may be allocated for specific credits, the entire allowance is available for any credit that, in management's judgment, should be charged-off.

Bank Premises and Equipment
---------------------------

Land is carried at cost. Bank premises, furniture and equipment are carried at cost, less accumulated depreciation and amortization computed principally by the straight-line method.

Income Taxes
------------

Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Fair Values of Financial Instruments
------------------------------------

Fair values of financial instruments are estimated using relevant market information and other assumptions. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates. The fair value estimates of existing on- and off-balance sheet financial instruments do not include the value of anticipated future business or the value of assets and liabilities not considered financial instruments.

Financial Instruments With Off-Balance Sheet Risk
-------------------------------------------------

In the ordinary course of business the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded.

Comprehensive Income
--------------------

The Bank adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income", as of January 1, 1998. Generally accepted accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet, changes in such items, along with net income, are components of comprehensive income. The adoption of SFAS No. 130 had no effect on the Bank's net income or shareholders' equity.

Reclassification
----------------

Certain amounts previously reported have been reclassified to conform to the current format.

                              EAGLE NATIONAL BANK

2.   Recent Accounting Pronouncements
     --------------------------------

The Financial Accounting Standards Board (FASB) issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", as amended by SFAS No. 137, which establishes accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. Management does not believe the pronouncement will have a significant effect on its operations. Adoption of SFAS No. 133 will be required for the Bank during the year ended December 31, 2001.

3.   Earnings Per Share
     ------------------

Earnings per share is computed in accordance with SFAS No. 128, "Earnings Per Share", which requires presentation of basic and diluted earnings per share ("EPS") for entities with complex capital structures. Basic EPS is based on net income divided by the weighted-average number of shares outstanding during the period. Diluted EPS includes the dilutive effect of stock options granted using the treasury stock method.

Earnings per common share is computed by dividing net income by the weighted-average number of shares outstanding for the year. The weighted-average number of common shares outstanding for basic and diluted earnings per share computations were as follows:

                                                                      1999                  1998                   1997
                                                                      ----                  ----                   ----
       Weighted-average shares outstanding - Basic                   574,750               574,750                574,750
       Effect of stock options                                         1,980                     -                      -
                                                                  -----------           -----------            -----------

       Weighted-average shares outstanding - Diluted                 576,730               574,750                574,750
                                                                  ===========           ===========            ===========

                              EAGLE NATIONAL BANK

4.   Statements of Cash Flows
     ------------------------

The Bank has chosen to report on a net basis its cash receipts and cash payments for time deposits accepted and repayments of those deposits and loans made to customers and principal collections on those loans.

The Bank has chosen to report its cash flows by the indirect method. Other supplemental cash flow information is presented below:

                                                                 1999              1998            1997
                                                                 ----              ----            ----
       Cash paid for:
         Interest                                            $      1,522      $       1,208     $     330
                                                             ============      =============     =========

         Income taxes                                        $        121      $           -     $       -
                                                             ============      =============     =========

5.   Securities
     ----------

Debt and equity securities have been classified in the accompanying balance sheet according to management's holding intent. The amortized cost of securities and their estimated fair values at December 31, 1999 and 1998 are as follows:

                                                                     Gross                   Gross                 Estimated
                                             Amortized             Unrealized              Unrealized                 Fair
                                                Cost                 Gains                   Losses                  Value
                                            -------------        ---------------         ---------------         ---------------
Securities Available for Sale
-----------------------------
December 31, 1999:
  Equity securities                         $         353        $             -         $             -         $           353
                                            =============        ===============         ===============         ===============

December 31, 1998:
  Equity securities                         $         256        $             -         $             -         $           256
                                            =============        ===============         ===============         ===============

Securities Held to Maturity
---------------------------
December 31, 1999:
  U.S. government agency
    obligations                             $         498        $             -         $             2         $           496
                                            =============        ===============         ===============         ===============

                              EAGLE NATIONAL BANK

There were no sales of securities during 1999, 1998 or 1997. There were no securities pledged at December 31, 1999 or 1998.

The amortized cost and estimated fair values of securities at December 31, 1999, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Equity securities are shown separately since they do not have stated maturity dates.

                                              Securities Available for Sale                 Securities Held to Maturity
                                              -----------------------------                 ---------------------------
                                            Amortized              Estimated              Amortized             Estimated
                                               Cost                Fair Value                Cost               Fair Value
                                            ---------              ----------             ---------             ----------
Due in one to five years                    $       -              $        -             $     498             $      496

Equity securities                                 353                     353                     -                      -
                                            ---------              ----------             ---------             ----------

                                            $     353              $      353             $     498             $      496
                                            =========              ==========             =========             ==========

6.   Loans and Allowance for Loan Losses
     -----------------------------------

Loans at December 31, 1999 and 1998, consisted of the following:

                                                    1999           1998
                                                    ----           ----

     Commercial                                   $   11,266     $    9,294
     Real estate                                       7,981          8,536
     Interim construction                             15,896         14,468
     Installment                                       2,740          1,929
                                                  ----------     ----------

          Gross loans                                 37,883         34,227

     Deferred loan fees                                 (192)          (104)
     Allowance for loan losses                          (431)          (405)
                                                  ----------     ----------

                                                  $   37,260     $   33,718
                                                  ==========     ==========

                              EAGLE NATIONAL BANK

An analysis of the allowance for loan losses for 1999, 1998 and 1997 is as follows:

                                                                    1999           1998           1997
                                                                    ----           ----           ----
     Balance at the beginning of the period                    $       405    $       225      $       -
     Provision charged to earnings                                      98            180            225
     Loans charged to the allowance                                    (72)             -              -
     Recoveries on loans previously charged-off                          -              -              -
                                                               -----------    -----------      ---------

     Balance at the end of the period                          $       431    $       405      $     225
                                                               ===========    ===========      =========

There were no impaired loans that were required to be recognized in conformity with SFAS No. 114, "Accounting by Creditors For Impairment of a Loan," during any of the periods presented.

The Bank extends consumer and commercial credit primarily to customers in the State of Texas. At December 31, 1999 and 1998, substantially all of the Bank's loans were collateralized with real estate, inventory, accounts receivable, equipment, marketable securities, or other assets.

The Bank is not committed to lend additional funds to debtors whose loans have been modified.

7.   Bank Premises and Equipment
     ---------------------------

Bank premises and equipment at December 31, 1999 and 1998, consisted of the following:

                                                     1999             1998
                                                     ----             ----

     Land                                          $    1,434        $     740
     Buildings and improvements                           811              780
     Furniture, fixtures and equipment                    370              315
     Computer software                                     41               39
     Automobiles                                           23               23
                                                   ----------        ---------

                                                        2,679            1,897

     Accumulated depreciation                            (200)            (113)
                                                   ----------        ---------

                                                   $    2,479        $   1,784
                                                   ==========        =========

                              EAGLE NATIONAL BANK

Depreciation expense totaled $92, $80 and $33 in 1999, 1998 and 1997.

Land and improvements at December 31, 1999 includes an investment in undeveloped land acquired for future expansion. The land is carried at cost and is valued at $694.

8.   Deposits
     --------

Deposits at December 31, 1999 and 1998 are summarized as follows:

                                                                       1999                                    1998
                                                          -----------------------------           -----------------------------
                                                            Amount            Percent               Amount            Percent
                                                            ------            -------               ------            -------
     Noninterest-bearing demand deposits                  $    9,871               25.0%          $    7,232               18.4%
     Interest-bearing demand deposits                          1,191                3.0                  810                2.1
     Limited-access money market accounts                      7,448               18.9                8,122               20.6
     Savings accounts                                            245                0.6                  119                0.3
     Certificates of deposit
     Certificates of deposit, less than $100,000              12,400               31.4               14,754               37.5
     Certificates of deposit, $100,000 and greater             8,348               21.1                8,278               21.1
                                                          ----------        -----------           ----------       ------------

                                                          $   39,503              100.0%          $   39,315              100.0%
                                                          ==========        ===========           ==========       ============

The weighted average interest rate on deposits was approximately 3.0% and 3.2% at December 31, 1999 and 1998.

At December 31, 1999, the scheduled maturities of certificates of deposit were as follows:

     Year                                   Amount
     ----                                   ------

     2000                                 $   18,755
     2001                                      1,991
     2002                                          -
     2003                                          2
     2004                                          -
     Thereafter                                    -
                                          ----------

                                          $   20,748
                                          ==========

                              EAGLE NATIONAL BANK

9.   Other Noninterest Expense
     -------------------------

Other noninterest expense consisted of the following for 1999, 1998 and 1997.

                                                                  1999                  1998                   1997
                                                                  ----                  ----                   ----
     Supplies                                                  $        37           $        41             $       39
     Telephone                                                          29                    25                     24
     Data processing                                                   106                    74                     47
     Advertising                                                        80                    89                     88
     Loan and collection expense                                         3                    10                     37
     Directors fees                                                     75                    21                      -
     Franchise taxes                                                    29                    12                      -
     Other                                                             202                   183                    134
                                                               -----------           -----------             ----------

             Total other noninterest expense                   $       561           $       455             $      369
                                                               ===========           ===========             ==========

10.  Income Taxes
     ------------

Income tax expense (benefit) consisted of the following for 1999, 1998 and 1997.

                                 1999          1998           1997
                                 ----          ----           ----

     Current                   $      67    $        -      $       -
     Deferred:
       Federal                       164          ( 16)          (215)
       Valuation allowance           (67)         (148)           215
                               ---------    ----------      ---------

                               $     164    $     (164)     $       -
                               =========    ==========      =========

                              EAGLE NATIONAL BANK

Deferred income taxes reflect the net tax effects of temporary differences between the recorded amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Bank's deferred tax assets and liability as of December 31, 1999 and 1998 are as follows:

                                                                        1999                  1998
                                                                        ----                  ----
       Deferred tax assets:
         Charitable contribution for book in excess
           of tax                                                   $          -          $          2
         Loan loss reserve for book in excess of tax                         118                    76
         Preopening expenses deferred for tax
           purposes                                                           73                   105
         Net operating loss carryforward                                       -                   183
                                                                    ------------          ------------

             Total deferred tax assets                                       191                   366

       Deferred tax liability:
         Bank premises and equipment basis for
           book in excess of tax                                              45                    19
         Accrual to cash conversion                                           79                   116
                                                                    ------------          ------------

             Total deferred tax liabilities                                  124                   135
                                                                    ------------          ------------

             Valuation allowance                                               -                  ( 67)
                                                                    ------------          ------------

             Net deferred tax asset                                 $         67          $        164
                                                                    ============          ============


The difference between the financial statement income tax expense (benefit) and amounts computed by applying the statutory federal income tax rate of 34.0% to income before income taxes was as follows:

                                                              1999             1998                 1997
                                                              ----             ----                 ----
       Income taxes computed at the statutory
         federal tax rate on pre-tax income                $       236      $       106          $     (193)
       Tax effect of:
         Valuation allowance                                       (67)            (148)                215
         Other                                                     ( 5)            (122)               ( 22)
                                                           -----------      -----------          ----------

                                                           $       164      $      (164)         $        -
                                                           ===========      ===========          ==========

       Effective tax rate                                         23.7%           (52.4)%                 -%
                                                           ===========      ===========          ==========

                              EAGLE NATIONAL BANK

11.  Employee Benefits

In 1998, the Bank implemented a 401(k) savings plan (Plan) which covers all eligible employees. Under the Plan, the Bank matches 50% of voluntary contributions of eligible employees up to 4% of eligible compensation. The Bank contributed $24 and $11 to the Plan during 1999 and 1998.

The Bank has a nonqualified stock option plan covering certain executive officers. Under the provisions of the plan, 40,000 shares were allocated for grant. Options granted under the plan vest and become fully exercisable based on a vesting schedule as determined on the date of grant by an oversight committee assigned by the Bank's Board of Directors. Under the stock option plan, options are exercisable during the lifetime of the officer, unless otherwise provided by the Board of Directors. The exercise price of the options granted is equal to the estimated fair market value of the stock, as determined by the Board of Directors, on the date of grant. In 1997, Bank granted options to purchase 15,000 shares at an exercise price of $10.00 per share. The options were immediately vested, however, as of December 31, 1999, none of the options have been exercised. As of December 31, 1999, there were 15,000 options outstanding, all of which were exercisable, and 25,000 options available for grant under the plan.

No compensation expense was recorded in 1999, 1998 or 1997 as a result of the stock options. The Bank applies Accounting Principles Board (APB) Opinion No. 25 in accounting for its stock option plan. The fair value of options granted in 1997 was not significant. Had compensation cost been determined on the basis of fair value pursuant to SFAS 123, the pro forma impact on net income for 1999, 1998 or 1997 would not be materially different.

                              EAGLE NATIONAL BANK

12.  Financial Instruments With Off-Balance Sheet Risk
     -------------------------------------------------

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of these instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. At December 31, 1999 and 1998, the amounts of these financial instruments were as follows:

                                                      1999           1998
                                                      ----           ----

          Financial instruments whose
          contract amounts
            represent credit risk:
              Commitments to extend credit       $     14,287  $       8,990
              Standby letters of credit                    10              1
                                                     --------      ---------
                                                 $     14,297  $       8,991
                                                     ========      =========

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

The Bank does not anticipate any material losses as a result of the commitments and contingent liabilities.

                              EAGLE NATIONAL BANK

13.  Related Party Transactions
     --------------------------

In the ordinary course of business, the Bank has and expects to continue to have transactions including borrowings with its employees, directors and their affiliates. In the opinion of management, such transactions are on the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with unaffiliated persons. The aggregate amount of such loans was $2,355 and $1,800 at December 31, 1999 and 1998. During 1999, new loans funded totaled $2,210 and repayments totaled $1,655.

14.  Commitments and Contingencies
     -----------------------------

The Bank leases a branch facility under a noncancellable operating lease agreement. This lease agreement expires in December 2004 and requires monthly payments of $6.

Future minimum rental payments under the noncancellable operating lease agreement for each of the net five years and thereafter are as follows:

       Year                       Amount
       ----                       ------
       2000                $               72
       2001                                72
       2002                                72
       2003                                72
       2004                                72
                              ---------------
                           $              360
                              ===============


15.  Significant Group Concentrations of Credit Risk
     -----------------------------------------------

The Bank's loans, commitments and standby letters of credit have generally been granted to customers in the Bank's market area. Such customers are normally also depositors of the Bank. The concentrations of credit by type of loan are set forth in Note 6. Generally these loans are collateralized and are expected to be repaid from cash flow or proceeds from sale of selected assets of the borrowers. Standby letters of credit are granted primarily to commercial borrowers.

                              EAGLE NATIONAL BANK

16.  Regulatory Matters
     ------------------

Under banking law, there are legal restrictions limiting the amount of dividends Banks can declare. Approval of the regulatory authorities is required if the effect of dividends declared would cause the regulatory capital of the Bank to fall below specified minimum levels.

The Bank is subject to various regulatory capital requirements administered by banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes the Bank met all capital adequacy requirements to which it was subject as of December 31, 1999 and 1998.

As of December 31, 1999 and 1998, the Bank met the level of capital required to be categorized as was "well capitalized" under the regulatory framework for prompt corrective action. To be categorized as "well capitalized" the Bank must maintain minimum total risk based, Tier I risk based, and Tier I leverage ratios as set forth in the table. Management is not aware of any conditions or events subsequent to December 31, 1999 that would change the Bank's capital category.

The Bank's actual capital amounts and ratios are presented in the following table.


                                                                                                              To Be Well
                                                                                                           Capitalized Under
                                                                              For Capital                  Prompt Corrective
                                                Actual                     Adequacy Purposes               Action Provisions
                                                ------                     -----------------               -----------------
                                         Amount           Ratio           Amount          Ratio          Amount           Ratio
                                         ------           -----           ------          -----          ------           -----
December 31, 1999:
  Total capital to risk weighted       $       6,134     18.31  %      $        2,680      8.0  %       $       3,350      10.0  %
assets

  Tier I capital to risk weighted              5,715     17.06                  1,340      4.0                  2,010       6.0
assets

  Tier I capital to average assets             5,715     12.05                  1,897      4.0                  2,371       5.0


December 31, 1998:
  Total capital to risk weighted       $       5,564     18.42  %      $        2,416      8.0  %       $       3,020      10.0  %
assets

  Tier I capital to risk weighted              5,186     17.17                  1,208      4.0                  1,812       6.0
assets

  Tier I capital to average assets             5,186     12.28                  1,689      4.0                  2,111       5.0


                              EAGLE NATIONAL BANK

17.  Fair Value of Financial Instruments
     -----------------------------------

The estimated fair value approximates carrying value for financial instruments except those described below:

Securities:  Fair values for securities are based on quoted market prices or
----------
dealer quotes. If a quoted market price is not available, fair value is estimated using quoted market prices for similar instruments.

Loans: The fair value of fixed-rate loans and variable-rate loans which reprice
-----
on an infrequent basis is estimated by discounting future cash flows using the current interest rates at which similar loans with similar terms would be made to borrowers of similar credit quality.

Deposits:  The fair value of deposit liabilities with defined maturities is
--------
estimated by discounting future cash flows using the interest rates currently offered for deposits of similar remaining maturities.

Off-Balance-Sheet Instruments:  The fair values of these items are not material
-----------------------------
and are therefore not included on the following schedule.

The estimated year-end fair values of financial instruments were as follows:

                                                           1999                                          1998
                                            ------------------------------------          ------------------------------------
                                              Carrying              Estimated               Carrying              Estimated
                                               Value                Fair Value               Value                Fair Value
                                            -------------          -------------          -------------          -------------
Financial assets:
  Cash and cash equivalents                     $  4,017               $  4,017               $  8,094               $  8,094
  Securities available for sale                      353                    353                    256                    256
  Securities held to maturity                        498                    496                      -                      -
  Loans, net                                      37,260                 37,864                 33,718                  4,353
  Accrued interest receivable                        532                    532                    589                    589

Financial liabilities:
  Noninterest-bearing deposits                  $( 9,871)              $( 9,871)              $( 7,232)              $( 7,232)
  Interest-bearing deposits                      (29,632)               (29,247)               (32,083)               (32,271)
  Accrued interest payable                       (   129)               (   129)               (   159)               (   159)


18.  Subsequent Event
     ----------------

On May 31, 2000, the Bank entered into a "Stock Transfer and Branch Sale Agreement" (the "Agreement") with ENB Bankshares, Inc. and certain Directors of the Bank. The Directors, Randy L. Pack, Jon Roy Reid, John M. Yeaman and Thomas
R. Youngblood (collectively referred to as the "Selling Directors"), may be joined by other shareholders who sign a counterpart of the Agreement. ENB Bankshares, Inc. is a Texas corporation located in Dallas, Texas formed for the purpose of becoming a registered bank holding company through the acquisition of 100% of the voting common stock of the Bank.

The Agreement provides for the following two transactions:

     . The sale of Bank stock owned by the Selling Directors and other shareholders who sign a counterpart of the Agreement to ENB Bankshares for $15.00 per share cash. The Selling Directors collectively own 69,000 shares of Bank stock. The Selling

          Directors are also aware of other shareholders (the "Selling Shareholders") of the Bank who may desire to sell their shares of Bank stock to ENB Bankshares.

     . The sale by the Bank of its Park Cities branch to a new bank established by the Selling Directors in a purchase and assumption transaction in which the new bank will pay a purchase premium of $500,000 plus the organization expenses and operating losses associated with the Park Cities branch. The Bank began operations of the Park Cities branch on March 27, 2000. The Park Cities branch is a full-service branch facility located at 6829 Hillcrest, Dallas, Texas 75205.

ENB Bankshares and the Bank have entered into an Agreement and Plan of Reorganization (the "Reorganization Plan"). As a result of the reorganization, the Bank will become a wholly-owned subsidiary of ENB Bankshares. The Bank will continue to operate from its current location. However, pursuant to the Agreement, the Bank will no longer own the Park Cities branch and the Selling Directors will no longer be directors or employees of the Bank.

The Reorganization Plan provides that each shareholder of the Bank (other than the Selling Directors and other shareholders who have signed the Agreement) may choose to receive one share of ENB Bankshares stock or $15.00 cash for each share of Bank stock they own. The Selling Directors agreed to cause the new bank to provide Bank shareholders who elect to receive cash in the reorganization the right to subscribe for shares of stock of the new bank that will own the Park Cities branch at the initial offering price.

To provide the funds for the cash portion of the transaction, ENB Bankshares is offering for sale up to $2,500,000 of 9.5% fixed-rate debentures. The debentures are payable in five equal installments, each being 20% of the original principal amount of the debentures. The principal payments will begin on December 31, 2006 and continue until December 31, 2010. The debentures are convertible, at any time at the option of the owner until December 31, 2006, into shares of ENB Bankshares bank stock at $15.00 per share. In the event that ENB Bankshares is unable to sell enough debentures to provide the entire cash requirements of the transaction, ENB Bankshares has obtained a loan commitment letter from another financial institution providing for a loan of $1,650,000. The loan is payable over 10 years and bearing interest at floating Wall Street Journal prime rate. The loan will be secured by a security interest in all of the Bank stock owned by ENB Bankshares.

ENB Bankshares will not incur indebtedness (either in the form of debentures or the loan) of more than $2,500,000. If the cash requirements of the transaction are more than $2,500,000, the holding company will

     . first, request permission from the Federal Reserve Bank of Dallas to increase the maximum amount of indebtedness,

     . second, request that all debenture holders convert debentures into holding company stock in an amount sufficient to enable the holding company to satisfy its debt commitment, and

     .    third, seek additional equity from investors in a private offering.

The Agreement and the Reorganization Plan are subject to regulatory and shareholder approval. Assuming the appropriate approvals are received, the Bank expects to complete the stock transfer, the branch sale and the reorganization at the same time in the fourth quarter of 2000.

                                    ANNEX A

                     AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Consolidation Agreement"), made this ____ day of _____________, 2000, between EAGLE NATIONAL BANK, DALLAS, TEXAS ("Existing Bank") and NEW EAGLE BANK, DALLAS, TEXAS ("Other Bank"), and joined in by ENB BANKSHARES, INC. a Texas corporation ("Corporation") provides as follows:

                             W I T N E S S E T H:

     A. Existing Bank is a national banking association duly organized and existing under the laws of the United States, having its principal office in the City of Dallas, County of Dallas, State of Texas;

     B. Existing Bank has, and will have as of the Effective Time (hereinafter defined), authorized capital stock of $5,000,000 divided into 1,000,000 shares of common stock, $5.00 par value per share ("Existing Bank Common Stock"), of which 574,750 shares are issued and outstanding;

     C. Other Bank is an uninsured state banking association in organization, having its principal office in the City of Dallas, County of Dallas, State of Texas; Other Bank has been formed solely for the purpose of facilitating the transactions described herein, and prior to the consummation of the transactions described herein, it will conduct no business except incident to its organization;

     D. Other Bank has, or will have as of the Effective Time, authorized capital stock of $5,000.00, divided into 1,000 shares of common stock, $5.00 par value per share ("Other Bank Common Stock"), all of which are, or will be as of the Effective Time, issued and outstanding and owned by the Corporation;

     E. Corporation is a corporation duly organized and existing under the laws of the State of Texas, having its principal office in the City of Dallas, County of Dallas, State of Texas, with authorized capital stock of $5,000,000.00, divided into 1,000,000 shares of common stock, $5.00 par value per share ("Corporation Common Stock"), of which no shares are issued and outstanding;

     F. The majorities of the Boards of Directors of Existing Bank and of Other Bank, pursuant to the authority given by and in accordance with the provisions of the Act of November 7, 1918, as amended (12 U.S.C. '215), have approved this Consolidation Agreement under which Other Bank shall be consolidated with and into Existing Bank in a transaction having the effect of a merger (the "Consolidation") and have authorized the execution and performance hereof; and the Board of Directors of Corporation has approved this Consolidation Agreement, authorized the Corporation to join in and be bound by this Consolidation Agreement, and authorized the undertakings herein made by Corporation; and

     G. As and when required by the provisions of this Consolidation Agreement, all such action as may be necessary or appropriate shall be taken by Existing Bank, Other Bank and Corporation in order to consummate the Consolidation.

     NOW, THEREFORE, in consideration of the premises, Existing Bank and Other Bank, joined by Corporation, hereby agree that Other Bank shall be consolidated with and into Existing Bank pursuant to 12 U.S.C. '215 in a transaction having the effect of a merger on the following terms and conditions:

     1.   Consolidation of Other Bank into Existing Bank.  At the Effective
          -----------------------------------------------
Time, Other Bank shall be consolidated with and into Existing Bank pursuant to the provisions of and with the effect provided in the Act of November 7, 1918, as amended (12 U.S.C. 215). The Articles of Association and Bylaws of Existing Bank shall continue in effect as the Articles of Association and Bylaws of the bank surviving such consolidation (hereinafter referred to as the "Receiving Bank"), until the same shall be amended and changed as provided by law.

     2.   Receiving Bank. The name of the Receiving Bank shall be "Eagle
          --------------
National Bank" The established office and facilities of Existing Bank immediately prior to the

Consolidation shall continue as the established office and facilities of the Receiving Bank.

     3.   Rights and Property of Receiving Bank. At the Effective Time, the
          -------------------------------------
corporate existence of Existing Bank and Other Bank shall, as provided in the Act of November 7, 1918, as amended (12 U.S.C. 215), be consolidated into and continued in the Receiving Bank. The Receiving Bank shall be deemed to be the same corporation as Existing Bank and Other Bank. All rights, franchises and interests of Existing Bank and Other Bank, respectively, in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Receiving Bank by virtue of the Consolidation without any deed or other transfer. The Receiving Bank at the Effective Time, and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations, and all other rights and interests as trustee, executor, administrator, transfer agent and registrar of stocks and bonds, guardian of estates, assignee, receiver, and in every other fiduciary capacity, and in every agency capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by Existing Bank and Other Bank, respectively, at the Effective Time.

     4.   Liabilities and Obligations of Receiving Bank. At the Effective Time,
          ---------------------------------------------
the Receiving Bank shall be liable for all liabilities of Existing Bank and of Other Bank, respectively; and all deposits, debts, liabilities, obligations and contracts of Existing Bank and of Other Bank, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of account or records of Existing Bank or Other Bank, as the case may be, including all liabilities of Existing Bank and Other Bank for taxes, whether existing at the Effective Time or arising as a result of or pursuant to the Consolidation, shall be those of the Receiving Bank and shall not be released or impaired by the Consolidation; and all rights of creditors and other obligees and all liens on property of either Existing Bank or Other Bank shall be preserved unimpaired.

     5.   Exchange and Conversion of Shares.  At the Effective Time:
          ---------------------------------

          a.   Consideration to Existing Bank Shareholders. Holders of Existing
               -------------------------------------------
     Bank Common Stock other than the Corporation shall be entitled to receive, for each share of Existing Bank Common Stock that they own at the Effective Time, at their option either (i) one share of Corporation Common Stock, or
     (ii) $15.00 cash (payable in the form of a check) (the "Cash Consideration"). Holders of Existing Bank Common Stock who do not indicate to the Existing Bank which form of consideration they elect to receive in the manner required by the Existing Bank shall be deemed to have elected to receive the Cash Consideration.

          b.   Stock Held by Corporation. Notwithstanding any other provision of
               -------------------------
     this Agreement, the shares of Existing Bank Common Stock owned by the Corporation at the Effective Time shall, by operation of law and without any action by the Corporation, be converted into and become shares of capital stock of the Receiving Bank.

          c.   Conversion of Other Bank Common Stock. The shares of Other Bank
               -------------------------------------
     Common Stock outstanding at the Effective Time shall, by virtue of the Consolidation and without any action on the part of the Corporation or any other party as holder thereof, be converted into and become shares of capital stock of Receiving Bank. By virtue of this Consolidation Agreement and without any action by any party, the number of shares of capital stock of the Receiving Bank to be outstanding after the Effective Time shall be 574,750 shares of common stock, $5.00 par value per share.

          d.   Conversion of Existing Bank Common Stock. The shares of Existing
               ----------------------------------------
     Bank Common Stock issued and outstanding at the Effective Time shall, by operation of law and without any action on the part of holders thereof, be converted into the right to receive the consideration set forth in subsection (a) of this Section 5.

     6.   Surrender of Existing Bank Common Stock. After the Effective Time,
          ---------------------------------------
each holder of an outstanding certificate of Existing Bank Common Stock may surrender the same to Corporation or any successor thereto, and each such holder shall be entitled upon such surrender to receive from Corporation in exchange therefor the items described in Section 5(a) hereof. Until so surrendered, each such outstanding certificate which, prior to the

Effective Time, represented shares of Existing Bank Common Stock shall be deemed for all purposes, subject to the provisions of Section 9 hereof, to evidence solely the right to receive the items described in Section 5(a) hereof. The Corporation shall not pay interest on the cash to be delivered pursuant to
Section 5(a) hereof. Upon the holder's exchange of Existing Bank Common Stock for Corporation Common Stock, the holder shall be paid the amount (without interest thereon) of all distributions that have become payable since the Effective Time, if any, with respect to the number of shares of Corporation Common Stock, represented by the certificates issued upon such exchange. The stock transfer books of Existing Bank shall be closed as of the close of business on the Closing Date (hereinafter defined), and no transfer of record of any of the shares of Existing Bank Common Stock shall take place thereafter.

     7.   Directors, Officers and Committees. The directors, advisory directors
          ----------------------------------
and officers of the Receiving Bank at the Effective Time shall be those persons who are directors, advisory directors and officers, respectively, of Existing Bank immediately before the Effective Time. The committees of the Board of Directors of the Receiving Bank at the Effective Time shall be the same as, and shall be composed of the same persons who are serving on, committees of the Board of Directors of Existing Bank as they existed immediately before the Effective Time.

     8.   Shareholder Approval. This Consolidation Agreement shall be submitted
          --------------------
to the shareholders of Existing Bank and Other Bank, at meetings called to be held as promptly as practicable or by unanimous consent. Upon approval by the requisite votes of the shareholders of Existing Bank and Other Bank, this Consolidation Agreement shall be made effective as soon as practicable thereafter in the manner provided in Section 14 hereof.

     9.   Dissenting Stockholders. Any stockholder of Existing Bank who objects
          -----------------------
to the Consolidation and follows the procedure for dissent set for in 12 U.S.C. ' 215, as amended, shall be entitled to the rights and benefits afforded to dissenting shareholders by such statute.

     10.  Conditions to Consolidation. Consummation of the Consolidation as
          ---------------------------
provided herein shall be conditioned upon (a) the approval of the Consolidation by the shareholders of Existing Bank and Other Bank, (b) the receipt of all consents, orders, and approvals and satisfaction of all other requirements prescribed by law which are necessary for the consummation of the Consolidation, including without limitation, the approval of the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, and the State Banking Commissioner, and
(c) consummation of the purchase by the Corporation of shares of Existing Bank Common Stock pursuant to the Stock Transfer and Branch Sale Agreement dated May 31, 2000.

     11.  Voluntary Termination. This Consolidation Agreement may be terminated
          ---------------------
and abandoned at any time prior to or on the Closing Date, whether before or after action thereon by the stockholders of Existing Bank or Other Bank, by the mutual consent in writing of Existing Bank and Corporation.

     12.  Liability for Voluntary Termination. In the event of the termination
          -----------------------------------
and abandonment of this Consolidation Agreement pursuant to the provisions of
Section 11 hereof, the same shall be of no further force or effect, and there shall be no liability by reason of this Consolidation Agreement or the termination thereof on the part of either Existing Bank, Other Bank, Corporation or the directors, officers, employees, agents or stockholders of any of them.

     13.  Waiver and Amendment. Any of the terms or conditions of this
          --------------------
Consolidation Agreement may be waived at any time, whether before or after action thereon by the shareholders of Existing Bank or Other Bank, by the party that is entitled to the benefits thereof; and this Consolidation Agreement may be modified or amended at any time, whether before or after action thereon by the shareholders of Existing Bank or Other Bank; provided, however, that after action hereon by the shareholders of Existing Bank, no amendment or modification may be made which would reduce the consideration to be paid to shareholders of Existing Bank under Section 5 hereof. Any waiver, modification or amendment shall be in writing.

     14.  Closing Date and Effective Time. The closing date (the "Closing Date")
          -------------------------------
shall be within 30 days of the expiration of the mandatory waiting period associated with the last required regulatory approval of the Consolidation. Subject to the terms, and upon satisfaction on or before the Closing Date of all requirements of law and the conditions specified in this Consolidation Agreement, the Consolidation shall become effective at the opening of business on the date specified in the Certificate of Authority to be issued by the Office of the Comptroller of the Currency under the seal of his office authorizing the Receiving Bank to conduct the business of banking, such time being herein called the "Effective Time." If a time other than the opening of business is specified in said Certificate, the Effective Time shall be the time so specified.

     15.  Multiple Counterparts. For the convenience of the parties hereto and
          ---------------------
to facilitate the filing and recording of this Consolidation Agreement, any number of counterparts thereof may be executed, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.

     16.  Captions. The captions contained in the Consolidation Agreement are
          --------
solely for convenience of reference and shall not be deemed to affect the meaning or interpretation of any provision contained herein.

                           [Signature Page Follows]

     IN WITNESS WHEREOF, a majority of the directors of Existing Bank and Other Bank have approved this Consolidation Agreement and Existing Bank and Other Bank have caused this Consolidation Agreement to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed as of the date first above written.

                                        EAGLE NATIONAL BANK
[SEAL]

                                        By:  __________________________
                                             President

ATTEST:

__________________________
Cashier

                                        NEW EAGLE BANK

[SEAL]
                                        By:  __________________________
                                             President

ATTEST:

__________________________
Secretary

     The Corporation hereby joins in the foregoing Consolidation Agreement, and undertakes that it will be bound thereby and will do and perform all acts and things therein referred to or provided to be done by it.

     IN WITNESS WHEREOF, Corporation has caused this undertaking to be made in counterparts by its duly authorized officers and its corporate seal to be hereunto affixed as of the date first above written.

                                        ENB BANKSHARES, INC.


[SEAL]                              By: __________________________
                                               President

ATTEST:

__________________________
Secretary

                                    ANNEX B

                     STATUTES REGARDING DISSENTERS' RIGHTS

(S)215.  Consolidation of national banks or State banks with national banks

(a)  In general

     Any national bank or any bank incorporated under the laws of any State may, with the approval of the Comptroller, be consolidated with one or more national banking association located in the same State under the charter of a national banking association on such terms and conditions as may be lawfully agreed upon by a majority of the board of directors of each association or bank proposing to consolidate, and be ratified and confirmed by the affirmative vote of the shareholders of each such association or bank owning at least two-thirds of its capital stock outstanding, or by a greater proportion of such capital stock, in the case of such State bank if the laws of the State where it is organized so require, at a meeting to be held on the call of the directors after publishing notice of the time, place and object of the meeting for four consecutive weeks in a newspaper or general circulation published in the place where the association or bank is located, or, if there is no such newspaper, then in the paper of general circulation published nearest thereto, and after sending such notice to each shareholder of record by certified or registered mail at least ten days prior to the meeting, except to those shareholders who specifically waive notice, but any additional notice shall be given to the shareholders of such State bank which may be required by the laws of the State Comptroller determines that an emergency exists justifying such waiver, by unanimous action of the shareholders of the association or State bank.

(b) Liability of consolidated association; capital stock; dissenting shareholders

     The consolidated association shall be liable for all liabilities of the respective consolidating banks or associations. The capital ' stock of such consolidated association shall not be less than that required under existing law for the organization of a national bank in the place in which it is located:
Provided, That if such consolidation shall be voted for at such meetings by the necessary majorities of the shareholders of each association and State bank proposing to consolidate, and thereafter the consolidation shall be approved by the Comptroller, any shareholder of any of the associations or State banks so consolidated who has voted against such consolidation at the meeting of the association or bank of which he is a stockholder, or who has given notice in writing at or prior to such meeting to the presiding officer that he dissents from the plan of consolidation, shall be entitled to receive the value of the shares so held by him when such consolidation is approved by the Comptroller upon written request made to the consolidated association at any time before thirty days after the date of consummation of the consolidation, accompanied by the surrender of his stock certificates.

(c)  Valuation of shares

     The value of the shares of any dissenting shareholder shall be ascertained, as of the effective date of the consolidation, by an appraisal made by a committee of three persons, composed of (1) one selected by the vote of the holders of the majority of the stock, the owners of which are entitled to payment in cash; (2) one selected by the directors of the consolidated banking association; and (3) one selected by the two so selected. The valuation agreed upon by any two of the three appraisers shall govern. If the value so fixed shall not be satisfactory to any dissenting shareholder who has requested payment, that shareholder may, within five days after being notified of the appraised value of his shares, appeal to the Comptroller, who shall cause a reappraisal to be made which shall be final and binding as to the value of the shares of the appellant.

(d) Appraisal by Comptroller; expenses of consolidated association; sale and resale of shares; State appraisal and consolidation law

     If, within ninety days from the date of consummation of the consolidation, for any reason one or more of the appraisers is not selected as herein provided, or the appraisers fail to determine the value of such shares, the Comptroller shall upon written request of any interested party cause an appraisal to be made which shall be final and binding on all parties. The expenses of the Comptroller in making the reappraisal or the appraisal, as the case may be, shall be paid by the consolidated banking association. The value of the shares ascertained shall be promptly paid to the dissenting shareholders by the consolidated banking association. Within thirty days after payment has been made to all dissenting shareholders as provided for in this section the shares of stock of the consolidated banking association which would have been delivered to such dissenting shareholders had they not requested payment shall be sold by the consolidated banking association at an advertised public auction, unless some other method of sale is approved by the Comptroller, and the consolidated banking association shall have the right to purchase any of such shares at such public auction, if it is the highest bidder therefor, for the purpose of reselling such shares within thirty days thereafter to such person or persons and at such price not less than par as its board of directors by resolution may determine. If the shares are sold at public auction at a price greater than the amount paid to the dissenting shareholders the excess in such sale price shall be paid to such shareholders. The appraisal of such shares of stock in any State bank shall be determined in the manner prescribed by the law of the State in such cases, rather than as provided in this section, if such provision is made in the State law; and no such consolidation shall be in contravention of the law of the State under which such bank is incorporated.

(e) Status of consolidated association; property rights and interests vested and held as fiduciary

     The corporate existence of each of the consolidating banks or banking associations participating in such consolidation shall be merged into and continued in the consolidated national banking association and such consolidated national banking association shall be deemed to be the same corporation as each bank or banking association participating in the consolidation. All rights, franchises, and interests of the individual consolidating banks or banking associations in and to every type of property (real, person. al, and mixed) and choses in action shall be transferred to and vested in the consolidated national banking association by virtue of such consolidation without any deed or other transfer. The consolidated national banking association, upon the consolidation and without any order or other action on the part of any court or other-wise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, and committee of estates of lunatics, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by any one of the consolidating banks or banking associations at the time of consolidation, subject to the conditions hereinafter provided.

(f)  Removal as fiduciary; discrimination

     Where any consolidating bank or banking association, at the time of the consolidation, was acting under appointment of any court as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, or committee of estates of lunatics, or in any other fiduciary capacity, the consolidated national banking association shall be subject to removal by a court of competent jurisdiction in the same manner and to the same extent as was such consolidating bank or banking association prior to the consolidation. Nothing contained in this section shall be considered to impair in any manner the right of any court to remove the consolidated national banking association and to appoint in lieu thereof a substitute trustee, executor, or other fiduciary, except that such right shall not be exercised in such a manner as to discriminate against national banking associations, nor shall any consolidated national banking association be removed solely because of the fact that it is a national banking association.

(g)  Issuance of stock by consolidated association; preemptive rights

     Stock of the consolidated national banking association may be issued as provided by the terms of the consolidation agreement, free from any preemptive rights of the shareholders of the respective consolidating banks.

                                    ANNEX C

               FAIRNESS OPINION OF HOEFER & ARNETT INCORPORATED

                                HOEFER & ARNETT
                                 INCORPORATED
                              INVESTMENT BANKERS
                        101 W. SIXTH STREET, SUITE 416
                              AUSTIN, TEXAS 78701


August __, 2000


Members of the Board of Directors
Eagle National Bank
5006 Verde Valley Lane
Dallas, TX 75240

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to all of the shareholders of Eagle National Bank, Dallas, Texas (the "Bank") of the $15.00 per share cash purchase price to be paid by ENB Bankshares, Inc., Dallas, Texas (the "Company") for less than 30% of the outstanding common stock of the Bank. In addition, you have requested our opinion as investment bankers as to the fairness, from a financial point of view, to all of the shareholders of the Bank of the proposed transfer of the Park Cities Branch to certain selling shareholders of the Bank for $500,000 plus certain other adjustments as described in detail in the transfer agreement (the "Agreement").

As part of its investment banking business, Hoefer & Arnett, Incorporated is continually engaged in the valuation of bank, bank holding company and thrift securities in connection with mergers and acquisitions nationwide. We have not previously provided investment banking and financial advisory services to the Bank.

In arriving at our opinion, we have reviewed and analyzed, among other things, the following: (1) December 31, 1998 and December 31, 1999 audited financial statements for the Bank, (II') Quarterly FDIC Call reports for the quarters ended June 30, 1999, September 30, 1999, December 31, 1999 and June 30, 2000 for the Bank; (iii) certain other publicly available financial and other information concerning the Bank; (iv) publicly available information concerning other banks and holding companies, the trading markets for their securities and the nature and terms of certain other stock offerings we believe relevant to our inquiry. We have held discussions with senior management of the Bank concerning its past and current operations, financial condition and prospects, as well as the results of regulatory examinations.

We have reviewed with senior management of the Bank earning projections for 2000 through 2004 for the Bank as a stand-alone entity, prepared by the Bank. Certain pro forma financial projections for the years 2000 through 2004 for the pro forma entity were derived by us based partially upon the projections discussed above, as well as our own assessment of general economic, market and financial conditions.

In conducting our review and in arriving at our opinion, we have relied upon and assumed the accuracy and completeness of the financial and other information provided to us or publicly available, and we have not assumed any responsibility for independent verification of the same. We have relied upon the management of the Bank as to the reasonableness of the financial and operating forecasts and projections (and the assumptions and bases therefor) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of management. We have also assumed, without assuming any responsibility for the independent verification of the same, that the allowance for loan losses for the Bank is adequate to cover such losses. We have not made or obtained any evaluations or appraisals of the property of the Bank, nor have we examined any individual loan credit files. Our opinion as expressed herein is limited to the fairness, from a financial point of view, to all of the holders of the common shares of the Bank with respect to the sale of less than 30% of the common shares of the Bank to the Company at $15.00 per share and the transfer of the Park Cities Branch to such selling shareholders of the Bank for $500,000 plus certain adjustments and does not address the Bank's underlying business decision to proceed with the proposed transaction.

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including among others the following: (i) the historical and current financial position and results of operations of the Bank, including interest income, interest expense, net interest income, net interest margin, provision for loan losses, noninterest income, noninterest expense, earnings, dividends, internal capital generation, book value, intangible assets, return on assets, return on shareholders' equity, capitalization, the amount and type of nonperforming assets, loan losses and the reserve for loan losses, all as set forth in the financial statements for the Bank; (ii) the assets and liabilities of the Bank, including the loan, investment and mortgage portfolios, deposits, other liabilities, historical and current liability sources and costs and liquidity; and (iii) publicly available information concerning other banks and holding companies, the trading markets for their securities and the nature and terms of certain other stock offerings we believe relevant to our inquiry. We have also taken into account our assessment of general economic, market and financial conditions and our experience in securities valuation and our knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof.

Based upon and subject to the foregoing, we are of the opinion as investment bankers that, as of the date hereof, the terms of the proposed stock transfer and branch sale as previously described is fair, from a financial point of view, to all of the holders of the common shares of the Bank.

Our opinion is directed to the Board of Directors of the Bank for its information and assistance in connection with its consideration of the financial terms of the transaction contemplated by the Agreement and does not constitute a recommendation to the Board of Directors or to any shareholder of the Bank with respect to any approval of the proposed transaction. We hereby consent to the reference to our firm in the proxy statement or prospectus related to the proposed transaction and to the inclusion of our opinion as an exhibit to the proxy statement or prospectus related to the proposed transaction.

Respectfully Submitted,


/s/ Hoefer & Arnett, Incorporated

Hoefer & Arnett, Incorporated

                                    ANNEX D

                   DEBENTURE AGREEMENT AND FORM OF DEBENTURE


                              DEBENTURE AGREEMENT
                              -------------------


     THIS DEBENTURE AGREEMENT (the "Debenture Agreement"), is made and entered into effective as of September 30, 2000, by and between ENB Bankshares, Inc. (the "Company") and ___________________________________ ("Debenture Holder") and
provides as follows:

                                   RECITALS:

     The Company is authorized by law, and deems it necessary, from time to time, to borrow money for its proper corporate purposes, and to that end, in exercise of said authority, has duly authorized and directed the issue of its Debentures under specified terms, and has duly authorized and directed the execution of this Debenture Agreement for the benefit of the holders of said Debentures.

     NOW THEREFORE, in consideration of the premises, and of the covenants herein contained, and of the acquisition and acceptance of the accompanying Debenture by Debenture Holder, the Company covenants and agrees with Debenture Holder as follows:

                                   ARTICLE I

                                   ISSUANCE
                                   --------

     1.01  Issuance.  The Company hereby issues to the Debenture Holder its
           --------
Debenture in the principal amount of $_______________ (hereinafter referred to as the "Debenture"), and the Debenture Holder hereby tenders $______________ cash to the Company in exchange for the Debenture. The Debenture shall be substantially in the form attached hereto as Exhibit "A".

     1.02  Principal Payments.  Payments of principal in an amount equal to
           ------------------
twenty percent (20%) of the original principal amount of the Debenture, which pursuant to the terms and conditions contained herein below, shall be due and payable on December 31, 2006, 2007, 2008, 2009, and the remaining principal amount and accrued unpaid interest shall be due and payable on December 31, 2010 (the "Maturity Date").

     1.03  Interest Payments.  Interest on the Debenture will accrue from
           -----------------
September 30, 2000, at the rate equal to nine and one half percent (9.5%) per year. Accrued interest shall be paid quarterly beginning on March 15, 2001 and continuing on each June 15, September 15, December 15 and March 15 until the entire principal amount is paid in full. Principal and interest on each Debenture will be paid to the person in whose name the Debenture is registered at the close of business on the first day of the calendar month during which such payment is to be made and will be paid by check mailed to the registered address of the holder of the Debenture.

     1.04  Prepayment.  This Debenture may be prepaid, in whole or in part,
           ----------
without penalty at the option of the Company at any time after December 31, 2002. All prepayments are to be applied first to satisfy unpaid interest and then against principal. To prepay, the Company must first notify the Debenture Holder of its intention to prepay and of the prepayment date which must be at least thirty (30) days from the notice of prepayment.

     1.05  Additional Debenture Holders. The Debenture Holder acknowledges and
           ----------------------------
agrees that additional Debentures may be issued to other parties contemporaneously with the issuance of the Debenture and in the future to other parties. The Debenture Holder specifically agrees that such other Debentures may be issued by the Company without the signature, consent, or any other action of the Debenture Holder, and that the terms and provisions of this Debenture Agreement shall continue to apply to the Debenture and such other Debentures.

                                  ARTICLE II

                                   TRANSFERS
                                   ---------

     2.01  Requirements of Transfer. No transfer of the Debenture shall be valid
           ------------------------
unless and until the transferor executes a separate power of attorney indicating his intent to transfer ownership, delivers such Debenture to the Company along with transfer instructions, and such change of ownership is recorded in the Company's debenture records.

     2.02  Registration of Transfer. Transfer of the Debenture shall be
           ------------------------
registered upon the Company's debenture records following the Company's receipt of such Debenture, (properly endorsed or accompanied by a notarized separate power of attorney indicating intent to transfer ownership), and receipt of written transfer instructions signed by the transferor and the transferee which shall state the name, mailing and residence address of the transferee, and the desired effective date of transfer. The above may be either personally delivered by the transferor or transferee, or mailed to the Company in accordance with
Section 10.02 hereof.

     2.03  Effective Date of Transfer. The effective date of the transfer
           --------------------------
recorded on the Company's debenture records shall be the date requested in the instructions of transfer; however, the effective date shall not precede the date of the most recent payment date of principal or interest with respect to such Debenture. In the event such date precedes the date of the most recent payment of principal or interest with respect to such Debenture or if the desired date is omitted from the instructions of transfer, the Company may in its discretion honor the transfer, and, in such case, the effective date of transfer shall be the first date at which the Company is in receipt of all of the items required by Section 2.02 hereof.

     2.04  Issuance of New Certificates. After a transfer has been recorded in
           ----------------------------
the Company's debenture records, the Company shall cancel the old certificate representing the Debenture being transferred and shall issue a new certificate in the transferee's name. The terms of such new certificate shall be identical to those of the former Debenture certificate except as to Debenture Holder's name. At or prior to delivery of the new Debenture certificate to the transferee, the Company and transferee shall enter into a Debenture Agreement, which agreement shall be signed by the Company and transferee, and its provisions shall be identical to those of this Debenture Agreement except for the Debenture Holder's name and the date of execution, which date will be the same as the effective transfer date. Such new Debenture certificate and Debenture Agreement will be mailed or delivered by other reasonable means to transferee. In the event transferee's signature is not obtained on the new Debenture Agreement, transferee's signature on the instructions of transfer will be deemed to constitute transferee's assent to the terms of the Debenture and of the Debenture Agreement.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     3.01  Representation and Warranties of the Company. The Company represents
           --------------------------------------------
and warrants to Debenture Holder that it is a duly organized and validly existing corporation in good standing under the laws of the State of Texas. The Company has the corporate power, and has been duly authorized by its Board of Directors, to execute and deliver this instrument and the Debenture, and in so doing, will not violate any law, its Articles of Incorporation or Bylaws, or any other agreement or instrument binding upon the Company.

     3.02  Representatives and Warranties of the Debenture Holder. Debenture
           ------------------------------------------------------
Holder represents and warrants to the Company the following:

     a. Debenture Holder is aware of the Risk Factors set forth in the Proxy Statement and Prospectus dated ______________, 2000 understanding that an investment in the Debenture involves a high degree of risk and that there are no assurances that the Debenture Holder will recover his investment or receive any return on his investment at any time.

     b. Debenture Holder is aware that there will be no public market for the Debenture, and accordingly, the Debenture Holder will need to bear the economic risk of his investment for a indefinite period of time and will not be readily able to liquidate this investment in case of an emergency.

     c. Debenture Holder is aware that neither the Securities and Exchange Commission nor any commission of corporations or other agency charged with enforcement of state securities laws has made any finding or determination relating to the fairness of an investment in the Debenture and that no such entity has recommended or endorsed the Debenture.

     d. Debenture Holder has elected to receive shares of Company common stock in the reorganization described in the Proxy Statement and Prospectus dated _____________, 2000.

                                  ARTICLE IV

                           COVENANTS OF THE COMPANY
                           ------------------------

     4.01  Payment.  The Company shall pay the interest on and principal of the
           -------
Debenture at the dates and places and in the manner and upon the terms specified in the Debenture and this Debenture Agreement.

     4.02  Office of Company. At all times, until the full and complete payment
           -----------------
of the principal and interest of the Debenture, the Company shall keep an office or agency in the City of Dallas, State of Texas, or at such other place as the Company may notify Debenture Holder in accordance with Section 10.02 hereof, and all notices, requests and demands in respect of the Debenture may be served at such office.

                                   ARTICLE V

                                  CONVERSION
                                  ----------

     5.01  Exchange Ratio.  Unpaid principal and accrued interest owed under the
           --------------
Debenture will be convertible into the Company's common stock at the option of the Debenture Holder at any time prior to December 31, 2006. After December 31, 2006, the Debenture shall not be convertible into the Company's common stock except upon the occurrence of an event identified in Sections 5.03(a) and 5.03(b) of this Debenture Agreement. At conversion, the Debenture Holder shall be entitled to receive a number of shares of common stock of the Company equal to the quotient of (a) amount of the outstanding principal and accrued interest being converted, divided by (b) $15.00, rounded down to the next whole share, all as subject to adjustment as provided in Section 5.03(d).

     5.02  Manner of Exercise.  To exercise the conversion, the Debenture Holder
           ------------------
must surrender to the Company the Debenture along with the attached Form of Conversion duly executed by him.

     5.03  Other Provisions Regarding Convertibility.  The following provisions
           -----------------------------------------
shall also apply to the convertibility of the Debenture:

     (a) If the Debenture is called for prepayment, it may be converted into shares of common stock of the Company at any time prior to the close of business on the fifth (5th) day preceding the date fixed for prepayment.

     (b) In the event of any merger, consolidation, recapitalization, split up, spin off, liquidation, sale of substantially all of the assets of the Company, or any other business combination or acquisition to which the Company may be a party, the Company shall give written notice of such event to the Debenture Holder. Upon receipt of such notice, the Debenture may be converted into shares of common stock of the Company at any time within thirty days of such notice. If this Debenture is not so converted, the Debenture Holder shall have no further conversion rights into the Company's common stock.

     (c) To exercise the conversion privilege, the Debenture Holder must surrender the Debenture to the Company and must also execute and deliver to the Company the Form for Exercising Election to Convert at the end of the Debenture.

     (d) In the event of a stock dividend, stock split, recapitalization, or any other change affecting the number of issued and outstanding shares of common stock of the Company, an adjustment shall be made in the total number and class of shares and the conversion price so as to reflect such change. Any such computation shall be rounded down to the nearest whole share and no such modification shall require the issuance of fractional shares.

     (e) The shares of Common Stock into which the Debenture may be converted shall only be issued to the Debenture Holder, and the Debenture Holder shall not be entitled to any rights or privileges as a stockholder of the Company until such time as he shall have irrevocably exercised his rights, as set forth above, to convert the Debenture into shares of Common Stock.

     (f) If the Debenture Holder shall exercise his option to convert the Debenture into shares of common stock, the Company shall promptly issue to the Debenture Holder certificates evidencing the shares of common stock into which the Debenture is to be converted. On the date the Debenture is surrendered to the Company for conversion, the right of the Debenture Holder as a holder thereof shall cease and thereafter the Debenture Holder will not be entitled to any interest on this Debenture not theretofore due and payable and the Debenture Holder shall not be entitled to any principal payments with respect to the Debenture.

     (g) The Company covenants that it will at all times reserve and keep available out of its authorized common stock, solely for the purpose of issue upon conversion of the Debenture, the maximum number of shares of Common Stock remaining issuable upon conversion of the Debenture.

     (h) The Company further covenants that, in the event the Debenture Holder converts the Debenture into shares of common stock, all shares of common stock which shall be issued to the Debenture Holder shall be, when issued, duly and validly issued and fully paid and nonassessable.

                                  ARTICLE VI

                     CONSOLIDATION, MERGER AND CONVEYANCE
                     ------------------------------------

     6.01  Continuation of Terms of Debenture Agreement. Nothing contained in
           --------------------------------------------
this Debenture Agreement or in the accompanying Debenture shall prevent any consolidation or merger of the Company with or into any other corporation, or any conveyance of the business, assets and properties of the Company as a whole or substantially as a whole, to any other corporation or other entity, provided, that all terms and conditions of this Debenture Agreement, including payment, to be observed and performed by the Company shall be expressly assumed by the successor entity formed by or resulting from any such merger or consolidation, or to which any such conveyance shall have been made.

     6.02  Rights of Successor Company.  In the event the Company or any
           ---------------------------
successor entity shall be consolidated or merged with or into, or shall make a conveyance to, any other corporation or other entity, the entity formed by or resulting from such consolidation or merger or to which such conveyance shall have been made, shall succeed to and be substituted for the Company, with the same force and effect as if it had been named in, and had executed, this Debenture Agreement, and shall have and possess and may exercise, subject to the terms and conditions of this Debenture Agreement, each and every power, authority and right herein reserved to or conferred upon the Company.

     6.03  Construction.  For every purpose of this Debenture Agreement,
           ------------
including the execution, issue and use of Debentures, the term the "Company" includes and means (unless the context otherwise requires) not only the corporation which has executed this Debenture Agreement, but also any such successor entity in accordance with the provisions of this Article VI.

                                  ARTICLE VII

                                    DEFAULT
                                    -------

     7.01  Event of Default. As used in this Debenture Agreement and the
           ----------------
Debenture, the term "event of default" shall mean any one of the following:

     (a) default by the Company in the payment of the principal of the Debenture as and when the same shall become due and payable and the continuance of such default for 180 days;

     (b) default by the Company in the payment of any installment of interest on the Debenture as and when the same shall become due and payable and the continuance of such default for 180 days; or

     (c) institution of voluntary or involuntary bankruptcy proceedings by or against the Company.

     7.02   Acceleration.  After the occurrence of an event of default,
            ------------
Debenture Holder, upon ten business days prior written notice to the Company, shall have the right to accelerate the maturity of the unpaid principal and interest of the Debenture and make demand on the Company for payment in full.

                                 ARTICLE VIII

                                  DEFEASANCE
                                  ----------

     If, when the accompanying Debenture shall have become due and payable (whether by elapse of time or by declaration by the exercise of the right to accelerate as provided in Article VII hereof), the Company shall pay, or cause to be paid, the whole amount of the principal monies and interest due upon the Debenture, then and in that case, this Debenture Agreement shall terminate and be of no force and effect, and the Debenture shall be marked "paid" and canceled in the debenture records of the Company.

                                  ARTICLE IX

                     STOCKHOLDERS, OFFICERS AND DIRECTORS
                     ------------------------------------

     No recourse shall be had for the payment of the principal of the Debenture or of the interest thereon, or for any claim based thereon or otherwise in respect thereof, or arising from this Debenture Agreement, against any incorporator, or against any past, present or future stockholder, director, officer, employee or agent of the Company, as such, whether by virtue of any constitution, statute, or rule of law, or by the enforcement of any assessment or penalty; all such liability being by the acceptance of the accompanying Debenture and as part of the consideration of the issuance thereof expressly waived and released by Debenture Holder and by any subsequent owners of the Debenture.


                                   ARTICLE X

                                 SUBORDINATION
                                 -------------

     The payment of principal and interest on this Debenture is subordinated in right of payment to the prior payment in full of all senior indebtedness of the Company, whether outstanding on this date or thereafter. Senior indebtedness is defined as the principal of, and premium and interest on, indebtedness of the Company for money borrowed from person, firms or corporations that regularly engage in the business of lending money. In the event of any insolvency, bankruptcy, receivership, liquidation, or any other marshaling of the assets and liabilities of the Company, the holders of senior indebtedness will be entitled to receive payment in full of all principal and interest on all senior indebtedness before the holder of this Debenture is entitled to receive any payment on account of principal or interest.

                                  ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

     11.01 Binding Debenture Agreement. This Debenture Agreement shall be
           ---------------------------
binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns, except as otherwise expressly provided herein.

     11.02 Notices. Unless otherwise provided herein, any notice, tender, or
           -------
delivery to be given hereunder by either party to the other may be effected by
(a) personal
delivery in writing, or (b) by registered or certified mail, postage prepaid, return receipt requested, and such notice, tender or delivery shall be deemed made or received as of the earlier of actual delivery or two business days after the date of mailing. Notices may be given to the parties hereto at the following addresses:

     To Debenture Holder:

     ________________________
     ________________________
     ________________________

     To Company:

     ENB Bankshares, Inc.
     5006 Verde Valley
     Dallas, Texas 75240

or addressed to either party at such other address as such party shall hereafter furnish to the other party in writing. The address for any purpose hereof of the Company or Debenture Holder may be changed at any time and shall be the most recent address furnished in writing to the other party.

     11.03  Governing Law. This Debenture Agreement shall be construed in
            -------------
accordance with and governed by the laws of the State of Texas, and all obligations of the parties created hereunder are performable in Dallas, Dallas County, Texas.

     11.04 Severability. In case any one or more of the provisions contained in
           ------------
this Debenture Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof and this Debenture Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

     11.05 Entire Debenture Agreement. This Debenture Agreement and the
           --------------------------
accompanying Debenture constitute the sole and only agreements of the parties hereto and supersede any prior understandings or written or oral agreements between the parties respecting the within subject matter.

     11.06 Headings.  The captions used in conjunction with this Debenture
           --------
Agreement are for convenience only, and shall not be deemed a part of this Debenture Agreement or used to construe any provision hereof.

     11.07 Inclusive of Debenture. Reference is made to the accompanying
           ----------------------
Debenture dated of even date herewith. The provisions of such Debenture shall be deemed incorporated into this Debenture Agreement, and for all purposes shall have the same effect as though fully set forth on the face hereof.

     11.08 Usury Savings Clause.  All agreements between the Company and the
           --------------------
holder hereof, whether now existing or hereafter arising, and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of the maturity hereof or otherwise, shall the amount paid, or agreed to be paid, to the holder hereof for the use, forbearance, or detention of the money loaned hereunder or otherwise or for the payment or performance of any covenant or obligations contained herein or in any document evidencing, securing or pertaining to the indebtedness evidenced hereby, exceed the maximum amount permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or other document at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance the holder hereof should ever receive any amount deemed interest by applicable law which shall exceed the highest lawful rate, such amount which would be excessive interest shall be characterized as expense, to the extent permitted by this Debenture and the agreements governing, securing or relating to the indebtedness evidenced by this Debenture, rather than interest, or be applied to the reduction of the principal amount owing hereunder or on account of any other principal indebtedness of the Company to the holder hereof, and not to the payment of interest, or if such excessive payment cannot be characterized as an expense, and exceeds the unpaid balance of principal hereof and such other indebtedness, the excess shall be refunded to the Company. All sums paid or agreed to be paid by the

Company for the use, forbearance or detention of the indebtedness of the Company to the holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full. The terms and provisions of this paragraph shall control and supersede every other provision of all agreements between the Company and holder hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Debenture Agreement to be duly executed as of the day and year first above written.

                                                COMPANY:

                                                ENB BANKSHARES, INC.


                                                By:    ________________________
                                                Title: ________________________

                                                DEBENTURE HOLDER:

                                                _______________________________

                             ENB BANKSHARES, INC.

                             CONVERTIBLE DEBENTURE
                             ---------------------

                         Certificate Number __________



$______________________                               _________________, 2000




     ENB Bankshares, Inc. (the "Company"), a Texas corporation, for value received, hereby promises to pay to _________________________________ (the
"Debenture Holder") or registered assigns at its principal place of business, 5006 Verde Valley, Dallas, Texas 75240, the principal sum of _______ DOLLARS ($______________). The outstanding principal amount of this Debenture shall bear interest until payment in full of the outstanding principal amount hereof at the rate of nine and one half percent (9.5%) per year.

     Payments of principal in an amount equal to twenty percent (20%) of the original principal amount of this Debenture shall be due and payable on each of December 31, 2006, 2007, 2008, 2009, and the remaining principal amount and accrued unpaid interest shall be due and payable on December 31, 2010 (the "Maturity Date").

     Accrued interest shall begin to accrue on September 30, 2000 and shall be payable quarterly beginning on March 15, 2001 and continuing on each June 15, September 15, December 15 and March 15 until the Debenture is paid in full.

     THIS DEBENTURE IS CONVERTIBLE INTO SHARES OF COMMON STOCK OF THE COMPANY AS PROVIDED IN THE DEBENTURE AGREEMENT ENTERED INTO BETWEEN THE COMPANY AND THE DEBENTURE HOLDER WITH AN EFFECTIVE DATE OF EVEN DATE HEREWITH (THE "DEBENTURE AGREEMENT"). REFERENCE IS MADE TO THE DEBENTURE AGREEMENT, AND THE PROVISIONS OF SUCH AGREEMENT SHALL BE DEEMED INCORPORATED INTO THIS DEBENTURE, AND FOR ALL PURPOSES, SHALL HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FACE HEREOF.

     Principal and interest on this Debenture will be paid to the person in whose name this Debenture is registered at the close of business on the 1st day of the calendar month during which such payment is to be paid and will be paid by check mailed to the registered address of the person entitled thereto.

     If the Company (i) defaults under the terms of this Debenture and the Debenture Agreement, (ii) the Debenture Holder satisfies the notice requirement in the Debenture Agreement, and (iii) the default remains uncured for the period specified in the Debenture Agreement, then the outstanding principal balance of and all interest due on this Debenture will forthwith become due and payable and the Company shall immediately pay the same.

     Issued and effective as of September 30, 2000.

                                   ENB BANKSHARES, INC.



                                   By:__________________________________________
                                   Title:_______________________________________

                    FORM FOR EXERCISING ELECTION TO CONVERT
                    ---------------------------------------

     The undersigned holder of the attached ENB Bankshares, Inc. Convertible Debenture (the "Debenture") surrenders $___________________ aggregate principal amount of accrued interest and unpaid principal due under the Debenture for conversion on the terms and conditions set forth in the Debenture, and requests that the shares issuable on such conversion be issued to him.

     Date: ______________________.



                                        ________________________________________


Address of Holder:


________________________________
________________________________

Social Security Number or
Taxpayer Identification Number
of holder: __________________

Until ___________, 2000 (90 days after the date of this proxy statement/prospectus) all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13.  Other Expenses of Issuance and  Distribution.
--------  --------------------------------------------

     Set forth below are the expenses in connection with the issuance and distribution of the securities being registered hereby. All amounts are estimated except the Securities and Exchange Commission fees.

  Securities and Exchange Commission registration fee.......................  $  2,012.54
  Legal fees and expenses (other than Blue Sky fees and expenses)...........    70,000.00
  Blue Sky fees and expenses................................................     2,000.00
  Printing and engraving expenses...........................................    27,000.00
  Accounting fees and expenses..............................................    10,000.00
  Miscellaneous.............................................................     5,000.00
                                                                              -----------
  Total.....................................................................  $116,012.54
                                                                              ===========

The holding company will bear all of the foregoing fees and expenses.

Item 14.  Indemnification of Directors and Officers.
--------  -----------------------------------------

     Article 2.02-1 of the Texas Business Corporations Act ("TBCA") authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article III, Section 14 of the holding company's bylaws provides for mandatory indemnification of its directors, officers, employees and agents to the maximum extent permitted by the TBCA.

     Article VII of the holding company's Articles of Incorporation provides for mandatory indemnification of its directors and officers and former directors and officers and other persons who may have served in another capacity of another entity under certain circumstances. This provision in the Articles of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Texas law. In addition, each director will continue to be subject to liability for breach of faith or involving intentional misconduct, for knowing violations of law for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Texas law.

     The holding company intends to purchase directors' and officers' liability insurance that covers the directors and officers of the holding company.

     Insofar has indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or other persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 15.  Sales of Unregistered Securities.
--------  --------------------------------

     Since May 18, 2000 (Inception), the registrant has not sold or issued any securities.

Item 16.  Exhibits and Financial Statement Schedules.
--------  ------------------------------------------

(a)  Exhibits:

          2.1 Agreement and Plan of Reorganization dated as of __________, 2000, between Eagle National Bank and New Eagle Bank and joined in by ENB

               Bankshares, Inc. (included as Annex A to the Proxy
               Statement/Prospectus contained herein).

          3.1  Articles of Incorporation of Registrant.*

          3.2  Bylaws of Registrant.*

          4.1 Form of Debenture Agreement and Convertible Debenture (included as Annex D to the Proxy Statement/Prospectus contained herein)
                  -------

          4.2  Form of stock certificate of Registrant's common stock.**

          5.1 Opinion of Haynie Rake & Repass, P.C., Special Counsel to Registrant, dated August 25, 2000, as to the legality of the shares of Registrant's common stock being registered.**

          10.1 Stock Transfer and Branch Sale Agreement dated May 31, 2000 between Eagle National Bank, Randy Pack, Jon Roy Reid, John Yeaman and Tom Youngblood.**

          23.1 Consent of Haynie, Rake & Repass, P.C., Special Counsel to Registrant (included in their opinion filed as Exhibit 5.1).

          23.2 Consent of Fisk & Robinson, P.C., Certified Public Accountants.**

          24.1 Power of Attorney given by the Officers and Directors of the Registrant (included on Signature Page of the original filing of the Registration Statement).

          99.1 Letter to Shareholders of Eagle National Bank.***

          99.2 Notice of Annual Meeting of Shareholders of Eagle National
               Bank.***

          99.3 Form of Proxy for use by the Shareholders of Eagle National Bank.***

          99.4 Form of Shareholder Election***

          99.5 Statutes Relating to Dissenters' Rights (included as Annex B to the Proxy Statement/Prospectus contained herein).

*    Previously filed.

**   Filed herewith.

***  Filed herewith; amended exhibit.

(b)  Financial Statement Schedules:

     None required.

(c)  Opinions:

     The opinion of Haynie, Rake & Repass, P.C., Special Counsel to Registrant, is included as Exhibit 5.1.

Item 17.  Undertakings.
-------   -------------

(a) Undertakings furnished pursuant to Item 512 of the Commission's Regulation S-K:

          (1)  The undersigned Registrant hereby undertakes:

               (A) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the Proxy Statement/Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               (B) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (C) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(g) (1) The undersigned Registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (2) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415 (ss.230.415 of this chapter), will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)  Request for acceleration of effective date.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or, controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i)  Rule 430A. The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Dallas County, State of Texas, on the 25th day of August, 2000.

                                        ENB BANKSHARES, INC.
                                        (Registrant)


                                        By:  /s/ Harold L. Campbell
                                             ----------------------------------
                                             Harold L. Campbell,
                                             President

      Pursuant to the requirements of the Securities Act, this amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                     Title                       Date
   ---------------------  --------------------------------  -------------------

   /s/ Harold L. Campbell President (Principal Executive    August 25, 2000
   ______________________
   Harold L. Campbell     Officer) and Director


   /s/ Patrick G. Adams   Vice President, Secretary and     August 25, 2000
   ______________________
   Patrick G. Adams       Director (Principal Accounting
                          and Financial Officer)


                               INDEX TO EXHIBITS

Exhibit
Number
-------

2.1 Agreement and Plan of Reorganization dated as of August __, 2000, between Eagle National Bank and New Eagle Bank and joined in by ENB Bankshares, Inc.(included as Annex A to the Proxy Statement/Prospectus contained
                       -------
      herein).

3.1   Articles of Incorporation of Registrant.*

3.2   Bylaws of Registrant.*

4.1   Form of Debenture Agreement and Convertible Debenture(included as Annex D
                                                                        -------
      to the Proxy Statement/Prospectus contained herein)

4.2   Form of stock certificate of Registrant's common stock.**

5.1 Opinion of Haynie Rake & Repass, P.C., Special Counsel to Registrant, dated August 25, 2000, as to the legality of the shares of Registrant's common stock being registered.**

10.1 Stock Transfer and Branch Sale Agreement dated May 31, 2000 between Eagle National Bank, Randy Pack, Jon Roy Reid, John Yeaman and Tom Youngblood.**

23.1 Consent of Haynie, Rake & Repass, P.C., Special Counsel to Registrant (included in their opinion filed as Exhibit 5.1).

23.2  Consent of Fisk & Robinson, P.C., Certified Public Accountants.**

24.1 Power of Attorney given by the Officers and Directors of the Registrant (included on Signature Page of the original filing of the Registration Statement).

99.1  Letter to Shareholders of Eagle National Bank.***

99.2  Notice of Annual Meeting of Shareholders of Eagle National Bank.***

99.3  Form of Proxy for use by the Shareholders of Eagle National Bank.***

99.4  Form of Shareholder Election***

99.5  Statutes Relating to Dissenters' Rights (included as Annex B to the Proxy
                                                           -------
      Statement/Prospectus contained herein).


*     Previously filed.
**    Filed herewith.
***   Filed herewith; amended exhibit.